UBS AG, STAMFORD BRANCH 600 WASHINGTON BOULEVARD STAMFORD, CONNECTICUT 06901 UBS SECURITIES LLC 1285 AVENUE OF THE AMERICAS NEW YORK, NEW YORK 10019 June 4, 2024 Cirrata V LLC One World Trade Center New York, New York 10007 Attention: David Trick Project Brio $150,000,000 Bridge Facility Commitment Letter To the addressee set forth above: You have advised UBS AG, Stamford Branch (“UBS AG” or the “Initial Lender”) and UBS Securities LLC (“UBSS”, and together with UBS AG, the “Commitment Parties”, “us” or “we”) that Cirrata V LLC, a limited liability company organized under the laws of the State of Delaware (“you”) intends to consummate the transactions described in Exhibit A hereto. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Exhibits attached hereto (such Exhibits, together with this letter, collectively, this “Commitment Letter”). As used in this Commitment Letter and the Fee Letter, the “Group” means Holdings and its subsidiaries (after giving effect to the Acquisition). 1. Commitments In connection with the Transactions, the Initial Lender hereby commits to provide 100% of the principal amount of the Bridge Facility upon the terms expressly set forth in this Commitment Letter (including, without limitation, in the Summary of Terms and Conditions attached hereto as Exhibit B (the “Term Sheet”)) and subject solely to the satisfaction or waiver of the conditions referenced in Section 5 hereof. In addition, the Initial Lender hereby commits to provide 100% of the Interim Facility upon the terms expressly set forth in the Interim Loan Agreement (as defined below) and subject solely to the satisfaction or waiver of the conditions referenced therein (for the purposes hereof, the term Interim Facility shall have the meaning given to that term in the form of interim loan agreement attached hereto as Exhibit D). Execution Version

2 2. Titles and Roles You hereby agree that UBS AG will act as sole administrative agent and collateral agent for the Bridge Facility (in such capacities, the “Administrative Agent”). You hereby also agree that UBSS will act as sole lead arranger and bookrunner for the Bridge Facility (in such capacities, the “Lead Arranger”). You agree that no other bookrunners, agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that compensation expressly contemplated by this Commitment Letter and the Fee Letter, dated as of the date hereof, by and among you and the Commitment Parties (the “Fee Letter”)) will be paid to obtain the commitments in respect of the Bridge Loans unless you and the Commitment Parties shall so agree. 3. Information You hereby represent and warrant (with respect to the Target and its subsidiaries, or their respective operations and assets, to your knowledge) that (a) all written factual information (other than projections, budgets, estimates, forward looking statements and information of a general economic or industry-specific nature) concerning the Transactions, you or the Target or your or its subsidiaries (the “Information”), that has been or will be made available to us by you or your affiliates and representatives in connection with the transactions contemplated hereby, when taken as a whole and as supplemented or updated, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) the projections that have been or will be made available to us by you or your representatives on your behalf in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished (it being recognized by each Commitment Party that (i) such projections are as to future events and are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies many of which are beyond your control and (ii) no assurance can be given that any particular financial projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material). You agree that if, at any time prior to the Closing Date, you become aware that any of the representations and warranties in the preceding sentence are incorrect (to your knowledge with respect to Information relating to the Target and its subsidiaries, or their respective operations and assets) in any material respect if the Information or projections were being furnished and such representations and warranties were being made at such time, then you will (and, with respect to the Target and its subsidiaries, to the extent practical, appropriate and reasonable and in all instances not in contravention of the terms of the Acquisition Agreement, will use commercially reasonable efforts to) promptly supplement the Information and the projections so that (with respect to Information and projections relating to the Target or its subsidiaries or their respective operations or assets, to your knowledge) such representations are correct, in all material respects, under those circumstances. The accuracy of the foregoing representations and warranties, whether or not cured, shall not be a condition to the obligations of any Commitment Party hereunder unless the inaccuracy results in an express condition hereunder otherwise not having been satisfied. You understand that in providing the Bridge Facility we may use and rely on the Information and the projections without independent

3 verification thereof, and we do not assume responsibility for the accuracy or completeness of the Information or the projections. 4. Fees As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to pay or cause to be paid the nonrefundable compensation described in the Term Sheet and the Fee Letter, in each case on the terms and subject to the conditions expressly set forth therein. Notwithstanding anything to the contrary herein or otherwise, if the Closing Date does not occur, no fees, costs or expenses (other than (i) amounts payable pursuant to clause (a) in the first paragraph of Section 7 below, (ii) amounts payable pursuant to the Expense Reimbursement Letter, dated as of April 25, 2024, by and among Holdings and the Commitment Parties and (iii) the fees described in the Fee Letter, solely to the extent any such fee would be required to be paid pursuant to the terms of the Fee Letter), will be payable or reimbursable by you pursuant to this Commitment Letter, the Fee Letter or any other agreement entered into between you and the Administrative Agent, any Commitment Party and/or any of their respective affiliates with respect to the Bridge Facility or the Interim Facility. 5. Conditions Each Commitment Party hereby confirms that it has obtained final credit committee approval, and any other relevant required internal approvals, for providing the Bridge Facility and for the bridge facility to be made under the Interim Loan Agreement attached hereto as Exhibit D. The commitment of the Initial Lender hereunder to fund the Bridge Facility on the Closing Date (or by the Final Repayment Date (as defined in the Interim Loan Agreement)) and the agreements of the Administrative Agent to perform the services described herein (excluding, for the avoidance of doubt, under the Interim Loan Agreement, which will be subject to the conditions set forth therein) are subject solely to: (a) the “certain funds” conditions set forth in the section entitled “Initial Conditions”, to the extent applicable, in Exhibit B hereto; (b) the conditions precedent set forth in Exhibit C hereto; and (c) the execution and delivery by Holdings and the Borrowers of the Credit Documentation or the Interim Loan Documentation, as applicable, which, in each case, will be consistent with the Commitment Letter, the Term Sheet and Fee Letter and as otherwise mutually agreed to be customary and appropriate for transactions of this type; and, upon satisfaction (or waiver by the Commitment Parties) of such conditions, the initial funding of the Bridge Facility (or the Interim Facility, if applicable) shall occur. Without limiting the conditions precedent to funding provided herein, you and the Commitment Parties will cooperate with each other in coordinating the timing and procedures for funding the Bridge Facility in a manner consistent with the Acquisition Agreement.

4 For the avoidance of doubt and notwithstanding any provision to the contrary in the Commitment Letter, the commitment of the Initial Lender hereunder to fund Interim Advances under the Interim Loan Agreement on the Closing Date are subject solely to the execution and delivery by Holdings and the Borrowers of the Interim Loan Agreement and the other conditions precedent expressly specified therein, and nothing in the Commitment Letter (including, without limitation, any breach or termination of this Commitment Letter or any failure to agree any documents pursuant to this Section 5) shall prevent the Initial Lender from funding, participating or making available the Interim Advances in accordance with the provisions of the Interim Loan Agreement once it has been executed in accordance with the terms hereof. For the purposes of the conditions precedent set forth in Exhibit C hereto (and the equivalent conditions precedent in the Interim Loan Agreement), the following reports are the reports prepared in connection with the Acquisition which have been received and reviewed in final form by the Commitment Parties and which the Commitment Parties have confirmed are reasonably satisfactory (such confirmation not to be unreasonably withheld or delayed) (the “Reports”): (a) Financial Operational Regulatory and Tax Due Diligence Report provided by Alvarez & Marsal, dated May 17, 2024 (b) Commercial Due Diligence Report provided by Aon Strategy & Technology Group, dated May 17, 2024 (c) Actuarial Due Diligence Report provided by Aon Strategy & Technology Group, dated May 16, 2024 (d) Legal Due Diligence Report provided by Debevoise & Plimpton LLP, dated June 3, 2024 (e) Transaction Structuring Memorandum provided by Alvarez & Marsal, dated May 31, 2024 Each of the Commitment Parties confirms that the Reports and the Acquisition Agreement are in agreed form and that the relevant conditions precedent to both the Interim Loan Agreement and the Credit Documentation have been satisfied by the delivery of such documents on or prior to the date hereof; provided, that, for the avoidance of doubt, any Report may be revised, updated and/or amended to incorporate such other changes or additions (A) approved by the Commitment Parties (such approval not to be unreasonably withheld, conditioned or delayed) or (B) which are not materially adverse to the interests of the Commitment Parties (taken as a whole) under the Credit Documentation and the term “Report” shall, to the extent such Report is delivered to the Commitment Parties, include any Report as so revised, updated and/or amended. For the avoidance of doubt, each Commitment Party further confirms it does not require any additional reports or due diligence investigations to be carried out and that their commitment to provide and make available the Interim Advances or the Bridge Facility and the entry into and performance of its roles, duties and obligations under the Interim Loan Agreement and the Credit

5 Documentation by it is not conditioned upon any such further report or investigation, and that no Report is required to be provided on a reliance basis. 6. Interim Financing. Notwithstanding the above, the Initial Lender acknowledges that you require certainty as to the availability of funds for the Acquisition. The Initial Lender therefore agrees that it will promptly (but in any event within one (1) business day) after receipt of a written request from you, enter into an interim loan agreement in substantially the form set out in Exhibit E hereto (the “Interim Loan Agreement”), and agrees that, subject only to the execution of the Interim Documents and the other agreed form conditions precedent set out in the Interim Loan Agreement and notwithstanding any other circumstances, it will make the advances thereunder (“Interim Advances”) available to you to finance the Acquisition and for the other purposes specified in the Interim Loan Agreement. It is however acknowledged and agreed by the parties to this Commitment Letter that it is their intention that if the Interim Advances are made pursuant to the Interim Loan Agreement, the Interim Advances will, on or before the Final Repayment Date, be repaid/replaced in full. For the avoidance of doubt, advances may only be drawn under the Interim Loan Agreement if no advances have been made or, following satisfaction (or waiver) of the conditions to the Credit Documentation, have been requested to be made under the Credit Documentation and the amounts available under the Interim Loan Agreement shall be automatically cancelled if these have not been drawn at the date of satisfaction (or waiver) of all conditions precedent to and other requirements to initial funding of the Bridge Facility under the Credit Documentation and funding has been completed thereunder. It is acknowledged and agreed by the parties to this Commitment Letter, but without in any way affecting the rights and obligations of the parties under the Interim Loan Agreement, that it is their intention, if either party requests, to document the Bridge Facility as soon as practicable after the date of this Commitment Letter so that the initial funding of the Bridge Facility may take place pursuant to the Credit Documentation and not the Interim Loan Agreement, and each party to this Commitment Letter undertakes to the other parties that it will negotiate in good faith and use all reasonable endeavors to agree and execute the Credit Documentation as soon as practicable during the period from the date that you request the Commitment Parties to commence preparation of the Credit Documentation until the earlier of the date of (i) execution of any Credit Documentation by the parties thereto and (ii) final maturity in respect of loans made under any Interim Loan Agreement that may have been executed. 7. Indemnification and Expenses You agree: (a) to indemnify and hold harmless each Commitment Party and their respective affiliates and controlling persons and the respective directors, members, officers, employees, partners, trustees, advisors, agents and other representatives of each of the foregoing and their respective successors (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable, documented, out-of-pocket

6 expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions, the Interim Loan Agreement, the Bridge Facility or the use of proceeds thereof, or any claim, litigation, investigation or proceeding relating to any of the foregoing (a “Proceeding”), regardless of whether any Indemnified Person is a party thereto, whether or not such Proceedings are brought by you, the Company, your or its equity holders, affiliates, creditors or any other person, and to reimburse each Indemnified Person on written demand (together with reasonable backup documentation) for any reasonable, documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing (but limited, (x) in the case of legal fees and expenses, to the Administrative Agent and the Indemnified Persons related thereto and the Commitment Parties and the Indemnified Persons related thereto, taken as a whole (and, if reasonably necessary, of one regulatory counsel and of one local counsel to the Administrative Agent and the Indemnified Persons related thereto and the Commitment Parties and the Indemnified Persons related thereto, taken as a whole, in any relevant jurisdiction) and, in the case of an actual or potential conflict of interest, one additional counsel (or one additional regulatory counsel or one local counsel in each applicable material jurisdiction, as applicable) to the affected Indemnified Persons similarly situated, taken as a whole and (y) in the case of fees and expenses of any other advisor or consultant, solely to the extent you have consented to the retention of such person (such consent not to be unreasonably withheld or delayed)); provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person (or any such Indemnified Person’s controlled affiliates or controlling persons or the respective directors, officers, employees, partners, advisors, trustees, agents or other representatives of each of the foregoing) as determined in a final, non-appealable judgment of a court of competent jurisdiction, or (ii) the material breach of this Commitment Letter, the Fee Letter or the Interim Loan Agreement by any Indemnified Person (or any such Indemnified Person’s controlled affiliates or controlling persons or the respective directors, officers, employees, partners, advisors, trustees, agents or other representatives of each of the foregoing) as determined in a final, non-appealable judgment of a court of competent jurisdiction or (iii) any disputes solely among Indemnified Persons (other than any claims against a Commitment Party in its capacity as the Administrative Agent or any similar role under the Bridge Facility) and not arising out of any act or omission of the Borrowers or the Company, or any of your or their respective affiliates, and (b) to reimburse each of the Commitment Parties, Administrative Agent and the Initial Lender for all reasonable, documented, out-of-pocket expenses (including, but not limited to, due diligence expenses, travel expenses, and (limited to) in the case of legal fees and expenses, reasonable, documented out-of-pocket fees, charges and disbursements of one counsel to the Administrative Agent and the Commitment Parties, taken as a whole (and, if reasonably necessary, of one regulatory counsel and of one local counsel to the Administrative Agent and the Commitment Parties, taken as a whole, in any relevant jurisdiction), incurred in connection with the Bridge Facility and any related documentation (including this Commitment Letter, the Fee

7 Letter, the Credit Documentation and the Interim Loan Agreement) or the enforcement, administration, amendment, modification or waiver of any of the foregoing) on the Closing Date (to the extent invoiced at least three (3) business days in advance of the Closing Date (or such later date as you may reasonably agree)), or if invoiced thereafter, within thirty (30) days of written demand (including documentation reasonably supporting such request). No Indemnified Person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems, including, without limitation, SyndTrak, Intralinks, the internet, email or similar electronic transmission systems, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Commitment Letter, the Fee Letter or the Interim Loan Agreement by, such Indemnified Person. None of the Indemnified Persons or you, the Company or any of your or their respective affiliates or controlling persons or the respective directors, officers, employees, partners, advisors, agents and other representatives of any of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this Commitment Letter, the Fee Letter, the Bridge Facility, the Interim Loan Agreement or the transactions contemplated hereby; provided that nothing contained in this sentence shall limit your indemnification and reimbursement obligations to the extent such indirect, special, punitive or consequential damages are included in any third party claim with respect to which the Indemnified Persons are entitled to indemnification hereunder. Notwithstanding the foregoing, each Indemnified Person will be obligated to refund and return promptly any and all amounts paid by you under this Section 7 to the extent it has been determined by a court of competent jurisdiction in a final and non-appealable decision that such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Commitment Letter, the Fee Letter, the Interim Loan Agreement and the transactions contemplated hereby (including without limitation amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar and applicable state laws based on the Uniform Electronic Transactions Act or other similar and applicable provincial, federal or territorial laws. You shall not be liable for any settlement of any Proceeding effected without your consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent, or if there is a judgment against an Indemnified Person in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person to the extent and in the manner set forth above. You shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceeding against such Indemnified Person in respect of which indemnity could

8 have been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such Proceeding and (b) such settlement does not include any statement as to or any admission of fault, culpability or wrongdoing or failure to act by or on behalf of such Indemnified Person. In case any claim, litigation, investigation or proceeding is instituted involving any Indemnified Person for which indemnification is to be sought hereunder by such Indemnified Person, then such Indemnified Person will promptly notify you of the commencement of any such claim, litigation, investigation or proceeding; provided, however, that the failure to so notify you will not relieve you from any liability that you may have to such Indemnified Person hereunder. In connection with any one claim, litigation, investigation or proceeding, you will not be responsible for the fees and expenses of more than one separate law firm for all similarly situated Indemnified Persons plus additional conflicts and local counsel as provided herein. Notwithstanding anything to the contrary contained herein, upon the execution and effectiveness of the Credit Documentation, (i) the relevant provisions of such definitive documentation (to the extent corresponding provisions are included in such documentation) shall supersede the provisions of the preceding paragraphs of this Section 7 and (ii) you shall be released from these provisions of this Commitment Letter and shall have no further liability or obligation pursuant to this Commitment Letter to reimburse an Indemnified Person for losses, claims, damages, liabilities, expenses, fees or any such indemnified obligations or any other expense reimbursement (but only to the extent that such liability or obligation is covered by such documentation). 8. Sharing of Information, Absence of Fiduciary Relationship, Affiliate Activities You acknowledge that the Commitment Parties (and their respective affiliates or controlled funds) may provide debt financing, equity capital or other services to other companies in respect of which you may have conflicting interests. In addition, consistent with each Commitment Party’s policy to hold in confidence the affairs of its customers, no Commitment Party (nor any of its respective affiliates) will furnish confidential information (i) obtained from you, the Company or your or their respective affiliates or controlled funds and representatives or (ii) otherwise obtained by virtue of the Transactions contemplated hereby to any of their other clients (or to clients of their affiliates) or if applicable, in connection with the performance by such Commitment Party and its affiliates of services for its other clients (or for clients of their affiliates or controlled funds). You also acknowledge that the Commitment Parties and their respective affiliates have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies or other persons. You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether we or our affiliates have advised or are advising you on other matters, (b) we, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of us and (c) you will not claim that any Commitment Party (in its capacity as such), the Initial Lender (in its capacity as such) or any of its applicable affiliates,

9 as the case may be, owe a fiduciary or similar duty to you or your affiliates, in connection with the transactions contemplated by this Commitment Letter or the process leading thereto. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby (including, without limitation, with respect to any consents needed in connection therewith), and we shall have no responsibility or liability to you with respect thereto. You further acknowledge and agree that (a) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (b) you have been advised that the Commitment Parties and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from your and your affiliates’ interests and that the Commitment Parties have no obligation to disclose such interests and transactions to you or your affiliates, (c) we are not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby), and you have consulted your own legal, accounting, regulatory, investment and tax advisors to the extent you have deemed appropriate and you are not relying on the Commitment Parties for such advice and (d) none of the Commitment Parties or their respective affiliates has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in the Fee Letter or in the Interim Loan Agreement or in any other express writing executed and delivered by any such Commitment Party and the Borrowers and/or Holdings. Any review by us of the Borrowers, the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for our benefit and shall not be on behalf of you or any of your affiliates. You further acknowledge and agree that you are responsible for making your own independent judgment with respect to the transactions contemplated by this Commitment Letter and the process leading thereto. 9. Confidentiality This Commitment Letter and the Fee Letter, in each case, are delivered to you on the understanding that this Commitment Letter, the Fee Letter, the Interim Loan Agreement and any of their terms shall not be disclosed, directly or indirectly by you, to any other person except (a) to the extent the Commitment Parties consent to such proposed disclosure (such consent not to be unreasonably withheld, conditioned or delayed), (b) to your officers, directors, employees, affiliates, members, partners, stockholders, attorneys, professionals, accountants, auditors, agents, advisors and other experts on a confidential basis, (c) to the Sellers and their (and the Company and its) officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors on a confidential basis (provided that, any disclosure of the Fee Letter or its respective terms or substance under this clause (c) shall be redacted in respect of the fee amounts, percentages and basis points of compensation set forth therein, unless in either case the applicable Commitment Party otherwise consents (but, after the Closing Date, may be disclosed in an unredacted version to the Company and its officers, directors, employees, attorneys, accountants, agents and advisors who are informed of the confidential nature of such information and have been advised of their obligation to keep information of this type confidential)), (d) in any legal, judicial or administrative proceeding or other compulsory process or as otherwise required

10 by applicable law, rule or regulation or as requested by any court, any governmental authority or any administrative agency (in which case you agree, to the extent practicable and permitted by law, rule or regulation, to inform us promptly thereof), (e) in connection with the exercise of any remedy or enforcement of any right under this Commitment Letter, the Fee Letter, the Interim Loan Agreement or the Credit Documentation or any action or proceeding related to this Commitment Letter, the Fee Letter or the Credit Documentation, (f) the aggregate economics of the Fee Letter may be disclosed solely as part of projections, pro forma information, generic disclosure of aggregate sources and uses, any proxy or other public filing and customary accounting purposes, (g) pursuant to a proxy statement or other public filing related to the Transactions to the extent reasonably necessary to be so disclosed therein (as determined by you) or in connection with any public disclosure requirement, and (h) to the extent that such terms become publicly available other than by reason of improper disclosure by you in violation of any confidentiality obligations hereunder. The foregoing restrictions shall cease to apply after the definitive documentation shall have been executed and delivered by the parties hereto (other than with respect to any economics referenced in the Fee Letter) and in any event shall terminate two (2) years following the date hereof. The Commitment Parties shall treat confidentially all information received by them from you, the Sellers, the Company or your or their respective affiliates and representatives in connection with the Acquisition and the other Transactions and only use such information for the purposes of the agreements contemplated by this Commitment Letter; provided, however, that nothing herein shall prevent any Commitment Party from disclosing any such information (a) to any Lenders or participants or prospective Lenders or participants or derivative counterparties or prospective derivative counterparties or to funding sources, leverage providers or financing sources or servicers, (b) in any legal, judicial, or administrative proceeding or other compulsory process or otherwise as required by applicable law, rule or regulations or as requested by a regulatory authority or governmental authority (in which case such Commitment Party shall, except with respect to any routine audit or examination conducted by bank accountants not specifically targeted at the Company or the Transactions or any governmental regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent permitted by law, rule or regulation), (c) upon the request or demand of any governmental or regulatory authority having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party shall, except with respect to any routine audit or examination conducted by bank accountants not specifically targeted at the Company or the Transactions or any governmental regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent lawfully permitted to do so) or in the case of ordinary course regulatory filings, (d) to the officers, directors, employees, existing and prospective partners, legal counsel, funding sources, independent auditors, trustees, advisors, professionals and other experts or agents of each Commitment Party (collectively, “Representatives”) who need to know such information, are informed of the confidential nature of such information and have been advised of their obligation to keep information of this type confidential (and such Commitment Party shall be responsible for the compliance of its Representatives with this paragraph), (e) to any of its affiliates or Representatives of its affiliates who, in each case, need to know such information in connection with the Bridge Facility and the related Transactions (provided that any such affiliate or Representative is advised of its obligation to retain such information as confidential, and such Commitment Party shall be responsible for the compliance of its affiliates and Representatives of its affiliates with this paragraph), (f) to the extent any such information becomes publicly available

11 other than by reason of disclosure by such Commitment Party, its affiliates or Representatives in breach of this Commitment Letter or other obligation of confidentiality owed to you, the Sponsor, any other Investor, the Company or their respective affiliates, (g) to the extent that such information is received by such Commitment Party from a third party that is not known (after due inquiry) by such Commitment Party to be subject to confidentiality obligations to you or your affiliates, the Sponsor, any other Investor or the Company or its affiliates, (h) to enforce their respective rights hereunder, under the Fee Letter or the Interim Loan Agreement, (i) to the extent that such information is independently developed by such Commitment Party or any of its affiliates without use of any other information subject to the confidentiality provisions herein, or (j) with your prior written consent; provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants or derivative counterparties or prospective derivative counterparties referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant or derivative counterparty or prospective derivative counterparty that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and the Commitment Parties). The Commitment Parties’ obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the Credit Documentation upon the execution and delivery thereof and in any event shall terminate two (2) years following the date hereof. Notwithstanding anything herein to the contrary, no public announcement shall be made by any party hereto with respect to any Commitment Party’s involvement in the transactions contemplated by this Commitment Letter without the prior written consent of such Commitment Party. 10. Bail-In Provisions. Notwithstanding any other term of this Commitment Letter or any other agreement, arrangement or understanding between the parties hereto, each party hereto acknowledges and accepts that any liability of any party hereto to any other party hereto under or in connection with this Commitment Letter may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) the application of any Bail-In Action to any such liabilities arising hereunder which may be payable to it by any party hereto; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Interim Document (as defined in the Interim Loan Agreement); or

12 (iii) the variation of the terms of such liability in connection with the exercise of any Bail-In Action. For the purposes of this Commitment Letter, the following terms shall be defined as follows: “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to any other state other than such EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and (c) in relation to the United Kingdom, the UK Bail-In Legislation. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway (and any other member state from time to time). “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time. “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers. “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation: (1) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial

13 institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (2) any similar or analogous powers under that Bail-In Legislation; and (c) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers. 11. Miscellaneous This Commitment Letter shall not be assignable by any party hereto without the prior written consent of the other parties hereto (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto, the Indemnified Persons and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, the Indemnified Persons to the extent expressly set forth herein, except to the extent that you and we otherwise agree in writing. Any and all obligations and agreements of the Commitment Parties hereunder may be performed and any and all rights of the Commitment Parties hereunder may be exercised by or through any of their respective affiliates or controlled funds, funds or managed accounts and, to the extent so provided or employed, the Commitment Parties shall be entitled to allocate, in whole or in part, to its affiliates, controlled funds, funds or managed accounts certain fees payable to such Commitment Party in such manner as such Commitment Party and its respective affiliates, controlled funds, funds or managed accounts may agree in their sole discretion, and such affiliates, controlled funds, funds or managed accounts shall be entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of, such Commitment Party hereunder; provided that, none of the Commitment Parties shall be relieved of any of its obligations hereunder in the event any affiliate, controlled fund, fund or managed account through which it shall perform its obligations shall fail to perform the same in accordance with the terms hereof and the Initial Lender must retain exclusive control over all rights and obligations with respect to its commitment until after the initial funding under the Bridge Facility (whether on the Closing Date or by the Final Repayment Date) has occurred. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party. This Commitment Letter

14 may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (including the exhibits thereto) and the Fee Letter supersede all prior understandings, whether written or oral, among us with respect to the Bridge Facility and the Interim Advances and set forth the entire understanding of the parties with respect thereto. This Commitment Letter (excluding the Interim Loan Agreement, which will be subject to the governing law set forth therein) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York; provided, however, that the governing law of the applicable jurisdiction pursuant to the terms of the Acquisition Agreement shall govern in determining whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement (in each case, without regard to the principles of conflicts of laws thereof, to the extent that the same are not mandatorily applicable by statute and would require or permit the application of the law of another jurisdiction). Each of the parties hereto agrees that (i) this Commitment Letter, if accepted by you as provided below, is a binding and enforceable agreement with respect to the subject matter herein, including an agreement to negotiate in good faith the Credit Documentation, (ii) the Fee Letter is a binding and enforceable agreement with respect to the subject matter contained therein and (iii) the funding of the Bridge Facility and the Interim Advances is subject to the applicable conditions set forth herein and in the Interim Loan Agreement; it being understood that nothing in this Commitment Letter obligates you or any of your affiliates to consummate any portion of the Transactions. Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. Each of the parties hereto irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any federal court sitting in the Borough of Manhattan in the City of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and any appellate court from any thereof, over any suit, action or proceeding arising out of or relating to the Transactions or the other transactions contemplated hereby, this Commitment Letter (excluding the Interim Loan Agreement, which will be subject to the governing law set forth therein) or the Fee Letter or the performance of the agreements hereunder or thereunder or for recognition or enforcement of any judgment and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state, or, to the extent permitted by law, in such federal court; provided, however, that the Commitment Parties shall be entitled to assert jurisdiction over you and your property in any court in which jurisdiction may be held over you or your property, and (b) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. You and we agree that service of any process, summons, notice or document by registered mail addressed to any of the parties hereto at the applicable addresses above shall be effective service of process for any suit, action or proceeding brought in any such court. You hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to you, with written notice of said service to you at the address set forth above shall be effective service of process for any action, suit or proceeding brought in any such court. You and we hereby irrevocably and unconditionally waive, to the fullest extent you and we may legally and effectively do so, any objection to the

15 laying of venue of any such suit, action or proceeding brought in any court in accordance with clause (a) of the first sentence of this paragraph and any claim that any such suit, action or proceeding has been brought in any inconvenient forum. YOU AND WE HEREBY IRREVOCABLY WAIVE (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE TRANSACTIONS, THIS COMMITMENT LETTER OR THE FEE LETTER. Each Commitment Party hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it is required to obtain, verify and record information that identifies the Borrowers and the Guarantor, which information includes names, addresses, tax identification numbers and other information that will allow such Commitment Party to identify the Borrowers and the Guarantor in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for each Commitment Party and each Lender. This paragraph and the indemnification, reimbursement (solely as provided in clause (a) of the first paragraph in Section 7), compensation (if applicable in accordance with the terms of the Fee Letter), jurisdiction, waiver of jury trial, service of process, venue, governing law, sharing of information, no agency or fiduciary duty and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the commitments hereunder; provided that your obligations under this Commitment Letter (other than (a) the confidentiality obligations and (b) your understandings and agreements regarding no agency or fiduciary duty, which, in the case of subclause (a), shall terminate in accordance with their respective terms) shall automatically terminate and be superseded by the provisions of the Credit Documentation upon the initial funding thereunder and the payment of all amounts owed pursuant to this Commitment Letter and the Fee Letter on the Closing Date, and you shall automatically be released from all liability in connection therewith at such time. You may terminate the Lenders’ commitments hereunder (or any portion thereof with respect to the Interim Facility) on a pro rata basis as among the Initial Lenders, in whole or in part, at any time subject to the provisions of the preceding sentence (it being understood that any such termination, in whole or in part, of the Initial Lenders’ commitments with respect to the Interim Facility shall result in a corresponding termination of the Initial Lenders’ commitments with respect to the corresponding facility under the Interim Loan Agreement, notwithstanding anything to the contrary contained in the Interim Loan Agreement). If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and of the Fee Letter not later than 11:59 p.m., New York City time, on June 13, 2024. This offer will automatically expire at such time if we (whether directly, or by virtue of our legal counsel) have not received such executed counterparts in accordance with the preceding sentence.

16 If you do so execute and deliver to us this Commitment Letter and the Fee Letter, we agree to hold our commitment available for you until the Expiration Date (and this Commitment Letter shall automatically terminate on the Expiration Date unless we shall, in our sole discretion, agree to an extension). “Expiration Date” means the earliest of (i) the date on which you have notified the Commitment Parties that the Acquisition Agreement has been terminated without the funding of the Bridge Facility and (ii) the date that is five (5) Business Days (as defined in the Acquisition Agreement as in effect on the date hereof) after the Long Stop Date (as defined in the Acquisition Agreement as in effect on the date hereof, after giving effect to any extensions thereof in accordance with Section 4.8.2 of the Acquisition Agreement (as in effect on the date hereof)); provided that, notwithstanding the foregoing, if the Acquisition is consummated by funding the Interim Advances, the Expiration Date shall mean the earlier of (x) the date upon which such Interim Advances are repaid in full and (y) the Final Repayment Date; provided further, that the termination of any commitment pursuant to this sentence does not prejudice your rights and remedies in respect of any breach of this Commitment Letter prior to such termination or with regards to any provisions that survive such termination. [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[Project Brio – Commitment Letter Signature Page] We are pleased to have been given the opportunity to assist you in connection with this important financing. Very truly yours, UBS AG, STAMFORD BRANCH By: . /s/ Sumeet Karnik . Name: Sumeet Karnik Title: Executive Director By: . /s/ Hitesh Harnal . Name: Hitesh Harnal Title: Executive Director UBS SECURITIES LLC By: . /s/ Sumeet Karnik . Name: Sumeet Karnik Title: Executive Director By: . /s/ Hitesh Harnal . Name: Hitesh Harnal Title: Executive Director

[Project Brio – Commitment Letter Signature Page] Accepted and agreed to as of the date first above written: CIRRATA V LLC By: . /s/ David Trick . Name: David Trick Title: Executive Vice President, Chief Financial Officer and Treasurer

Exhibit A-1 EXHIBIT A PROJECT BRIO Bridge Facility Transaction Summary Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the Commitment Letter (including the other exhibits thereto). Cirrata V LLC, a Delaware limited liability company and a subsidiary of Cirrata Group (“Buyer”) intends to acquire, directly and indirectly, 60% of the outstanding equity interests of Beat Capital Partners Ltd (the “Target”) and its subsidiaries (collectively, with the Target, the “Company”), pursuant to the Acquisition Agreement defined below (the “Acquisition”). In connection therewith, it is intended that: (a) Pursuant to the Share Purchase Agreement, dated as of the date hereof (together with the exhibits and disclosure schedules thereto, as amended, modified, supplemented or waived, the “Acquisition Agreement”) by and among Buyer, Holdings, each of the sellers named therein (the “Sellers”) and the other parties from time to time party thereto, Buyer or an Affiliate Buyer (as defined in Exhibit C) will consummate the Acquisition and, if applicable, the other transactions described therein or related thereto. (b) The Borrowers and Holdings will either (i) have Holdings enter into permanent financing generating up to $150,000,000 of gross proceeds that is expected to consist of convertible debt securities in a public or private offering (the “Permanent Financing”), the net cash proceeds of which will be directly or indirectly contributed to the Buyer or (ii) to the extent Holdings does not receive such amount of gross proceeds of Permanent Financing on or prior to the Closing Date, borrow up to $150,000,000 (less the gross cash proceeds from the Permanent Financing received by the Closing Date) from, at the option of the Borrowers and Holdings, either (A) a credit facility (the “AAC Purchaser Financing”) extended to the Buyer or one of more of its affiliates by the proposed purchaser of Ambac Assurance Corporation (“AAC”) or (B) a senior secured bridge facility (the “Bridge Facility”) extended to the Borrowers comprised of either the Interim Advances under the Interim Loan Agreement, or a bridge term loan facility as described in Exhibit B to this Commitment Letter. (c) Holdings will contribute to Buyer an aggregate amount of cash (the “Holdings Cash Contribution”) that together with an aggregate amount of cash contributed to the Buyer by AAC (which, in respect of any contribution for equity of the Buyer issued other than common stock, or if in the form of intercompany debt, shall be on terms (including in the case of any intercompany debt, subordination terms) reasonably acceptable to the Commitment Parties) (the “AAC Cash Contribution”, and together with the Holdings Cash Contribution, the “Cash Contributions”) and the value of equity in Holdings received by the Sellers (collectively, the “Cash and Equity Amount”), represents not less than 40% of the sum of (1) the aggregate gross proceeds of the loans borrowed under the Bridge Facility or Interim Advances and (2) the sum of the amount of such Cash

Exhibit A-2 Contributions and the value of equity in Holdings received by the Sellers, in each case on the Closing Date (such sum, the “Funded Capitalization”). (d) The proceeds of the Permanent Financing and, to the extent applicable, the Bridge Facility (to the extent borrowed on the Closing Date) or the Interim Advances (to the extent borrowed on the Closing Date) will be applied to fund the Transactions (as defined below) and to pay the fees, premiums, expenses and other transaction costs incurred in connection with the Transactions (the “Transaction Costs”) and, in the case of the Bridge Facility to the extent that any Interim Advances have been made, to repay corresponding Interim Advances. The transactions described above are collectively referred to herein as the “Transactions”. For purposes of this Commitment Letter and the Fee Letter, “Closing Date” shall mean the date of the consummation of the Acquisition with the proceeds of, among other things, the Permanent Financing, the AAC Purchaser Financing and/or initial funding under the Bridge Facility (or the Interim Advances, as applicable).

Exhibit B-1 EXHIBIT B PROJECT BRIO Bridge Facility Summary of Terms and Conditions Set forth below is a summary of the principal terms and conditions for the Bridge Facility. Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the Commitment Letter (including the other exhibits thereto). 1. PARTIES Borrowers: Cirrata Group LLC, a Delaware limited liability company (“Cirrata Group”), Cirrata V LLC, a Delaware limited liability company (“Cirrata V”) and, if applicable, subject to the Administrative Agent’s receipt of all documentation and other information in respect of such person required under applicable “know your customer” and anti-terrorism, sanctions, and anti- money laundering rules and regulations and receipt of customary joinder documentation and deliverables consistent with the deliverables in respect of Holdings, Cirrata Group and Cirrata V required to be delivered on the Closing Date, any Affiliate Buyer (together with Cirrata Group and Cirrata V, the “Borrowers”). The Borrowers shall be jointly and severally liable for the Bridge Loans and the other obligations under the Credit Documentation. Guarantor: Ambac Financial Group, Inc., a corporation organized under the laws of the State of Delaware (“Holdings” or the “Guarantor”, and together with the Borrowers, the “Loan Parties”). The guarantee by the Guarantor shall be on a senior secured basis (subject to permitted liens). Administrative Agent and Collateral Agent: UBS AG will act as administrative agent and collateral agent for the Bridge Facility (in such capacity and collectively with its permitted successors and assigns, the “Administrative Agent”), and will perform the duties customarily associated with such role. Lender: UBS AG will act as the initial lender (the “Initial Lender”, and together with any entity which subsequently becomes a lender as contemplated pursuant to the “Assignments and Participations” section of this Term Sheet, the “Lenders”). 2. TYPE AND AMOUNT OF BRIDGE FACILITY

Exhibit B-2 Bridge Facility: A senior secured 364-day bridge term loan facility (the “Bridge Facility” and the loans thereunder, the “Bridge Loans”) in an aggregate principal amount of $150,000,000, available in dollars, as such amount may be reduced pursuant to the “Mandatory Prepayments and Commitment Reductions” section of this Term Sheet. Maturity and Amortization: The Bridge Loans will mature on the date that is 364 days after the Closing Date (the “Bridge Loan Maturity Date”). The Bridge Loans will not amortize, and the aggregate outstanding principal amount of the Bridge Loans will be payable in full on the Bridge Loan Maturity Date. Availability: If the Acquisition is consummated through the use of the proceeds of the Interim Advances, then the Bridge Loans will be available in a single drawing on and from the Closing Date until the earlier of (x) the date the Interim Advances are repaid and (y) the Final Repayment Date. Otherwise, the Bridge Loans shall be made in a single drawing on the Closing Date. The Borrowers shall be required to deliver a customary borrowing notice at least two (2) business days prior to the requested draw date for the Bridge Loans (or such later date as the Initial Lender may agree), it being understood that such borrowing notice may, at the Borrowers’ option, be conditioned on the consummation of the Acquisition (and if so conditioned, the Borrowers may revoke or extend the expected borrowing date set forth therein at any point prior to the expected borrowing date set forth therein, without incurring any breakage costs or other penalty or expense). Repayments and prepayments of the Bridge Loans may not be reborrowed. Any Interim Advance may, at the option of the Initial Lender, be repaid through a cash funding under the Bridge Facility or cashlessly converted into a loan under the Bridge Facility. Use of Proceeds: The proceeds of the Bridge Loans will be used to finance a portion of the Transactions (including, among other things any or all Transaction Costs) and, if the Interim Advances have been made, to refinance the applicable Interim Advances. 3. CERTAIN PAYMENT PROVISIONS Fees and Interest Rates: As set forth in Annex I to Exhibit B attached hereto.

Exhibit B-3 Optional Prepayments and Commitment Reductions: Bridge Loans may be prepaid and commitments may be reduced, in whole or in part without premium or penalty (subject to reimbursement of the Lender’s usual and customary breakage costs in the case of a prepayment of SOFR Loans other than on the last day of the relevant interest period), in minimum amounts to be mutually agreed, at the option of the Borrowers at any time upon three business days’ notice. Mandatory Prepayments and Commitment Reductions: After the Closing Date, net cash proceeds received by Holdings, a Borrower or Everspan (as defined below) (which, in the case of an escrow, will not be deemed received until released from escrow), shall be applied to prepay the outstanding Bridge Loans within three (3) business days of receipt of such net cash proceeds at par plus accrued and unpaid interest, in each case subject to exceptions and baskets to be agreed, from (without duplication): (a) 100% of net cash proceeds received by Holdings, a Borrower or Everspan from any credit facilities and/or the sale or issuance of debt securities (including any hybrid securities and debt securities convertible into equity) or any other incurrence of debt for borrowed money, in each case by Holdings, a Borrower or a Pledged Entity (as defined below) and other than Excluded Debt (as defined below); (b) 100% of net cash proceeds received by Holdings, the Borrowers or Everspan from any issuance of equity securities or equity-linked securities (other than the issuance or exercise of any warrants or similar equity securities issued in connection with the sale of AAC) (without duplication of clause (a) above) (collectively, the “Equity Issuances”) by Holdings, a Borrower or a Pledged Entity (other than (i) issuances in connection with executive compensation and/or employee benefits or incentive programs, (ii) any Equity Issuance resulting from the conversion of any convertible debt instrument that does not result in net cash proceeds received by Holdings, the Borrowers or the Pledged Entities, or (iii) Equity Issuances to Holdings or any subsidiary of Holdings); and (c) 100% of net cash proceeds received by Holdings, the Borrowers or Everspan from the sale or other disposition by Holdings, a Borrower or a Pledged Entity of (i) the equity interests of AAC and (ii) any equity interests in any other direct operating company subsidiary of Holdings, a Borrower or a Pledged Entity outside the ordinary course of business (with minimum thresholds, exceptions and baskets to be mutually agreed, including a general

Exhibit B-4 exception for sales generating an amount to be agreed in net cash proceeds in the aggregate over the term of the Bridge Facility). The Borrowers will prepay 100% of the outstanding Bridge Loans (at par plus accrued and unpaid interest) if the Target incurs any indebtedness for borrowed money, capitalized lease obligations, purchase money debt or debt obligations evidenced by promissory notes or similar instruments (other than an aggregate amount of indebtedness of the Target owing to Holdings or any of its subsidiaries not to exceed an amount to be agreed unless such indebtedness is pledged to the Collateral Agent as security for the repayment of all obligations under the Bridge Facility) in excess of an amount to be agreed. For purposes hereof, “Excluded Debt” means (i) indebtedness, loans, and advances among Holdings, the Borrowers and any of their subsidiaries, (ii) working capital or overdraft facilities as in effect from time to time in the ordinary course of business, and any trade, vendor or customer finance-related financing in the ordinary course of business, (iii) purchase money indebtedness incurred in the ordinary course of business, (iv) indebtedness with respect to capital leases incurred in the ordinary course of business and indebtedness incurred to finance the acquisition, construction or improvement of assets in the ordinary course of business, (v) for the avoidance of doubt, any indebtedness, loans and advances outstanding or otherwise incurred by the Company (to the extent not in contravention of the Acquisition Agreement as in effect on the date of the Commitment Letter), (vii) indebtedness to refinance, renew, reprice, repay or defease (collectively, a “refinancing”) any indebtedness existing on the date of the Commitment Letter and that has a maturity date on or prior to the first anniversary of the date of the Commitment Letter; provided that such refinancing does not increase the aggregate principal or committed amount thereof (except for the capitalization of accrued interest, amounts in respect of original issue discount and fees and expenses reasonably incurred in connection with such refinancing) and (viii) commitments related to the foregoing. All mandatory prepayments are subject to permissibility under any applicable law or regulation (including regulations of any insurance commission or similar governmental authority located in the jurisdiction in which any of Holdings or any of its subsidiaries that is authorized or admitted to carry on or otherwise transact in selling, issuing or underwriting insurance or reinsurance (each such subsidiary, a “Regulated Insurance Company” and, together with their respective subsidiaries, collectively, the “Insurance Subsidiaries” and each an “Insurance

Exhibit B-5 Subsidiary”) is domiciled, regarding financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant subsidiaries); provided that, to the extent applicable, Holdings, the Borrowers and Everspan have used commercially reasonable efforts to obtain approvals from any applicable insurance commission or similar governmental authority to upstream the net cash proceeds subject to mandatory prepayment and only for so long as such approvals are pending or have been denied. The non-application of any such net cash proceeds as a result of the foregoing provisions will not constitute a default or an event of default and such amounts shall be available for working capital purposes of Holdings and its subsidiaries. The limitations in this paragraph are referred to as the “Insurance Regulation Limitations”). 4. COLLATERAL Collateral: The obligations of the Borrowers and the Guarantor in respect of the Bridge Facility shall be secured by a perfected first priority pledge of (i) the equity interests held by Holdings in Everspan Holdings, LLC (“Everspan”, and together with the Target, the “Pledged Entities”) and (ii) the equity interests held by Cirrata V (or the Affiliate Buyer) in the Target (the “Collateral”), in each case subject to permitted liens and to certain customary exceptions. Notwithstanding the foregoing, the requirements of the preceding paragraph shall be, as of the Closing Date, subject to the Certain Funds Provision. 5. CERTAIN CONDITIONS Initial Conditions: During the Certain Funds Period (as defined below) and notwithstanding any other provision, agreement, representation or circumstance, the Lender agrees that the utilization of the Bridge Loans (the “Initial Utilization”) will only be subject to: a) no Major Event of Default (as defined below) shall have occurred and be continuing at the time of and immediately after giving effect to the Initial Utilization; b) the satisfaction of the applicable conditions set forth in Section 5 of the Commitment Letter and Exhibit C to the Commitment Letter;

Exhibit B-6 c) no Change of Control having occurred; and d) it not being illegal for a Lender to perform any of its obligations as contemplated by the Credit Documentation or to fund its participation in the Initial Utilization (and if any illegality event or circumstance arises, such Lender shall, in consultation with the Borrowers, take all reasonable steps to mitigate the relevant event or circumstance including, but not limited to, transferring its rights and obligations under the Credit Documentation to an affiliate of another lending office or to another person nominated by the Borrowers for which such participation will not be illegal); provided that such illegality alone will not excuse any other Lender from performing its obligations as contemplated by the Credit Documentation or funding its participation in the Initial Utilization. During the Certain Funds Period, no rights will be exercised by the Initial Lender or the Administrative Agent (whether in its capacity as administrative agent or collateral agent) or otherwise (such as rights of rescission or cancellation) which could affect the making of the Initial Utilization or its application other than expressly contemplated above. Each of the paragraphs in this section entitled “Initial Conditions” are referred to, collectively, as the “Certain Funds Provisions”. Certain Funds Terms: “Certain Funds Period” means the period commencing on the date hereof and ending on the later of (x) the Expiration Date and (y) such later date as agreed by the Initial Lender. “Major Breach” means a breach of any of the clauses (a) through (g) under the heading “Negative Covenants” by the Borrowers or clause (b) under the heading “Negative Covenants” by Holdings (but only in so far as it relates to the Collateral) only, in each case subject to grace periods to the extent such breach can be cured. For the avoidance of doubt, a Major Breach shall not apply in respect of or relate to any other member of the Group (including the Target and its subsidiaries), or any of the assets of any other member of the Group (including the Target and its subsidiaries), or a breach of a procuring obligation with respect to the Company and its subsidiaries. “Major Event of Default” means any of the following events of default (subject, where appropriate, to grace periods and

Exhibit B-7 materiality qualifiers) in respect of the Borrowers and/or Holdings (as applicable) only: (a) non-payment of principal when due or non-payment of interest or fees (but not other amounts) under the Credit Documentation within five (5) business days after the same become due (other than, in each case, where failure to pay is caused by administrative error or delay or technical error or delay in the transmission of funds or a market disruption event), (b) a Major Breach has occurred and is continuing, (c) any Major Representation (as defined below) shall be untrue or incorrect in any material respect when made or deemed made (or in any respect if already qualified by materiality), (d) bankruptcy or other insolvency events, (e) actual or asserted invalidity and (f) failure to maintain existence. For the avoidance of doubt, a Major Event of Default shall not apply in respect of or relate to any other member of the Group (including the Target and its subsidiaries), any of the assets of any other member of the Group (including the Target and its subsidiaries), a breach of a procuring obligation with respect to the Target and its subsidiaries, or any representation or warranty given by the Borrowers in respect of any other person. “Major Representation” means any of the following representations in respect of the Borrowers and/or Holdings only: (a) organizational status and good standing (to the extent applicable in the relevant jurisdiction) of Holdings and the Borrowers, (b) qualification, due authorization and power and authority, execution, delivery and enforceability and binding effect of the Credit Documentation, (c) compliance with laws and (d) with respect to the Credit Documentation, no violation of, or conflict with law or organizational documents. For the avoidance of doubt, a Major Representation shall not apply in respect of or relate to any other member of the Group (including the Target and its subsidiaries), or any of the assets of any other member of the Group (including the Target and its subsidiaries), or a breach of a procuring obligation with respect to the Target and its subsidiaries, or any representation or warranty given by the Borrowers in respect of any other person. 6. DOCUMENTATION Credit Documentation: The definitive documentation for the Bridge Facility (the “Credit Documentation”) shall be consistent with the terms set forth in this Commitment Letter, and otherwise on terms that are usual and customary for facilities of this type. In any event, the definitive credit agreement will contain those conditions to borrowing, mandatory prepayments, representations

Exhibit B-8 and warranties, affirmative, negative and financial covenants and events of default expressly set forth in this Term Sheet, together with other customary loan document provisions and other terms and provisions that are, in each case, consistent with the terms of this Term Sheet, each of which will be prepared by counsel to the Administrative Agent and the definitive terms of which will be negotiated in good faith to finalize the Credit Documentation as promptly as reasonably practicable. Representations and Warranties: Limited to the following (applicable to Holdings and its subsidiaries), to be made on the Closing Date and thereafter to the extent provided in “CERTAIN CONDITIONS — Ongoing Conditions after the Certain Funds Period” described above, subject in all respects to the Certain Funds Provision, in each case with customary exceptions, limitations and qualifications to be mutually agreed: organization, existence, good standing, qualification and power and authority; compliance with laws; with respect to the Credit Documentation, no violation of, or conflict with, law or organizational documents; due authorization, execution, delivery and enforceability and binding effect of the Credit Documentation; financial information; no Material Adverse Effect after the Closing Date; litigation; ownership of material property; environmental matters; taxes; ERISA and other applicable pension laws; subsidiaries as of the Closing Date (immediately after giving effect to the Transactions); margin regulations; the Investment Company Act; laws against sanctioned persons (including OFAC); anti-terrorism laws; anti- corruption laws (including FCPA), the PATRIOT Act and other applicable sanctions, anti-terrorism, anti-corruption and anti- money laundering laws and regulations; accuracy of disclosure; use of proceeds; intellectual property; solvency (on a consolidated basis) as of the Closing Date immediately after giving effect to the Transactions; and creation, validity, perfection and priority of liens of security interests in Collateral. “Material Adverse Effect” means any event, change or condition that, in the aggregate, has had or would reasonably be expected to have (i) a material adverse effect on the consolidated business, assets, financial condition or results of operations of Holdings and its subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Borrowers and the Guarantor, taken as a whole, to perform their material payment obligations under the Credit Documentation, or (iii) a material adverse effect on the rights and remedies of the Administrative Agent and the Lenders under the Credit Documentation.

Exhibit B-9 Affirmative Covenants: Subject to the Certain Funds Provision, and limited to the following (applicable to Holdings and its subsidiaries), in each case with customary exceptions, limitations and qualifications to be mutually agreed, including the Insurance Regulation Limitations: (a) (i) quarterly unaudited consolidated financial statements for the Holdings and its subsidiaries, (ii) quarterly unaudited management financial statements for Cirrata Group and (iii) quarterly unaudited management financial statements for the Target, in each case, within 60 days after the first three fiscal quarters of each fiscal year, commencing with the first fiscal quarter ending after the Closing Date; (b) (i) annual audited consolidated financial statements for Holdings and its subsidiaries within 120 days after the end of each fiscal year, accompanied by an audit opinion of a nationally recognized independent accounting firm without qualifications as to “going concern” or the scope of the audit (other than with respect to, or disclosure of an exception or qualification resulting from, (x) the impending maturity of debt or (y) breach or potential breach of any financial covenant) and (ii) to the extent prepared in the ordinary course of business, annual audited financial statements for the Target within 120 days after the end of each fiscal year, accompanied by an audit opinion of a nationally recognized independent accounting firm without qualifications as to “going concern” or the scope of the audit (other than with respect to, or disclosure of an exception or qualification resulting from, (x) the impending maturity of debt or (y) breach or potential breach of any financial covenant); (c) a compliance certificate (delivered concurrently with each delivery of each of the annual financial statements and the quarterly financial statements for the first three fiscal quarters of each fiscal year); (d) notices of events of default, ERISA events and material litigation; (e) payment of taxes; (f) preservation of existence;

Exhibit B-10 (g) maintenance of material properties (other than ordinary wear and tear, casualty and condemnation); (h) maintenance of adequate insurance; (i) compliance with laws (including environmental laws, sanctions, and anti-money laundering, anti-corruption and anti-terrorism laws); (j) books and records; (k) inspection rights (subject to limitations on frequency (so long as no event of default has occurred and is continuing) and cost reimbursement); (l) changes in fiscal year (other than as permitted by the Administrative Agent); (m) material changes in nature of business; (n) use of proceeds; (o) covenant to guarantee obligations and give security and further assurances; and (p) delivery of information reasonably requested by the Administrative Agent. Negative Covenants: Limited to the following (applicable to Holdings and the Borrowers), in each case with customary exceptions, limitations and qualifications to be mutually agreed (provided that (a) there shall be no liens permitted on the equity interests of AAC and (b) no such limitations set forth below shall restrict or otherwise limit the ability of Holdings and its subsidiaries to engage in investment activities in the ordinary course of their business), including the Insurance Regulation Limitations: a) limitations on the incurrence of debt; b) limitations on liens; c) limitations on fundamental changes; d) limitations on dispositions of assets outside of the ordinary course of business; e) limitations on investments and acquisitions;

Exhibit B-11 f) limitations on dividends or distributions on, or repurchases or redemptions of, the equity of Holdings and of the Borrowers; g) limitations on prepayments, purchases or redemptions of any debt for borrowed money that is contractually subordinated in right of payment, junior lien or unsecured with an outstanding principal amount in excess of an amount to be agreed; h) limitations on subsidiary dividend restrictions and restrictive agreements; i) limitations on transactions with affiliates in excess of an amount to be agreed; and j) limitations on amendments of organizational documents in a manner materially adverse to the Lenders. Financial Covenant: Holdings shall be required to maintain a minimum Consolidated Net Worth (as defined below) of $700,000,000 (the “Financial Covenant”). The Financial Covenant shall be tested on the last day of each fiscal quarter (commencing with the first fiscal quarter ending after the Closing Date). “Consolidated Net Worth” shall mean, as of any date of determination, the consolidated stockholders’ equity of Holdings and its subsidiaries calculated on a consolidated basis as of such date. Events of Default: Limited to the following in each case, with exceptions, limitations and qualifications to be mutually agreed: defaults for nonpayment of principal, interest, fees or other amounts, with no grace period for principal, three (3) business days’ grace period for interest payments, and five (5) business days’ grace period for fees and other amounts; failure to perform negative covenants and failure to comply with the maintenance of existence covenant; failure to perform the affirmative covenant to provide notice of event of default; failure to perform other covenants (subject to a cure period of thirty (30) days after the earlier of (i) notice by the Administrative Agent or (ii) actual knowledge by any Borrower); incorrectness in any material respect of the representations and warranties in the Credit Documentation; cross-default to other indebtedness in an amount greater than an amount set forth in the Credit Documentation); bankruptcy and insolvency proceedings (subject to a 60-day cure period in the case of involuntary proceedings); monetary judgment defaults in an amount set forth

Exhibit B-12 in the Credit Documentation (in excess of insurance and third party indemnities by a creditworthy (as reasonably determined by the Borrowers) indemnitor); ERISA events; actual or asserted invalidity by any Borrower or the Guarantor of Credit Documentation or material portion of Collateral (other than as a result of the action or inaction of the Administrative Agent or the Lenders); and change of control (to be defined in the Credit Documentation, a “Change of Control” (and which shall include (x) failure by Holdings to directly own 100% of Cirrata Group LLC and (y) failure by Holdings to either directly or indirectly own 100% of Cirrata V or, if applicable, the Affiliate Buyer)). There will be a 90 day “clean-up” period (the “Clean-Up Period”) following the Closing Date in respect of circumstances affecting the Target and its subsidiaries in existence on the Closing Date (and not, for the avoidance of doubt, any circumstance occurring or arising following the Closing Date) which would otherwise constitute a default or event of default and which circumstances (a) are capable of being cured, (b) have not been knowingly approved or procured by Holdings or any Borrower (provided that knowledge shall not of itself constitute approval or procurement) and (c) are not reasonably likely to have a Material Adverse Effect. During such Clean-Up Period, such circumstances will not constitute defaults or events of default; provided that if the relevant circumstances are continuing at the end of such period, there shall be a default or event of default, as the case may be, and all rights and remedies which would apply with regard thereto but for this paragraph shall arise and be exercisable. Voting: Amendments and waivers of the Credit Documentation will require the approval of Lenders holding more than 50% of the aggregate principal amount of the Bridge Loans (the “Required Lenders”), except that (i) the consent of each Lender directly and adversely affected thereby (but not the Required Lenders, other than in the case of clause (i)(a) which shall require the consent of each Lender increasing their commitments as well as the consent of the Required Lenders if such increase is effectuated other than pursuant to provisions in the Credit Documentation specifically permitting increases of commitments without the further approval of Required Lenders) shall be required with respect to (a) increases in the commitment of such Lender, (b) reductions of principal, premium, interest or fees owed to such Lender, (c) extensions of the final maturity or the scheduled due date of any principal, premium, interest or fee payment due to such Lender (other than waivers of mandatory prepayments, default interest, defaults or events of default), (d) amendments or

Exhibit B-13 modifications to the pro rata sharing provisions, pro rata payments, and payment waterfalls in the Credit Documentation, and (e) amendments or modifications that subordinate the obligations (or any portion thereof) (including the guarantee obligations) or the liens on the Collateral securing the obligations (or any portion thereof) to any other indebtedness or liens; (ii) the consent of the Administrative Agent shall be required with respect to modifications which affect the rights and duties of such persons; and (iii) the consent of all Lenders shall be required with respect to (a) (except as otherwise permitted) releases of all or substantially all of the value of the Guarantor or all or substantially all of the Collateral or payment subordination or lien subordination of the Bridge Facility, (b) reductions in voting thresholds or (c) changes to voting provisions, it being understood that additional extensions of credit otherwise permitted under the Credit Documentation shall not require the consent of all Lenders. Assignments and Participations: At any time after the Closing Date, the Lenders will be permitted to assign to “eligible assignees” (to be defined but which shall exclude natural persons and Holdings and its subsidiaries and affiliates) Bridge Loans with the consent of the Borrowers (not to be unreasonably withheld or delayed); provided that, the consent of the Borrowers shall not be required (i) if such assignment is made to another Lender or an affiliate or approved fund of such a Lender or (ii) after the occurrence and during the continuance of a payment or bankruptcy event of default; provided, further, that notwithstanding the foregoing, unless a payment or bankruptcy event of default has occurred and is continuing, without the consent of the Borrowers (in their sole discretion) the Initial Lender (together with its affiliates and approved funds) shall not be permitted to assign Bridge Loans to any other person if, immediately after giving effect to any such assignment, the Initial Lender (together with its affiliates and approved funds) would hold, in the aggregate, less than 51% of the outstanding principal amount of all Bridge Loans. All assignments (other than assignments made to another Lender, an affiliate of a Lender or an approved fund) will also require the consent of the Administrative Agent, not to be unreasonably withheld or delayed. Other than in the case of assignments by Lenders to their affiliates and their approved funds, each assignment will be in an amount of an integral multiple of $1 million or, if less, all of such Lender’s remaining Bridge Loans and shall be accompanied by a processing and recordation fee of $3,500 to the Administrative Agent. If the consent of the Borrowers is required for an assignment, their consent will be deemed given if the Borrowers have not responded

Exhibit B-14 within ten (10) business days of receipt by the Borrowers of a request for such consent. After the Closing Date, the Lenders will have the right to participate their Bridge Loans to other persons (other than any natural persons and Holdings and its subsidiaries). Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions, subject to customary limitations and restrictions. Voting rights of participants shall be limited solely to those matters set forth in clauses (i) and (iii) under the first paragraph under the heading “Voting” with respect to which the affirmative vote of the Lender from which it purchased its participation would be required. Pledges of Bridge Loans in accordance with applicable law shall be permitted without restriction. The Administrative Agent shall have no responsibility to ensure that the foregoing limitations as to participations are observed by the Lenders. Yield Protection: The Credit Documentation shall contain provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, capital adequacy and other requirements of law (including increased costs attributable to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III (regardless of when enacted or adopted)) and (b) providing the Lenders with a customary tax gross up subject to customary exceptions (including an exception for any taxes imposed under FATCA). Expenses and Indemnification: The Borrowers shall pay promptly following written demand (including documentation reasonably supporting such request) (a) all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Commitment Parties associated with the preparation, negotiation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (but limited, in the case of legal fees and expenses, to the reasonable, documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and the Commitment Parties taken as a whole, and the reasonable, documented out-of-pocket fees, disbursements, and other charges, if reasonably necessary, of one regulatory counsel and one local counsel in any relevant jurisdiction to the Administrative Agent and the Commitment Parties, taken as a whole) (and in the case of an actual or potential conflict of interest, one additional counsel in each applicable jurisdiction to the affected Lenders or other persons similarly situated, taken as a whole) and (b) all reasonable and documented

Exhibit B-15 out-of-pocket expenses in connection with the enforcement of the Credit Documentation or protection of rights thereunder (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders, taken as a whole, and, if reasonably necessary, of one local counsel and one regulatory counsel in any relevant jurisdiction for the Administrative Agent and the Lenders, taken as a whole, (and in the case of an actual or potential conflict of interest, one additional counsel to the affected Lenders, taken as a whole, to the extent they are similarly situated)). If the Closing Date occurs, the Administrative Agent, the Commitment Parties and the Lenders (and their respective affiliates and controlling persons and their respective officers, directors, employees, advisors, trustees and agents) (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) will be indemnified and held harmless under the Credit Documentation against any losses, claims, damages, liabilities or reasonable, documented out-of-pocket expenses (but limited, in the case of legal fees and expenses, to the reasonable, documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and the Indemnified Parties related thereto and the Lenders and the Indemnified Parties related thereto, taken as a whole (and, if reasonably necessary, one regulatory counsel and one local counsel in any relevant jurisdiction for the Administrative Agent and the Indemnified Parties related thereto and the Lenders and the Indemnified Parties related thereto, taken as a whole) and, in the case of an actual or potential conflict of interest, one additional counsel (or one additional regulatory counsel or one local counsel in each applicable material jurisdiction, as applicable) to the affected Indemnified Parties, taken as a whole, to the extent similarly situated)) incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, or the Transactions or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Party is a party thereto, whether or not such proceedings are brought by you, the Company, your or its equity holders, affiliates, creditors or any other person, except, in the case of any Indemnified Party, to the extent they arise from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Party or material breach of the Credit Documentation by such Indemnified Party (or respective controlled affiliates or controlling persons or their respective officers, partners, directors, employees, advisors, trustees, agents or other representatives of

Exhibit B-16 the foregoing), in each case, as determined by a final, non- appealable judgment of a court of competent jurisdiction, (ii) any disputes solely among Indemnified Party (other than any claims against an Indemnified Party in its capacity or in fulfilling its role as the Administrative Agent or any similar role under the Bridge Facility) and not arising out of any act or omission of any Borrower or any of its affiliates or (iii) any settlement of a claim by such Indemnified Party or its related parties without your consent not to be unreasonably withheld or delayed, but if settled with your written consent, or if there is a final judgment against an Indemnified Party in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Party to the extent and in the manner set forth above. Governing Law and Forum: New York. Counsel to the Commitment Parties: White & Case LLP.

B-I-1 Annex I to Exhibit B INTEREST AND CERTAIN FEES Interest Rate Options: Bridge Loans shall bear interest at a rate per annum equal to, at the Borrowers’ option, either (x) Term SOFR plus the Applicable Margin or (y) Base Rate plus the Applicable Margin. As used herein: “Applicable Margin” means, initially, (a) 4.50% in the case of Term SOFR Loans and (b) 3.50% in the case of Base Rate Loans; provided that the Applicable Margin shall increase by (i) an additional 100 basis points on the date that is 90 days after the Closing Date, plus (ii) an additional 100 basis points on the date that is 180 days after the Closing Date, plus (iii) an additional 100 basis points on the date that is 270 days after the Closing Date. “Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate (to be defined in the Credit Documentation) in effect on such day, (b) the Federal Funds Rate (to be defined in the Credit Documentation) in effect on such day plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively. “Base Rate Loans” means Bridge Loans bearing interest based upon the Base Rate. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Loan” means Bridge Loans bearing interest based upon the Term SOFR other than pursuant to clause (c) of the definition of “Base Rate”. “Term SOFR” means: (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR

B-II-2 Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date (to be defined in the Credit Documentation) with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day; provided, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.00%, then Term SOFR shall be deemed to be 0.00%. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

B-II-3 “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. Duration Fees: The Borrowers shall pay to each Lender, in accordance with its respective interest, duration fees as follows: (a) 1.00% of the aggregate principal amount of the outstanding Bridge Loans held by such Lender on the date that is 180 days after the Closing Date, and (b) 1.00% of the aggregate principal amount of the outstanding Bridge Loans held by such Lender on the date that is 270 days after the Closing Date. Default Rate: At any time (i) when the Borrowers are in default in the payment of any amount under the Bridge Facility or (ii) a bankruptcy event of default has occurred and is continuing, in each case, after giving effect to any applicable grace period, such overdue amounts owed to Lenders shall bear interest at 2.00% per annum above the rate otherwise applicable thereto (or, in the event there is no applicable rate, 2.00% per annum in excess of the rate otherwise applicable to Bridge Loans maintained as Base Rate Loans from time to time). Interest accrued at the default rate shall be payable on demand. Rate and Fee Basis: All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days in the case of Base Rate Loans which are based on the Prime Rate Loans) for actual days elapsed.

Exhibit C EXHIBIT C PROJECT BRIO Closing Date Conditions Capitalized terms used but not defined in this Exhibit C shall have the meanings set forth in the Commitment Letter (including the other exhibits thereto). The initial borrowings under the Bridge Facility shall be subject to the following conditions: 1. The Administrative Agent having received the following documents and evidence from the Borrowers and the Guarantor: (a) constitutional documents of the Borrowers and the Guarantor (including good standing certificates in the respective jurisdictions of the Borrowers and the Guarantor) certified as of a recent date by the Secretary of State of the jurisdiction of organization of such Loan Party; (b) resolutions of the board of directors, member or other applicable governing body of the Borrowers and the Guarantor: (i) approving the terms of, and the transactions contemplated by, the Credit Documentation to which it is a party and resolving that it execute, deliver and perform the Credit Documentation to which it is a party; (ii) authorizing a specified person or persons to execute the Credit Documentation and any related documents thereto to which it is a party on its behalf; (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any borrowing notice) to be signed and/or dispatched by it under or in connection with the relevant Credit Documentation and any related documents thereto to which it is a party; (c) a formalities certificate in customary form certifying that each copy document relating to it in clauses (a) and (b) above is correct, complete and in full force and effect and, other than as set forth therein, has not been amended or superseded as at a date no earlier than the date on which the Credit Documentation is signed; (d) the Reports set forth in Section 5 of the Commitment Letter, which the Administrative Agent hereby confirms have been delivered and which the Commitment Parties have confirmed are reasonably satisfactory (such confirmation not to be unreasonably withheld or delayed) on or prior to the date hereof; provided that the Administrative Agent will accept in satisfaction of this condition precedent

Exhibit C-2 a version of any Report which is different than the version of such Report previously delivered so long as such differences (taken as a whole) are not materially adverse to the interests of the Commitment Parties; (e) customary legal opinions on the validity and enforceability of the Credit Documentation and status, authority, power and capacity of the Borrowers and the Guarantor; (f) a certificate from the Borrowers confirming that (A) all of the closing conditions under the Acquisition Agreement have been satisfied (save for payment of the purchase price and any other step that is to be or can only be satisfied on the Closing Date or the date of the consummation of the Acquisition, as applicable) or waived and (B) the Cash Contributions have been made or, substantially concurrently with the initial funding of the Bridge Facility or the Interim Advances, as applicable, shall be made, in at least the amount set forth in Exhibit A to the Commitment Letter. 2. The Initial Lender shall have received the executed Acquisition Agreement (it being understood that the Initial Lender hereby acknowledges that it has received and is satisfied with the Acquisition Agreement). The Acquisition Agreement shall not have been amended or waived, and no consents shall have been given with respect thereto, in any material respect, by you or your subsidiaries in a manner materially adverse to the interests of the Initial Lender without the consent in writing (such consent not to be unreasonably withheld, conditioned or delayed) by the Initial Lender (it being understood and agreed that (i) any amendment, waiver or consent that results in any increase in the consideration for the Acquisition shall not be deemed to be materially adverse to the interests of the Initial Lender so long as such increase in consideration is not funded with additional indebtedness for borrowed money, (ii) any amendment, waiver or consent that results in any decrease in the consideration for the Acquisition shall not be deemed to be materially adverse to the interests of the Initial Lender so long as (a) any such decrease is (x) pursuant to a purchase price adjustment under the Acquisition Agreement, (y) no greater than 10% of the total amount of consideration required to consummate the Acquisition set forth in the Acquisition Agreement (as in effect on the date hereof) or (z) applied (A) first to reduce the Cash and Equity Amount to 40% of the Funded Capitalization and (B) after giving effect to the application of the reduction of the amount of consideration in clause (A) above, as follows: (1) 60% to reduce the commitments under the Bridge Facility and (2) 40% to reduce the Cash and Equity Amount and (iii) any assignment, novation or transfer by the Buyer of all or any part of its rights and obligations under the Acquisition Agreement to a newly formed wholly-owned subsidiary of Holdings organized under the laws of England and Wales so long as such subsidiary becomes a borrower under the Bridge Facility as contemplated in the Term Sheet (such subsidiary, an “Affiliate Buyer”) shall not be deemed to be materially adverse to the interests of the Initial Lender). 3. To the extent required by the Credit Documentation to be executed and delivered on or before the Closing Date, all such documents and instruments required to create the Administrative Agent’s valid security interests in the Collateral shall have been executed and delivered, the relevant draft financing statements under the Uniform Commercial Code to perfect the Administrative Agent’s security interests in the Collateral shall be in proper form for filing and the Administrative Agent shall have received stock certificates and powers in respect of any

Exhibit C-3 Collateral consisting of certificated equity interests (other than the equity interests of the Target); it being understood that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected (other than (A) a lien on Collateral that may be perfected by the filing of a financing statement under the Uniform Commercial Code or a a filing made to the Registrar of Companies of the United Kingdom or (B) a pledge of the equity interests of the Pledged Entities with respect to which a lien may be perfected upon closing by the delivery of a stock or equivalent certificate together with transfer powers executed in blank (“Pledged Certificated Equity”)) to the extent required under the Term Sheet on the Closing Date after your use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of security interests in such Collateral shall not constitute a condition precedent to the initial funding of the Bridge Facility on the Closing Date, but shall be required to be provided and/or perfected within (x) with respect to Pledged Certificated Equity, fifteen (15) business days after the Closing Date and (y) with respect to any other Collateral, ninety (90) days after the Closing Date (subject in each of cases (x) and (y) to extensions by the Administrative Agent). 4. So long as requested by the Administrative Agent in writing at least ten (10) business days prior to the Closing Date, the Administrative Agent shall have received, at least three (3) business days prior to the Closing Date, all documentation and other information with respect to the Borrowers (after giving effect to the Transactions) that is required by regulatory authorities under applicable “know your customer” and anti-terrorism, sanctions, and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act. Notwithstanding anything herein to the contrary, the only beneficial ownership information that shall be required to be provided hereunder, solely to the extent requested within the timeframe set forth in the immediately preceding sentence, is a beneficial ownership certification in relation to each Borrower (which certification shall be in the form of the LSTA form beneficial ownership certification). The Initial Lender confirms that it has received all required documentation and confirm that it has completed all “know your customer” and anti-money laundering procedures that are required with respect to the Borrowers (other than the Affiliate Buyer). 5. The Borrowers shall have engaged one or more investment banks reasonably satisfactory to the Initial Lender to publicly sell or privately place all or a portion of the Permanent Financing for purposes of refinancing, or borrowing in lieu of, the Bridge Facility. The Initial Lender acknowledges that the condition set forth in this paragraph 5 has been satisfied. 6. The Administrative Agent shall have received evidence that all fees required to be paid on the Closing Date pursuant to the Fee Letter will, upon the initial borrowing under the Bridge Facility or the Interim Advances, as applicable, be paid (which amounts may be offset against the proceeds of the Bridge Facility or the Interim Advances, as applicable); provided that this condition shall be deemed to have been satisfied by the inclusion of such payments in the funds flow statement or a drawdown request.

Exhbit D-1 EXHIBIT D PROJECT BRIO Interim Loan Agreement See attached.

AGREED FORM 1 [ Date ] CIRRATA V LLC (as the Company) CIRRATA GROUP LLC (as Holdco) AMBAC FINANCIAL GROUP, INC. (as Listco) and [●] (as Interim Facility Agent) and [●] (as Interim Security Agent) INTERIM FACILITIES AGREEMENT

AGREED FORM

CONTENTS

Clause		Page
1.	DEFINITIONS AND INTERPRETATION	4
2.	THE INTERIM FACILITIES - AVAILABILITY	22
3.	PURPOSE	22
4.	THE MAKING OF THE INTERIM LOANS	23
5.	NATURE OF AN INTERIM FINANCE PARTY'S RIGHTS AND OBLIGATIONS	24
6.	DRAWDOWN	24
7.	REPAYMENT AND PREPAYMENT	25
8.	INTEREST	26
9.	MARKET DISRUPTION	27
10.	TAXES	28
11.	CHANGE IN CIRCUMSTANCES	33
12.	PAYMENTS	37
13.	FEES AND EXPENSES	39
14.	GUARANTEE AND INDEMNITY	40
15.	INDEMNITIES	43
16.	SECURITY	45
17.	AGENTS	49
18.	PRO RATA PAYMENTS	61
19.	SET OFF	63
20.	NOTICES	63
21.	CONFIDENTIALITY	65
22.	REPRESENTATIONS AND WARRANTIES, UNDERTAKINGS	66
23.	CHANGES TO PARTIES	66
24.	SUBORDINATION	72
25.	AMENDMENTS AND WAIVERS	73
26.	MISCELLANEOUS	74
27.	GOVERNING LAW	75
28.	JURISDICTION	75
SCHEDULE 1	THE ORIGINAL INTERIM LENDERS	76
SCHEDULE 2	FORM OF DRAWDOWN REQUEST	77
SCHEDULE 3		78

2

AGREED FORM 3 CONDITIONS PRECEDENT SCHEDULE 4...................................................................................................................................... 81 MAJOR REPRESENTATIONS, MAJOR UNDERTAKINGS AND MAJOR EVENTS OF DEFAULT SCHEDULE 5...................................................................................................................................... 88 TIMETABLES SCHEDULE 6...................................................................................................................................... 89 FORM OF TRANSFER CERTIFICATE SCHEDULE 7...................................................................................................................................... 91 [RESERVED]

AGREED FORM 4 THIS AGREEMENT is dated [●] and made BETWEEN: (1) Cirrata V LLC (the “Company”); (2) Cirrata Group LLC (“Holdco”); (3) Ambac Financial Group, Inc. (“Listco”); (4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Interim Lenders) as lenders (the “Original Interim Lenders”); (5) [●], a limited liability company incorporated in [●] with registered number [●] having its registered office at [●] as agent of the other Interim Finance Parties (the “Interim Facility Agent”); and (6) [●], a limited liability company with registered number [●] having its registered office at [●] as security agent for the Interim Secured Parties (the “Interim Security Agent”). IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: “Acceleration Notice” means a notice given pursuant to paragraph (b)(ii) or (b)(iv) of Clause 7.1 (Repayment), which notice has not been withdrawn, cancelled or otherwise ceased to have effect. “Acquisition” means the (direct or indirect) acquisition by the Company or an Affiliate Buyer of the Target Shares as contemplated by and in accordance with the Acquisition Documents. “Acquisition Agreement” means the share purchase agreement dated [●] and entered into between, among others, the Company as purchaser and the Sellers (as defined therein), and as may be amended or otherwise modified from time to time in accordance with paragraph 4 (Acquisition Agreement) of Schedule 3 (Conditions Precedent). “Acquisition Closing Date” means the date on which completion of the Acquisition has occurred in accordance with the terms of the Acquisition Agreement. “Acquisition Costs” means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Company, any Holding Company of the Company or any other Group Company in connection with the Acquisition, the Transactions (as defined in the Commitment Letter) or the Transaction Documents. “Acquisition Documents” means the Acquisition Agreement and each other document or agreement designated as an “Acquisition Document” by the Interim Facility Agent and the Company (each acting reasonably). “Act” means the Companies Act 2006. “Affiliate” means, in relation to any person, a Subsidiary or a Holding Company of that person or any other Subsidiary of that Holding Company.

AGREED FORM 5 “Affiliate Buyer” has the meaning given to that term in paragraph 4 (Acquisition Agreement) of Schedule 3 (Conditions Precedent). “Agent” means the Interim Facility Agent or the Interim Security Agent, as the context requires. “Anti-Bribery and Corruption Laws” all applicable laws, rules and regulations of any applicable jurisdiction concerning or relating to bribery, money laundering or corruption including, without limitation, the UK Bribery Act 2010, the UK Proceeds of Crime Act 2002, the U.S. Foreign Corrupt Practices Act and the Council of Europe Civil Law Convention on Corruption 1999. “Anti-Money Laundering Laws” means the Executive Order, the Bank Secrecy Act of 1970 as amended (also known as the “Currency and Foreign Transactions Reporting Act”), the Money Laundering Control Act of 1986, the US PATRIOT Act and any similar law enacted in the United States, the United Kingdom (including the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017) or the European Union after the date of this Agreement and any other similar law in any applicable jurisdiction to which any Borrower is subject. “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “Authorisation” means an authorisation, approval, consent, exemption, licence, filing, registration, resolution or notarisation. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. “Bank Levy” means any amount payable by any Interim Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of it or its liabilities or minimum regulatory capital or any combination thereof (including, without limitation, (a) the United Kingdom bank levy as set out in the Finance Act 2011 and (b) any Tax in any jurisdiction applied on a similar basis or for a similar purpose) or any financial activities Taxes (or other Taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011. “Borrowers” means: (a) the Company; (b) Holdco; and (c) any Affiliate Buyer, provided that an Affiliate Buyer may only be a Borrower if: (i) it has become party to this Agreement as a Borrower;

AGREED FORM 6 (ii) each Interim Lender has received copies of any documents reasonably necessary to satisfy any applicable “know your customer” requirements in relation to the Borrowers under applicable laws and regulations; (iii) the Interim Lenders have received copies of all documents or other evidence set out in Schedule 3 (Conditions Precedent) in relation to such Affiliate Buyer as were provided in respect of the Company and/or Holdco on or prior to the Closing Date; and (iv) this Agreement has been amended to reflect any terms (including any provision of Clause 10 (Taxes)) reasonably requested by the Company or the Interim Lenders as may be required to reflect the jurisdiction of incorporation or residence or corporate form of such Affiliate Buyer or otherwise, in each case as may be agreed between the Company and the Interim Lenders (each acting reasonably). “Break Costs” means the amount (if any) by which: (a) the interest (excluding the Margin and any interest rate floor) which an Interim Lender should have received for the period from the date of receipt of all or any part of its participation in an Interim Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Interim Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Interim Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York and: (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or (b) (in relation to any date for payment or purchase of euro) any TARGET Day. “Certain Funds Period” means the period from (and including) the date of this Agreement to (and including) 11.59 p.m. (in London) on the earliest of: (a) the date on which the Company has notified the Interim Lenders that the Acquisition Agreement has been terminated; (b) the date of consummation of the Acquisition; or (c) the date that is five (5) Business Days after the Longstop Date, after giving effect to any extensions thereof in accordance with Clause 4.8.2 of the Acquisition Agreement. “Change of Control” means: (a) an event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of thirty five percent (35%) or more of the outstanding shares of share capital of Listco;

AGREED FORM 7 (b) Listco ceasing to directly own 100% of the issued voting share capital of Holdco; (c) Listco ceasing to either directly or indirectly own 100% of the issued voting share capital of the Company and, if applicable, any Affiliate Buyer; or (d) Listco ceasing to control (either directly or indirectly) the composition of a majority of the board of directors of the Company. “Charged Property” means all the assets of Listco and the Company which, from time to time, are expressed to be the subject of the Interim Security. “Closing Date” means the first date on which (a) the Acquisition Closing Date has occurred and (b) an initial drawdown occurs under the Interim Facilities. “Code” means the US Internal Revenue Code of 1986, as amended. “Commitment Letter” means the letter dated on or prior to the date hereof (as amended from time to time) between the Original Interim Lenders and the Company setting out the terms and conditions pursuant to which the Original Interim Lenders agree to make available certain facilities and other financing arrangements in connection with the Acquisition including, for the avoidance of doubt, those set out in the Term Sheet. “Completion” means the date on which the acquisition is consummated in accordance with the terms of the Acquisition Documents. “Debt Purchase Transaction” means, in relation to a person, a transaction where such person: (a) purchases by way of assignment or transfer; or (b) enters into any Sub-Participation in respect of; or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a Sub-Participation in respect of, any Interim Commitment or amount outstanding under this Agreement. “Defaulting Interim Lender” means any Interim Lender: (a) which has failed to make its participation in the Interim Loan available (or has notified the Interim Facility Agent or the Company (which has notified the Interim Facility Agent) that it will not make its participation in the Interim Loan available) by the Drawdown Date of that Interim Loan in accordance with Clause 6.3 (Advance of Interim Loans); (b) which has otherwise rescinded or repudiated an Interim Document; or (c) with respect to which an Insolvency Event has occurred and is continuing. “Delegate” means any delegate, agent, attorney or co-trustee appointed by the Interim Security Agent. “Designated Person” means a person or entity: (a) listed on, or directly or indirectly 50% or more owned or controlled by any person listed on, a Sanctions List; (b) which is a government of a Sanctioned Country, or an agency or instrumentality of a government of a Sanctioned Country; or

AGREED FORM 8 (c) resident in, or located in, with a material portion of its business operating from, or incorporated under the laws of, a Sanctioned Country. “Dispute” has the meaning given to that term in Clause 28.1 (Submission to jurisdiction). “Drawdown Date” means the date of or proposed date for the making of the Interim Loan. “Drawdown Request” means a signed notice requesting the Interim Loan in the form set out in Schedule 2 (Form of Drawdown Request). “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, Norway and any other member state from time to time. “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time. “Facility Office” means the office through which an Interim Lender will perform its obligations under the relevant Interim Facility notified to the Interim Facility Agent in writing by not less than five Business Days’ notice. “FATCA” means: (a) sections 1471 to 1474 of the Code or any associated regulations or other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law, regulation or guidance referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law, regulation or guidance referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. “FATCA Deduction” means a deduction or withholding from a payment under an Interim Document required by FATCA. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. “Fee Letter” means the letter from the Original Interim Lenders to the Company dated on or prior to the date hereof (as amended from time to time) in respect of fees payable in relation to the Interim Facilities and the Long-term Financing Agreements. “Final Repayment Date” has the meaning given to that term in Clause 7.1 (Repayment).

AGREED FORM 9 “Financial Indebtedness” means indebtedness in respect of: (a) moneys borrowed and debt balances at banks or other financial institutions; (b) any amount raised by acceptance under any acceptance credits or bill discounting facility (or dematerialised equivalent); (c) moneys raised under or pursuant to bonds, notes, debentures, loan stock or any similar instrument; (d) any finance or capital lease or hire purchase contract which would, in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the relevant Group Company, be treated as a finance or capital lease but only to the extent of such treatment; (e) receivables sold or discounted (other than to the extent there is no recourse); (f) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability which would fall within one of the other paragraphs of this definition; (g) any Treasury Transaction (and, when calculating the value of any Treasury Transaction, only the marked to market net value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account); (h) the acquisition cost of any asset where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition or construction of the relevant asset and in circumstances where the due date for payment is more than 180 days after the expiry of the period customarily allowed by the relevant supplier save where the payment deferral results from non or delayed satisfaction of contract terms by the supplier or from contract terms establishing payment schedules tied to total or partial contract completion and/or to the results of operational testing procedures; (i) any amount raised by the issue of redeemable preference shares by any Group Company (other than to another Group Company and other than those redeemable at the option of the issuer) which mature prior to the Final Repayment Date; (j) any amount raised under any other transaction which has the commercial effect of a borrowing; and (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in the paragraphs above, and provided that: (i) in relation to bank accounts only the net balance shall be taken into account; and (ii) pension liabilities and provisions which are treated as borrowings or financial debt under IFRS shall not be included. “Funding Cost” means Term SOFR provided that if Term SOFR is less than 0 per cent. at any time when Term SOFR is fixed, Term SOFR shall be deemed to be 0 per cent.

AGREED FORM 10 “Group” means the Company and its Subsidiaries from time to time (but, for the avoidance of doubt, prior to the Acquisition Closing Date, excluding the Target Group). “Group Company” means a member of the Group. “Holding Company” means in relation to any person, any other body corporate or other entity of which it is a Subsidiary. “Insolvency Event” in relation to an Interim Finance Party means that the entity: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (f) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (g) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (h) has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; (i) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (j) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (k) has a secured party take possession of all or substantially all its assets or has a distress, execution, (prejudgement) attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

AGREED FORM 11 (l) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (k) above; or (m) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. “Interest Period” has the meaning given to that term in Clause 8.2 (Payment of interest). “Interim Documents” means each of this Agreement, the Fee Letter, the Interim Security Documents, any Drawdown Request and any other document designated as such in writing by the Interim Facility Agent and the Company. “Interim Facility” means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2 (The Interim Facilities – Availability). “Interim Commitment” means: (a) in relation to the Original Interim Lenders, the amount set opposite its name under the heading “Interim Commitment” in Schedule 1 (The Original Interim Lenders), and the amount of any other Interim Facility Commitment transferred to it under this Agreement; and (b) in respect of any other Interim Lender, the amount of any Interim Commitment transferred to it pursuant to Clause 23 (Changes to Parties), to the extent not cancelled, reduced or transferred by it under this Agreement. “Interim Finance Parties” means the Interim Lenders, the Interim Facility Agent and the Interim Security Agent. “Interim Lender” means: (a) an Original Interim Lender; and (b) any other bank or financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets which has become a party as an Interim Lender to this Agreement pursuant to Clause 23 (Changes to Parties), which in each case has not ceased to be an Interim Lender in accordance with the terms of this Agreement. “Interim Liabilities” means all liabilities and obligations (both actual and contingent and whether incurred solely or jointly or in any capacity) payable or owing by the Borrowers to the Interim Finance Parties under the Interim Documents relating to or arising in respect of the Interim Facility. “Interim Loan” means a loan made or to be made under the Interim Facility or the principal amount outstanding of that loan at any time. “Interim Loan Drawdown Request” means any Drawdown Request made at any time in relation to any Interim Loan. “Interim Secured Parties” means each Interim Finance Party and each Receiver and Delegate.

AGREED FORM 12 “Interim Security” means the Security Interests created or expressed to be created in favour of the Interim Security Agent pursuant to the Interim Security Documents. “Interim Security Document” means each document listed in paragraph Error! Reference source not found. (Interim Security Documents) of Schedule 3 (Conditions Precedent) and any other document entered into by the Company or Listco creating or expressed to create any Security Interests over all or any part of its assets in respect of the obligations of the Borrowers under any of the Interim Documents. “Interpolated Screen Rate” means the rate (rounded upwards to four decimal places) which results from interpolating on a linear basis between: (a) either: (i) the applicable Term SOFR for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Interim Loan; or (ii) if no such Term SOFR is available for a period which is less than the Interest Period of the Interim Loan, the most recent available SOFR for a day which is two US Government Securities Business Days before the Rate Fixing Day; and (b) the most recent applicable Term SOFR (as of a day which is no more than five US Government Securities Business Days before the Rate Fixing Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Interim Loan, as of the Specified Time on the Quotation Day of the Interim Loan. “Long-term Financing” means the Bridge Facility (as defined in the Commitment Letter). “Long-term Financing Agreement” means, collectively, the facilities agreement documenting the Bridge Facility (as defined in the Commitment Letter) and other documents or arrangements to be entered into for the purpose of documenting the Long-term Financing. “Longstop Date” has the meaning given to that term in the Acquisition Agreement (in the form delivered to the Interim Lenders prior to the date of this Agreement). “Major Event of Default” means an event or circumstance set out in paragraphs 1 (Payment default), 2 (Breach of other obligations), 3 (Misrepresentation), 4 (Invalidity/repudiation), 5 (Insolvency) and 6 (Insolvency proceedings) of Part 3 (Major Events of Default) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default), in each case, with respect to the Company, Holdco and Listco as to itself only (and for the avoidance of doubt not with respect to the Target Group or any other Group Company or their respective assets, liabilities or obligations) and excluding any procurement obligation with respect to the Target Group or any other Group Company. “Major Representation” means a representation set out in Part 1 (Major Representations) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default) in each case, with respect to the Company, Holdco and Listco as to itself only (and for the avoidance of doubt not with respect to the Target Group or any other Group Company or their respective assets, liabilities or obligations) and excluding any procurement obligation with respect to the Target Group or any other Group Company. “Major Undertaking” means an undertaking set out in Part 2 (Major Undertakings) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default) (other than paragraph 3 (Sanctions and anti-corruption)) in each case, with respect to the Company,

AGREED FORM 13 Holdco and Listco, as to itself only (and for the avoidance of doubt not with respect to the Target Group or any other Group Company or their respective assets, liabilities or obligations) and excluding any procurement obligation with respect to the Target Group or any other Group Company. “Majority Interim Lenders” means, at any time, Interim Lenders: (a) whose participation or share in the outstanding Interim Loan then aggregates more than 50 per cent. of the outstanding Interim Loan; or (b) if no Interim Loan is then outstanding: (i) whose Interim Commitments then aggregate more than 50 per cent. of the Total Interim Commitments; or (ii) if the Total Interim Commitments have then been reduced to zero, whose Interim Commitments aggregated more than 50 per cent. of the Total Interim Commitments immediately before that reduction. “Margin” means 4.5% per cent. per annum. “Material Adverse Effect” means any event or circumstance which, in each case (after taking into account all mitigating factors or circumstances, including any warranty, indemnity or other resources available to the Group or right of recourse against any third-party with respect to the relevant event or circumstance and any obligation of any person in force to provide any additional equity investment) has a material adverse effect on the consolidated business, assets or financial condition of the Group (taken as a whole) such that the Group (taken as a whole) would be reasonably likely to be unable to perform its payment obligations under the Interim Documents in respect of amounts due and payable thereunder within the next 12 months. “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Party” means a party to this Agreement. “Perfection Requirements” means the making or the procuring of the necessary registrations, filing, endorsements, notarisation, stampings and/or notifications of the Interim Documents and/or the Interim Security created thereunder necessary for the validity and enforceability thereof. “Permitted Security” means: (a) any netting or set-off arrangement entered into in the ordinary course of banking arrangements (including any hedging) for the purpose of netting debit and credit balances; (b) any lien or other security interest in favour of a bank or financial institution with which any Group Company holds bank accounts pursuant to such bank or financial institution’s general terms and conditions; (c) any security interests over credit balances created or subsisting pursuant to or in connection with cash pooling arrangements; (d) any lien arising by operation of law or agreement of similar effect;

AGREED FORM 14 (e) any security consisting of cash collateral (including any security over any related bank account) provided or to be provided to support a letter of credit or other obligations of the Target Group to facilitate completion of the Acquisition; (f) security over cash paid into an escrow account pursuant to any escrow or retention of purchase price arrangements in connection with the Acquisition; (g) security over rental deposits or concession payments in respect of any premises owned or occupied by any Group Company; (h) security or quasi-security arising as a result of legal proceedings discharged within 30 days or otherwise contested in good faith; (i) any security arising by operation of law in respect of Taxes being contested in good faith, for Taxes not yet overdue or for non-payment of Taxes which are not material; (j) any security granted or arising in connection with a Permitted Transaction; (k) any security arising in respect of any letters of credit or guarantees granted in connection with office leases of Listco or any of its Subsidiaries; or (l) any security not permitted under the preceding paragraphs securing indebtedness the outstanding principal amount of which, when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of security granted by a Group Company other than any permitted under the preceding paragraphs, does not exceed USD 2,000,000 (or its equivalent in other currencies) at any time. “Permitted Transaction” means: (a) any disposal required, financial indebtedness incurred, guarantee, indemnity, payment or security or any other transaction arising, contemplated or permitted under any of the Acquisition Documents or any of the transactions envisaged therein; (b) any issuance, incurrence or transfer of shares or other security to, or equity, shareholder debt or other capital contribution to any member of the Group or Target Group or any step, action or transaction for the purpose of creating or organising the group structure for the Acquisition as set out in the Structure Memorandum; (c) any Permitted Security; (d) any transaction permitted by the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders); or (e) any payments or other transactions contemplated by the Structure Memorandum. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity. “Protected Party” means an Interim Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under an Interim Document. “Qualified Majority Interim Lenders” means, at any time, Interim Lenders: (a) whose participation or share in the outstanding Interim Loans then aggregates more than 80 per cent. of the outstanding Interim Loans; or

AGREED FORM 15 (b) if no Interim Loan is then outstanding: (i) whose Interim Commitments then aggregate more than 80 per cent. of the Total Interim Commitments; or (ii) if the Total Interim Commitments have then been reduced to zero, whose Interim Commitments aggregated more than 80 per cent. of the Total Interim Commitments immediately before that reduction. “Quotation Day” means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period unless market practice differs in the relevant interbank market for a currency, in which case the Quotation Day for that currency will be determined by the Interim Facility Agent in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one day, the Quotation Day will be the last of those days). “Rate Fixing Day” means, in relation to any period for which an interest rate is to be determined in respect of the Interim Loan, two US Government Securities Business Days before the first day of that period. “Receiver” means a receiver and manager or administrative receiver of the whole or any part of the Charged Property. “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or adviser as the first fund or, if it is managed by a different investment manager or adviser, a fund whose investment manager or adviser is an Affiliate of the investment manager or adviser of the first fund. “Reports” has the meaning given to that term in paragraph 5(a) (Reports) of Schedule 3 (Conditions Precedent). “Reservations” means the principle that equitable remedies may be granted or refused at the discretion of the court, the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction, the time barring of claims under any applicable limitation statutes, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction, the possibility that a court may strike out provisions of a contract as being invalid or unenforceable for reasons of oppression, undue influence or (in the case of default interest) representing a penalty, the unavailability of, or limitation on the availability of a particular right or remedy because of equitable principles of general application and any other reservations or qualifications as to matters of law (only) which are referred to in any legal opinion referred to in Schedule 3 (Conditions Precedent). “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

AGREED FORM 16 “Sanctions” means all economic, trade or financial sanctions laws, regulations or embargoes imposed, administered or enforced from time to time by any Sanctions Authority. “Sanctions Authority” means: (a) the United States of America; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) respective governmental institutions and regulatory bodies of any of the foregoing including, His Majesty’s Treasury, the United States’ Department of the Treasury’s Office of Foreign Assets Control (OFAC), the US Department of Commerce, the US Department of State and any other agency of the US government. “Sanctioned Country” means any country or other territory subject to a general export, import, financial or investment embargo under any Economic Sanctions Laws, which, as of the date of this Agreement are Cuba, Iran, North Korea, Syria and the Ukrainian territory of Crimea, or the so-called Donetsk and Luhansk People’s Republics. “Sanctions List” means any of the publicly available lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time. “Screen Rate” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of CME Group Benchmark Administration Limited (as applicable). If such page or service ceases to be available, the Interim Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company. “Security Interest” means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, right of set-off, security trust, assignment, reservation of title or other security interest and any other agreement (including a sale and repurchase arrangement) having the commercial effect of conferring security. “Specified Time” means a time determined in accordance with Schedule 5 (Timetables). “Structure Memorandum” has the meaning given to that term in paragraph 5(a) (Reports) of Schedule 3 (Conditions Precedent). “Sub-Participation” means a sub-participation or any other agreement or arrangement having an economic effect substantially similar to a sub-participation by an Interim Lender of any of its obligations under the Interim Facility. “Subsidiary” means in relation to any company, corporation or partnership, a company, corporation or partnership: (a) which is controlled, directly or indirectly, by the first mentioned company or corporation or partnership; or

AGREED FORM 17 (b) more than half the issued share capital or membership interests of which is beneficially owned, directly or indirectly by the first mentioned company or corporation or partnership, and for this purpose, a company or corporation or partnership shall be treated as being controlled by another if that other company or corporation or partnership is able to direct its affairs and/or to control the composition of its board of directors or equivalent body. “Super Majority Interim Lenders” means, at any time, Interim Lenders: (a) whose participation or share in the outstanding Interim Loans then aggregates to 662/3 per cent. or more of the outstanding Interim Loans; or (b) if no Interim Loan is then outstanding: (i) whose Interim Commitments then aggregate 662/3 per cent. or more of the Total Interim Commitments; or (ii) if the Total Interim Commitments have then been reduced to zero, whose Interim Commitments aggregated 662/3 per cent. or more of the Total Interim Commitments immediately before that reduction. “Target” means [Brio]. “Target Group” means the Target and its Subsidiaries. “Target Shares” means 60% of the shares outstanding in the capital of the Target from time to time including without limitation any shares in the Target arising on exercise of Target Group options or awards. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by any government or other taxing authority and “Taxes” shall be construed accordingly. “Tax Credit” means a credit against, relief from, or rebate, repayment, remission or refund of, any Tax. “Tax Deduction” has the meaning given to that term in Clause 10 (Taxes). “Term Sheet” means the agreed form term sheet relating to the Long-term Financing attached to the Commitment Letter as Exhibit A (Term Sheet). “Term SOFR” means: (a) the applicable Screen Rate; (b) if no Screen Rate for the currency of the Interim Loan is available for the Interest Period of the Interim Loan, the Interpolated Screen Rate for the Interim Loan; or (c) if: (i) no Screen Rate for the currency of the Interim Loan is available for the Interest Period of the Interim Loan and (ii) it is not possible to calculate Interpolated Screen Rate for the Interim Loan, the USD Central Bank Rate (or if the USD Central Bank Rate is not available, the most recent USD Central Bank Rate for a day which is no more than five US Government Securities Business Days before the relevant date),

AGREED FORM 18 as of, 5.00 p.m. New York time on the Quotation Day for USD and for a period equal in length to the Interest Period of the Interim Loan. “Total Interim Commitments” means at any time the aggregate of the Interim Commitments, being [USD 150,000,000] as at the date of this Agreement. “Transaction Documents” means the Interim Documents and the Acquisition Documents. “Transfer Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Interim Facility Agent and the Company. “Transfer Date” means, in relation to a transfer, the later of: (a) the proposed Transfer Date specified in the Transfer Certificate; and (b) the date on which the Interim Facility Agent executes the Transfer Certificate. “Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Undisclosed Administration” means the appointment of an administrator, provisional liquidator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or pursuant to the law in the country where such Interim Finance Party is subject to home jurisdiction suspension, if applicable law requires that such appointment is not to be publicly disclosed. “Unpaid Sum” means any sum due and payable but unpaid by a Borrower under the Interim Documents. “US Government Securities Business Days” means any day other than: (a) a Saturday or a Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. “VAT” means: (a) any tax charged in accordance with the UK Value Added Tax Act 1994, as may be amended or substituted from time to time; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

AGREED FORM 19 “Write-Down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation. 1.2 Other References (a) In this Agreement, unless a contrary intention appears, a reference to: (i) an “agreement” includes any legally binding arrangement, contract, deed or instrument (in each case whether oral or written); (ii) an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement and “amend” and “amended” shall be construed accordingly; (iii) “assets” includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present or future, actual or contingent, and any interest in any of the above; (iv) a “consent” includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver; (v) a “disposal” includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary and “dispose” will be construed accordingly; (vi) “$”, “US dollars” and “USD” denotes the lawful currency of the United States of America;

AGREED FORM 20 (vii) a “guarantee” includes: (A) an indemnity, counter-indemnity, guarantee or assurance against loss in respect of any indebtedness of any other person; and (B) any other obligation of any other person, whether actual or contingent: (I) to pay, purchase, assume, provide funds (whether by the advance of money to, the purchase of or subscription for shares or other investments in, any other person, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or (II) to be responsible for the performance of any obligations by or the solvency of any other person, and “guaranteed” and “guarantor” shall be construed accordingly; (viii) “including” means including without limitation and “includes” and “included” shall be construed accordingly; (ix) “indebtedness” includes any obligation (whether incurred as principal, guarantor or surety and whether present or future, actual or contingent) for the payment or repayment of money; (x) “losses” includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind and loss shall be construed accordingly; (xi) a “month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (A) (subject to sub-paragraph (C) below) if any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if there is none, on the preceding Business Day; (B) if there is no numerically corresponding day in the month in which that period is to end, that period shall end on the last Business Day in that later month; and (C) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end, and references to “months” shall be construed accordingly; (xii) an Acceleration Notice or a Major Event of Default being “outstanding” or “continuing” means that such Acceleration Notice (or the underlying Major Event of Default giving rise to such Acceleration Notice) or Major Event of Default has occurred or arisen and has not been remedied or waived; (xiii) references to any matter being “permitted” under this Agreement or any other Interim Document or other agreement shall include references to such matters

AGREED FORM 21 not being prohibited or otherwise being approved under this Agreement or such Interim Document or such other agreement; (xiv) a “person” includes any individual, trust, firm, fund, company, corporation, partnership, joint venture, government, state or agency of a state or any undertaking or other association (whether or not having separate legal personality); (xv) the meaning of defined terms are equally applicable to the singular and plural forms of the defined terms; (xvi) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law compliance with which is customary) of any governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and (xvii) document in “agreed form” is to a document which is previously agreed in writing by or on behalf of the Interim Facility Agent (each acting reasonably) and the Company. (b) In this Agreement, unless a contrary intention appears: (i) a reference to a Party includes a reference to that Party’s successors and permitted assignees or permitted transferees but does not include that Party if it has ceased to be a party under this Agreement; (ii) references to paragraphs, Clauses, sub-clauses, appendices and Schedules are references to, respectively, paragraphs, Clauses and sub-clauses of and appendices and Schedules to this Agreement and references to this Agreement include its appendices and Schedules; (iii) a reference to (or to any specified provision of) any agreement (including any of the Interim Documents) is to that agreement (or that provision) as amended from time to time; (iv) a reference to a statute, statutory instrument or provision of law is to that statute, statutory instrument or provision of law, as it may be applied, amended or re-enacted from time to time; (v) a reference to a time of day is, unless otherwise specified to London time; and (vi) the index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement. (c) Unless a contrary indication appears, a term used in any other Interim Document or in any notice given under or in connection with any Interim Document has the same meaning in that Interim Document or notice as in this Agreement. (d) Where the Interim Facility Agent or the Interim Security Agent is referred to as acting “reasonably” or “in a reasonable manner” or as coming to an opinion or determination that is “reasonable” (or any similar or analogous wording is used), or acting or exercising any discretion (or refraining from acting or exercising any discretion) this shall mean that the Interim Facility Agent and the Interim Security Agent shall be acting or coming to an opinion or determination on the instructions of the Interim Lenders, the Majority Interim Lenders or Super Majority Interim Lenders (as the case may be) acting

AGREED FORM 22 reasonably or in a reasonable manner and the Interim Facility Agent and the Interim Security Agent shall be under no obligation to determine the reasonableness of such instructions or whether in giving such instructions the Interim Lenders, the Majority Interim Lenders or Super Majority Interim Lenders (as the case may be) are acting reasonably or in a reasonable manner. (e) Where acceptability to or satisfaction of the Interim Facility Agent or the Interim Security Agent is referred to in relation to a matter not affecting the personal interests of the Interim Facility Agent or Interim Security Agent (including, for the avoidance of doubt, any satisfaction or determination in relation to conditions precedent) this shall mean the acceptability to or satisfaction of the Interim Lenders, the Majority Interim Lenders or the Super Majority Interim Lenders (as the case may be) as notified by it to the Interim Facility Agent or the Interim Security Agent. (f) In respect of paragraphs (d) and (e) above, the Interim Facility Agent and the Interim Security Agent shall not be responsible for any liability occasioned or by any delay or failure on the part of the Interim Lenders, the Majority Interim Lenders or Super Majority Interim Lenders (as the case may be) to give any such instructions or direction or to form any such opinion. 2. THE INTERIM FACILITIES - AVAILABILITY (a) Subject to the terms of this Agreement, the Interim Lenders make available to the Borrowers the interim term loan facility in an aggregate amount equal to the Interim Commitment, available to be utilised in USD. (b) The undrawn Interim Commitments of each Interim Lender under the Interim Facility will be automatically cancelled at 11:59 p.m. (London time) on the last day of the Certain Funds Period. (c) Any Borrower (or the Company on its behalf) may, by one Business Day’s prior written notice to the Interim Facility Agent, at any time cancel any undrawn amount of the Interim Facilities. 3. PURPOSE Each Borrower shall apply all amounts borrowed by it under the Interim Facility (directly or indirectly) in or towards financing or refinancing (including by way of on-lending to any member of the Group and/or the Target Group): (a) the consideration and all other amounts payable in connection with the Acquisition (including any purchase price adjustments); and (b) other related amounts, including fees, costs, expenses, liabilities, taxes (including stamp duty) and other amounts, including those incurred in connection with the Acquisition (including Acquisition Costs), the Structure Memorandum and/or the Transaction Documents (including any required arrangement, up-front or any original issue discount fees or similar fees, any additional original issue discount or other fees arising as a result of any market flex, and any ticking fees required to be paid in connection with, and any interest accruing on, the Transaction Documents).

AGREED FORM 23 4. THE MAKING OF THE INTERIM LOANS (a) Each Interim Lender will be obliged to participate in the Interim Loan subject only to: (i) the Interim Facility Agent having received or waived the requirement to receive all of the documents and evidence referred to in Schedule 3 (Conditions Precedent), where required, in form and substance satisfactory to it (acting reasonably) or, as applicable, on the instructions of the Majority Interim Lenders (each acting reasonably in giving instructions to the Interim Facility Agent). The Interim Facility Agent shall notify the Interim Lenders and the Company promptly upon being so satisfied; (ii) no Change of Control having occurred; (iii) no Major Event of Default being continuing; and (iv) it not, since the date on which such Interim Lender first became party to this Agreement, having become unlawful in any applicable jurisdiction for such Interim Lender to make, or to allow to have outstanding, that Interim Loan provided that such Interim Lender has notified the Company immediately upon becoming aware of the relevant unlawfulness in accordance with Clause 11.3 (Illegality), and provided that such unlawfulness alone will not excuse any other Interim Lender from participating in the relevant Interim Loan and will not in any way affect the obligations of any other Interim Lender. (b) Notwithstanding any other provision of any Interim Document, during the Certain Funds Period, none of the Interim Finance Parties shall be entitled to: (i) refuse to participate in or make available any Interim Loan; (ii) cancel any of its Interim Commitments; (iii) take any action to rescind, terminate or cancel this Agreement (or any provision hereof or obligation hereunder), any Interim Commitment or any Interim Loan or exercise any similar right or remedy or exercise any right of set-off or counterclaim in respect of any Interim Commitment or Interim Loan; (iv) accelerate any Interim Loan or otherwise demand or require or cause repayment or prepayment of any Interim Loan or enforce (or instruct the Interim Security Agent to enforce) any security under any Interim Document; (v) take any other action or make or enforce any claim to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the Interim Loan from being made; or (vi) make or enforce, or take any other action to make or enforce, any claim under any indemnity or in respect of any payment obligation of a Borrower as set out in the Interim Documents, including, but not limited to, Clause 10 (Taxes), Clause 11 (Change in Circumstances), Clause 13 (Fees and Expenses) and Clause 14 (Indemnities), unless at any time any of the conditions in sub-paragraphs (a)(ii) to (a)(iv) above are not satisfied (which, in respect of sub-paragraph (a)(iv) above, shall allow the relevant Interim Lender to take such action in respect of itself only), provided that immediately upon the expiry of the Certain Funds Period, all such rights, remedies and entitlements

AGREED FORM 24 shall be available to the Interim Finance Parties, notwithstanding that they may not have been used or been available for use during the Certain Funds Period. 5. NATURE OF AN INTERIM FINANCE PARTY’S RIGHTS AND OBLIGATIONS (a) Each Interim Lender will participate in the Interim Loan in the proportion which its relevant Interim Commitment bears to the aggregate of the relevant Interim Commitments immediately before the making of that Interim Loan. (b) No Interim Lender is bound to monitor or verify the drawdown of any Interim Facility nor be responsible for the consequences of such drawdown. (c) The obligations of each Interim Finance Party under the Interim Documents are several. (d) Failure by an Interim Finance Party to perform its obligations does not affect the obligations of any other Party under the Interim Documents. (e) No Interim Finance Party is responsible for the obligations of any other Interim Finance Party under the Interim Documents. (f) The rights of an Interim Finance Party under the Interim Documents are separate and independent rights. (g) An Interim Finance Party may, except as otherwise stated in the Interim Documents, separately enforce its rights under the Interim Documents. (h) A debt arising under the Interim Documents to an Interim Finance Party is a separate and independent debt. 6. DRAWDOWN 6.1 Giving of Drawdown Requests (a) A Borrower (or the Company on its behalf) may borrow the Interim Loan by giving to the Interim Facility Agent a duly completed Drawdown Request. A Drawdown Request is, once given, irrevocable. (b) Unless the Interim Facility Agent otherwise agrees, the latest time for receipt by the Interim Facility Agent of a duly completed Drawdown Request is the Specified Time. (c) Each Borrower may only draw one Interim Loan under the Interim Facility. 6.2 Completion of Drawdown Requests (a) A Drawdown Request for the Interim Loan will not be regarded as having been duly completed unless the Drawdown Date is a Business Day within the Certain Funds Period, and the amount of the Interim Loan requested does not exceed the Total Interim Commitments. (b) For the avoidance of doubt, the Drawdown Request in respect of a utilisation to be made during the Certain Funds Period shall be considered validly submitted if completed and signed by a Borrower (or the Company on its behalf), notwithstanding that: (i) all conditions precedent to such utilisations have not been satisfied (and no funding indemnities shall be required in addition to those set out in this Agreement); and

AGREED FORM 25 (ii) such Drawdown Request was submitted prior to the date of this Agreement (including, for the avoidance of doubt, alongside any request that the Interim Finance Parties enter into and execute this Agreement made in accordance with the terms of the Commitment Letter). 6.3 Advance of Interim Loans (a) The Interim Facility Agent must promptly notify each Interim Lender of the details of the requested Interim Loan and the amount of its share in that Interim Loan. (b) The amount of each Interim Lender’s share of the Interim Loan will be equal to the proportion which its relevant available Interim Commitment bears to the aggregate of all of the relevant available Interim Commitments on the proposed Drawdown Date. (c) No Interim Lender is obliged to participate in the Interim Loan in respect of the Interim Facility if as a result its share in the Interim Loan would exceed its corresponding Interim Commitment in respect of the Interim Facility or that Interim Loan would exceed the aggregate of the Interim Commitments of all the Interim Lenders. (d) The Interim Loan may only be denominated in USD. 7. REPAYMENT AND PREPAYMENT 7.1 Repayment (a) The Borrowers must repay the outstanding Interim Loan (together with all interest and all other amounts accrued or outstanding under or in connection with the Interim Documents) on the earlier of: (i) the date which falls 90 days after the Acquisition Closing Date (the “Final Repayment Date”); (ii) the date of an Acceleration Notice; (iii) the occurrence of a Change of Control; and (iv) subject to Clause 4 (The Making of the Interim Loans), the date on which the Company or Holdco sells all or substantially all of the assets of the Group (whether in a single transaction or a series of related transactions). (b) Subject to Clause 4 (The Making of the Interim Loans) above and Clause 16.7 (Enforcement of Interim Security Documents) below, if a Major Event of Default has occurred and is continuing the Interim Facility Agent may, and shall if so directed by the Super Majority Interim Lenders, by notice to the Company: (i) cancel all or any of the Total Interim Commitments hereunder at which time they shall be immediately cancelled; and/or (ii) declare that all or any part of the outstanding Interim Loan together with accrued interest and any other amounts accrued or outstanding under the Interim Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or (iii) declare that all or any part of the outstanding Interim Loan be payable on demand, at which time they shall become immediately due and payable on demand by the Interim Facility Agent; and/or (iv) exercise or direct the Interim Security Agent to exercise all or any of its rights, remedies or discretions under the Interim Security Documents. (c) Any such notice shall take effect in accordance with its terms. (d) Amounts repaid under the Interim Facility cannot be redrawn.

AGREED FORM 26 7.2 Prepayment and cancellation (a) The Borrowers shall prepay the Interim Loan in full, together with all interest and all other amounts accrued or outstanding under or in connection with the Interim Documents substantially simultaneously with the proceeds of any drawing under the Bridge Facility (as defined in the Commitment Letter). (b) The Borrowers may prepay the whole or any part of the outstanding Interim Loan, together with accrued but unpaid interest, at any time, on giving one Business Day’s prior notice in writing to the Interim Facility Agent. (c) The Interim Commitments (or any part thereof) shall be automatically cancelled at the end of the Certain Funds Period applicable to such Interim Facility (or part thereof). (d) The Interim Commitments will be automatically cancelled on the first date on which the documentation in respect of the Long-term Financing has been fully executed and delivered by all the parties to it and all of the initial conditions precedent specified therein have been satisfied or waived (other than any conditions precedent which can only be satisfied on the Acquisition Closing Date, which, if documentary, must be in agreed form). 8. INTEREST 8.1 Calculation of interest The rate of interest on the Interim Loan for its Interest Period is the percentage rate per annum equal to the aggregate of: (a) the Margin; and (b) the Funding Cost for that Interest Period. 8.2 Payment of interest (a) The period for which the Interim Loan is outstanding shall be divided into successive interest periods (each an “Interest Period”), each of which will start on the expiry of the previous Interest Period or, in the case of the first Interest Period, on the Drawdown Date. (b) A Borrower (or the Company on its behalf) shall select an Interest Period of one month or three months in each Drawdown Request and thereafter no later than the Specified Time. If the Borrower (or the Company on its behalf) does not select an Interest Period, the default Interest Period shall (subject to paragraph (d) below) be one month. (c) The Borrowers must pay accrued interest on the Interim Loan on the last day of each Interest Period and on any date on which that Interim Loan is repaid or prepaid. (d) Notwithstanding paragraphs (a) and (b) above, no Interest Period will extend beyond the Final Repayment Date. (e) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not), provided that no Interest Period will extend beyond the Final Repayment Date.

AGREED FORM 27 8.3 Interest on overdue amounts If a Borrower fails to pay when due any amount payable by it under the Interim Documents, it must immediately on demand by the Interim Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment. Interest on an overdue amount is payable at a rate determined by the Interim Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted part of the Interim Loan under the Interim Facility. 8.4 Interest calculation Interest shall be paid in the currency of the Interim Loan and shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 360 day year (or, where practice in the relevant interbank market differs, in accordance with that market practice). The Interim Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement. 8.5 Break Costs If there is a repayment, prepayment or recovery of all or any part of the Interim Loan and other than on the last day of its Interest Period, the relevant Borrower will pay the Lenders promptly following demand their Break Costs (if any), provided that the Borrower has received from the relevant Lenders a certificate confirming the amount of such Break Costs together with reasonable detail of the calculation thereof. 9. MARKET DISRUPTION 9.1 [Reserved] 9.2 Market disruption (a) If a Market Disruption Event occurs in relation to the Interim Loan for any Interest Period, then the rate of interest on each Interim Lender’s share of the Interim Loan for the Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the rate notified to the Interim Facility Agent by that Interim Lender as soon as practicable and in any event by close of business on the date falling three Business Days after the Quotation Day (or, if earlier, on the date falling three Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Interim Lender of funding its participation in the Interim Loan from whatever source it may reasonably select. (b) If: (i) the percentage rate per annum notified by an Interim Lender pursuant to paragraph (a)(ii) above is less than the applicable Funding Cost; or (ii) an Interim Lender has not notified the Interim Facility Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above, the cost to that Interim Lender of funding its participation in the Interim Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the applicable Funding Cost for the relevant currency.

AGREED FORM 28 (c) If a Market Disruption Event occurs the Interim Facility Agent shall, as soon as is practicable, notify the Company. (d) In this Agreement, “Market Disruption Event” means before close of business in [New York] on the Quotation Day for the relevant Interest Period, the Interim Facility Agent receives notifications from an Interim Lender or Interim Lenders (whose participations in the Interim Loan exceed 50 per cent. of that Interim Loan) that the cost to it of funding its participation in the Interim Loan from whatever source it may reasonably select would be in excess of the applicable Funding Cost. 9.3 Alternative basis of interest or funding (a) If a Market Disruption Event occurs and the Interim Facility Agent or the Company so requires, the Interim Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Interim Lenders and the Company, be binding on all Parties. 10. TAXES In this Agreement: “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under an Interim Document, other than a FATCA Deduction. Unless a contrary indication appears, in this Clause 10 a reference to determines or determined means a determination made in the discretion of the person making the determination acting reasonably and in good faith. 10.1 Gross-up (a) The Borrowers must make all payments under the Interim Documents without any Tax Deduction, unless a Tax Deduction is required by law. (b) If a Borrower becomes aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) it shall promptly notify the Interim Facility Agent accordingly. (c) Subject to the limitations and exclusions herein, if a Tax Deduction is required by law to be made by a Borrower, the amount of the payment due from that Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) If a Borrower is required by law to make a Tax Deduction, that Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed by law and in the minimum amount required by law. (e) Within thirty (30) days after making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Borrower shall deliver to the Interim Facility Agent for the relevant Interim Finance Party entitled to the payment evidence reasonably satisfactory to that Interim Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant Tax authority.

AGREED FORM 29 (f) An Interim Lender and the Borrowers shall co-operate in promptly completing or assisting with the completion of any procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction or (if applicable) with the right to apply a reduced rate of Tax and maintain that authorisation where an authorisation expires or otherwise ceases to have effect. (g) If: (i) a Tax Deduction is required by law in respect of a payment made by or on account of a Borrower to an Interim Lender under an Interim Document; (ii) that Borrower was unaware, and could not reasonably be expected to have been aware, that the Tax Deduction was required and as a result does not make the Tax Deduction; and (iii) that Borrower is not required to make an increased payment under paragraph (c) above in respect of that Tax Deduction because, based on circumstances existing at the time such Tax Deduction was required to be made, one of the exclusions in this Clause 10.1 would have applied, then the Interim Lender that received the payment in respect of which the Tax Deduction should have been made undertakes (upon the request of the Company) to promptly reimburse the relevant Borrower for the amount of the Tax Deduction that should have been made (plus any penalty or interest payable or incurred in connection with any failure to pay or any delay in paying any of the same). (h) Each Interim Finance Party, to the extent it is legally entitled to do so, shall provide, on or before the date on which it becomes party to this Agreement, the Borrowers with a duly completed and executed Internal Revenue Service Form W-9, W-8BEN, W- 8BEN-E, W-8IMY or W-8ECI, as applicable, establishing a complete exemption from withholding of U.S. federal income taxes with respect to all payments under the Interim Documents. 10.2 Tax indemnity (a) A Borrower shall (within five Business Days of demand by the Interim Facility Agent) pay (or procure to be paid) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines (acting reasonably and in good faith) will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of an Interim Document. (b) Paragraph (a) above shall not apply: (i) to any Tax assessed on an Interim Finance Party: (A) under the law of the jurisdiction (including any political subdivision thereof) in which that Interim Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Interim Finance Party is treated as, or deemed to be, resident for tax purposes; (B) under the law of the jurisdiction (including any political subdivision thereof) in which that Interim Finance Party has a permanent establishment to which income under an Interim Document is attributed in respect of amounts received or receivable in that jurisdiction; or

AGREED FORM 30 (C) under the law of the jurisdiction (including any political subdivision thereof) in which that Interim Finance Party’s Facility Office is located in respect of amounts received or receivable under the Interim Documents in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income or gains received or receivable (but not any sum deemed to be received or receivable) by that Interim Finance Party or if that Tax is considered a franchise Tax (imposed in lieu of net income Tax) or a branch profits or similar Tax; or (ii) to the extent a loss or liability or cost: (A) is compensated for by an increased payment under Clause 10.1 (Gross-up); (B) would have been compensated for by an increased payment under Clause 10.1 (Gross-up) but was not so compensated solely because one of the exclusions in 10.1 (Gross-up) applied; (C) is compensated for by payment of an amount under Clause 10.4 (Stamp Taxes) or Clause 10.6 (Value added taxes) or would have been so compensated but was not so compensated solely because one of the exclusions in the relevant Clause applied; (D) is attributable to any Bank Levy (or any payment attributable to, or liability arising as a consequence of any Bank Levy); or (E) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Interim Facility Agent of the event which has given, or will give, rise to the claim, following which the Interim Facility Agent shall notify the Company. 10.3 Tax Credit If a Borrower pays an additional amount under Clause 10.1 (Gross-up) or a payment under Clause 10.2 (Tax indemnity) (a “Tax Payment”) and an Interim Finance Party determines in its sole discretion (acting reasonably and in good faith) that it has obtained and utilised a Tax Credit, the Interim Finance Party shall pay an amount to that Borrower which that Interim Finance Party determines, acting reasonably and in good faith will leave it or an Affiliate (after that payment and net of all out of pocket expenses incurred in obtaining the relevant Tax Credit, including Taxes) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Borrower. 10.4 Stamp Taxes A Borrower shall pay (or procure to be paid), and within 5 Business Days of demand, indemnify (or procure to be indemnified) each Interim Finance Party against all losses which that Interim Finance Party suffers or incurs in relation to any stamp duty, registration or other similar Tax payable in respect of any Interim Document, except (A) any such Tax payable in respect of an assignment, novation, transfer or Sub-Participation or sub-contract of an Interim Loan (or part thereof) by that Interim Finance Party or otherwise of any Interim Finance Parties’ rights under an Interim Document or (B) pursuant to or to the extent that such stamp duty, registration or other similar Tax becomes payable upon a voluntary registration made by any Party if such registration is not required by any applicable law or not necessary to evidence, prove, maintain,

AGREED FORM 31 enforce, compel or otherwise assert the rights of such Party or obligations of any Party under an Interim Document. 10.5 Tax affairs Nothing in this Agreement will: (a) interfere with the right of any Interim Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Interim Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Interim Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 10.6 Value added taxes (a) All amounts expressed to be payable under an Interim Document by a Party to any Interim Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply. Subject to paragraph (c) below, if VAT is or becomes chargeable on any supply made by any Interim Finance Party to any Party under an Interim Document and such Interim Finance Party is required to account to the relevant tax authority for the VAT, the Party must pay to the Interim Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of that VAT. Such Interim Finance Party shall promptly provide an appropriate VAT invoice to such Party. (b) Where an Interim Document requires any Party to reimburse or indemnify an Interim Finance Party for any costs or expenses, that Party shall also reimburse or indemnify (as the case may be) such Interim Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Interim Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (c) If VAT is or becomes chargeable on any supply made by any Interim Finance Party (the “Supplier”) to any other Interim Finance Party (the “Recipient”) under an Interim Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Interim Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration): (i) (where the Supplier is required to account to the relevant tax authority for the VAT) the Relevant Party shall also pay to the Supplier (at the same time as paying that amount) an amount equal to the amount of such VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment received by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably

AGREED FORM 32 determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (d) Any reference in this Clause 10.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom Value Added Tax Act 1994 or in the relevant legislation of any other jurisdiction having implemented Council Directive 2006/112/EC on the common system of VAT or such equivalent concept as may be provided under equivalent legislation of another jurisdiction). (e) In relation to any supply made by an Interim Finance Party to any Party under an Interim Document, if reasonably requested by such Interim Finance Party, that Party must promptly provide such Interim Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Interim Finance Party’s VAT reporting requirements in relation to such supply. 10.7 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Interim Facility Agent and the other Interim Finance Parties. 10.8 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; and (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any law, regulation or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

AGREED FORM 33 (c) Paragraph (a) above shall not oblige any Interim Finance Party to do anything, and paragraph (a)(iii) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Interim Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 11. CHANGE IN CIRCUMSTANCES 11.1 Increased Costs (a) If the introduction of, or a change in, or a change in the interpretation, administration or application of, any law, regulation or treaty occurring after the date on which an Interim Finance Party becomes party to this Agreement, or compliance with any law, regulation or treaty made after the date on which an Interim Finance Party becomes party to this Agreement results in any Interim Finance Party (a “Claiming Party”) or any Affiliate of it incurring any Increased Cost (as defined in paragraph (d) below): (i) the Claiming Party will notify the Company and the Interim Facility Agent of the Increased Cost as soon as reasonably practicable after becoming aware of it, including a certificate confirming: (A) the amount of that Increased Cost with appropriate supporting evidence and providing reasonable details of the circumstances giving rise to such claim and the calculation of such amount; (B) that it is its policy to seek to recover such Increased Costs from other similar borrowers or guarantors in relation to similar facilities; and (C) that it had not already taken such Increased Costs into account as part of its fees and pricing in connection with the Interim Facilities, and (ii) within five Business Days of demand by the Claiming Party, the Company will pay to the Claiming Party the amount of any Increased Cost incurred by it (or any Affiliate of it). (b) The Company will not be obliged to compensate any Claiming Party under paragraph (a) above in relation to any Increased Cost: (i) compensated for by payment under Clause 10.2 (Tax indemnity) or Clause 10.4 (Stamp Taxes), or would have been compensated for under Clause 10.2 (Tax indemnity) or Clause 10.4 (Stamp Taxes) but was not so compensated because one of the exclusions in paragraph (b) of Clause 10.2 (Tax indemnity) or Clause 10.4 (Stamp Taxes) applied; (ii) attributable to a breach by the Claiming Party of any law, regulation or treaty;

AGREED FORM 34 (iii) attributable to a Tax Deduction required by law to be made by the relevant Borrower; (iv) attributable to a FATCA Deduction required to be made by a Party; (v) attributable to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy); (vi) attributable to the implementation or application or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, an Interim Finance Party or any of its Affiliates); or (vii) attributable to the implementation or application or compliance with the Basel III Standards, Basel IV or CRD IV to the extent the relevant Interim Finance Party was aware of (or could reasonably be expected to have been aware of) that Increased Cost as at the date of this Agreement or, if later, the date it became a Party. (c) If any Affiliate of an Interim Finance Party suffers a cost which would have been recoverable by that Interim Finance Party under this Clause 11.1 if that cost had been imposed on that Interim Finance Party, that Interim Finance Party shall be entitled to recover the amount of that cost under this paragraph on behalf of the relevant Affiliate. (d) In this Agreement: “CRD IV” means EU CRD IV and UK CRD IV. “EU CRD IV” means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and investment firms and amending Regulation (EU) No 648/2012; and (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC. “Basel III Standards” means the Basel Committee on Banking Supervision’s (the “Committee”) revised rules relating to capital requirements, a leverage ratio and liquidity standards set out in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Guidance for national authorities operating the countercyclical capital buffer” and “Basel III: International framework for liquidity risk measurement, standards and monitoring” published by the Committee in December 2010, each as amended, supplemented and/or restated, “Revisions to the Basel II market risk framework” published by the Committee in February 2011, the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Committee in November 2011, as amended, supplemented or restated, and any further guidance or standards published by the Committee in connection with these rules;

AGREED FORM 35 “Basel IV” means any guidelines and standards published by the Basel Committee on Banking Supervision regarding capital requirements, leverage ratio and liquidity standards applicable to banks, following the Basel III Standards; and “Increased Cost” means: (i) an additional or increased cost; (ii) a reduction in any amount due, paid or payable to the Claiming Party under any Interim Document; or (iii) a reduction in the rate of return on the Claiming Party’s (or its Affiliate’s) overall capital, suffered or incurred by a Claiming Party (or any Affiliate of it) as a result of it having entered into or performing its obligations under any Interim Document or making or maintaining its participation in any Interim Loan; “UK CRD IV” means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”); (ii) the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and (iii) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act. 11.2 Mitigation (a) If circumstances arise which entitle an Interim Finance Party: (i) to receive payment of an amount under Clause 10 (Taxes); or (ii) to demand payment of any amount under Clause 11.1 (Increased Costs); or (iii) to require cancellation or prepayment to it of any amount under Clause 11.3 (Illegality) (including for the avoidance of doubt if an Interim Finance Party is not obliged to fund in circumstances where paragraph (a)(iii) of Clause 4 (The Making of the Interim Loans) applies), then that Interim Finance Party will, at the request of the Company, take all reasonable steps to mitigate the effect of those circumstances (including by transferring its rights and obligations under the Interim Documents to an Affiliate or changing its Facility Office or transferring its rights and obligations under the Interim Documents for cash at par plus all accrued and unpaid interest and all other amounts outstanding (if any) to

AGREED FORM 36 another bank, financial institution or other person nominated for such purpose by the Company). (b) No Interim Finance Party will be obliged to take any such steps or action if to do so is likely in its opinion (acting reasonably) to be unlawful or to have an adverse effect on its business, operations or financial condition (other than any minor costs and expenses of an administrative or similar nature) or breach its banking policies or require it to disclose any confidential information. (c) The Company shall, within five Business Days of demand by the relevant Interim Finance Party, indemnify (or procure to be indemnified) such Interim Finance Party for any costs or expenses reasonably incurred by it as a result of taking any steps or action under this paragraph. (d) This paragraph does not in any way limit, reduce or qualify the obligations of the Borrowers or Listco under the Interim Documents. 11.3 Illegality If after the date of this Agreement (or, if later, the date the relevant Interim Lender becomes a Party) it becomes unlawful in any applicable jurisdiction for an Interim Lender to participate in the Interim Facility, maintain its Interim Commitment or perform any of its obligations under any Interim Documents, then: (a) that Interim Lender shall promptly so notify the Interim Facility Agent and the Company; (b) upon such notification to the Company, that Interim Lender’s Interim Commitment will be cancelled on the date specified by that Interim Lender in such notice (being the last Business Day immediately prior to the illegality taking effect or the latest date otherwise allowed by the relevant law) to the extent necessary to cure the relevant illegality or (save for in circumstances where it would be illegal for the relevant Interim Loan to remain in place) at the Company’s request, the relevant Interim Lender’s Interim Commitment shall be transferred to another person pursuant to paragraph (l) of Clause 23.2 (Transfers by Interim Lenders); and (c) to the extent that Interim Lender’s participation has not been transferred pursuant to paragraph (l) of Clause 23.2 (Transfers by Interim Lenders), that Interim Lender’s corresponding Interim Commitment(s) shall be cancelled and the relevant Borrower shall prepay (as applicable) that Interim Lender’s participation in the Interim Loan on the last day of the Interest Period for the Interim Loan occurring after the Interim Facility Agent has notified the Company or, if earlier, the date specified by the Interim Lender in the notice delivered to the Interim Facility Agent (being no earlier than the last day of any applicable grace period permitted by law). 11.4 Replacement of Screen Rate (a) Subject to paragraphs (b) and (c) below, any amendment or waiver which relates to providing for an additional or alternative benchmark rate, base rate or reference rate to apply in relation to that currency in place of that Screen Rate for an applicable Interim Facility (including any amendment, replacement or waiver to the definition of “Term SOFR” or “Screen Rate”, including an alternative or additional page, service or method for the determination thereof) (or which relates to aligning any provision of an Interim Document to the use of that other benchmark rate, base rate or reference rate, including making appropriate adjustments to this Agreement for basis, duration, time and periodicity for determination of that other benchmark rate, base rate or reference rate

AGREED FORM 37 for any Interest Period and making other consequential and/or incidental changes) (a “Benchmark Rate Change”) may be made with the consent of the Interim Facility Agent and the Company. (b) If the Company or the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders) requests the making of a Benchmark Rate Change, it shall notify the Interim Facility Agent or the Company (as applicable) thereof and if such Benchmark Rate Change cannot be agreed upon by the date which is five (5) Business Days before the end of the current Interest Period (or in the case of a proposed Interim Loan, the date which is five (5) Business Days before the date upon which the Drawdown Request in respect of such Interim Loan will be served, as notified by the Company to the Interim Facility Agent), the Screen Rate applicable to any Interim Lender’s share of the Interim Loan shall be replaced by the rate certified to the Interim Facility Agent by that Interim Lender as soon as practicable (and in any event by the date falling two (2) Business Days before the date on which interest is due to be paid in respect of the relevant Interest Period) to be that which expresses as a percentage rate per annum the cost to the relevant Interim Lender of funding its participation in that Interim Loan in the relevant interbank market. (c) Notwithstanding the definitions of “Term SOFR” or “Screen Rate” in Clause 1.1 (Definitions) or any other term of any Interim Document, the Interim Facility Agent may from time to time (with the prior written consent of the Company) specify a Benchmark Rate Change for any currency for the purposes of the Interim Documents, and each Interim Lender authorises the Interim Facility Agent to make such specification. 12. PAYMENTS 12.1 Place (a) Unless otherwise specified in an Interim Document, on each date on which payment is to be made by any Party (other than the Interim Facility Agent) under an Interim Document, such Party shall pay, in the required currency, the amount required to the Interim Facility Agent, for value on the due date at such time and in such funds as the Interim Facility Agent may specify to the Party concerned as being customary at that time for settlement of transactions in the relevant currency in the place of payment. All such payments shall be made to the account specified by the Interim Facility Agent for that purpose in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Interim Facility Agent). (b) Each payment received by the Interim Facility Agent under the Interim Documents for another Party shall, subject to paragraphs (c) and (d) below and to Clause 17.12 (Clawback), be made available by the Interim Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of an Interim Lender, for the account of its Facility Office), to such account as that Party may notify to the Interim Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by that Party). (c) The Interim Facility Agent may (with the consent of the Company or in accordance with Clause 19 (Set Off)) apply any amount received by it for the Borrowers in or towards payment (as soon as practicable after receipt) of any amount then due and payable by the Borrowers under the Interim Documents or in or towards purchase of any amount of any currency to be so applied.

AGREED FORM 38 (d) Each Agent may deduct from any amount received by it for another Party (but, in the case of amounts received by it for the Borrowers, only with the consent of the Company or in accordance with Clause 19 (Set Off)) any amount due to such Agent from that other Party but unpaid and apply the amount deducted in payment of the unpaid debt owed to it. 12.2 Currency of payment (a) Subject to paragraphs (b) to (d) (inclusive) below, any amount payable by a Borrower under the Interim Documents shall be paid in the same currency as the amount which has been utilised. (b) Each payment in respect of losses shall be made in the currency in which the losses were incurred. (c) Each repayment of an advance or payment of interest thereon shall be made in the currency of the advance. (d) Each payment under Clause 10 (Taxes) or 11.1 (Increased Costs) shall be made in the currency specified by the Interim Finance Party making the claim. (e) Any amount expressed in the Interim Documents to be payable in a particular currency shall be paid in that currency. 12.3 No set-off or counterclaim All payments made or to be made by a Borrower under the Interim Documents must be paid in full without set-off or counterclaim. 12.4 Business Days (a) If any payment would otherwise be due under any Interim Document on a day which is not a Business Day, that payment shall be due on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any such extension of the due date for payment of any principal or overdue amount, or any extension of an Interest Period, interest shall accrue and be payable at the rate payable on the original due date. 12.5 Change in currency (a) If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country: (i) any reference in any Interim Document to, and any obligations arising under any Interim Document in, the currency of that country shall be translated into, and paid in, the currency or currency unit designated by the Interim Facility Agent (after consultation with the Company and the Interim Lenders); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank of that country for the conversion of that currency or currency unit into the other, rounded up or down by the Interim Facility Agent (acting reasonably). (b) If a change in any currency of a country occurs, the Interim Documents will, to the extent the Interim Facility Agent (acting reasonably and after consultation with the Company) specifies is necessary, be amended to comply with any generally accepted

AGREED FORM 39 conventions and market practice in any relevant interbank market and otherwise to reflect the change in currency. The Interim Facility Agent will notify the other Parties to the relevant Interim Documents of any such amendment, which shall be binding on all the Parties. 12.6 Application of moneys (a) If the Interim Facility Agent receives a payment that is insufficient to discharge all amounts then due and payable by the Borrowers under any Interim Document, the Interim Facility Agent shall apply that payment towards the obligations of the Borrowers under the Interim Documents in the following order: (i) first, in payment pro rata of any fees, costs and expenses of the Agents due but unpaid under the Interim Documents; (ii) second, in payment pro rata of any fees, costs and expenses of the Interim Lenders due but unpaid under the Interim Documents; (iii) third, in payment pro rata of any accrued interest in respect of the Interim Facilities due but unpaid under the Interim Documents; (iv) fourth, in payment pro rata of any principal in respect of the Interim Facilities due but unpaid under the Interim Documents; and (v) fifth, in payment pro rata of any other amounts due but unpaid under the Interim Documents. (b) The Interim Facility Agent shall, if directed by all the Interim Lenders, vary the order set out in paragraphs (a)(ii) to (a)(v) (inclusive) above. (c) Any such application by the Interim Facility Agent will override any appropriation made by the Borrowers. (d) Any amount recovered under the Interim Security Documents will be paid to the Interim Facility Agent to be applied as set out in paragraph (a) above. 13. FEES AND EXPENSES 13.1 Costs and expenses The Company must pay (or procure to be paid) to the Interim Facility Agent, upon demand, for the account of the Interim Finance Parties the amount of all costs and expenses (including legal fees subject to any agreed limits) reasonably incurred by them or any of their Affiliates in connection with the negotiation, preparation, printing, execution and perfection of any Interim Document and other documents contemplated by the Interim Documents executed after the date of this Agreement, provided that if the Interim Facilities are not drawn no such costs and expenses will be payable (other than reasonable legal costs up to a cap separately agreed in writing). 13.2 Enforcement costs The Company must pay (or procure to be paid) to each Interim Finance Party and each Interim Secured Party, within ten (10) Business Days of demand, the amount of all costs and expenses (including reasonable legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Interim Document.

AGREED FORM 40 13.3 Other Fees The Company will pay (or procure to be paid) the Interim Finance Parties’ fees in accordance with the Fee Letter. 13.4 Amendment Costs The Company shall, within ten (10) Business Days of demand, reimburse (or procure to be reimbursed) the Interim Facility Agent for all pre-agreed out of pocket costs and expenses (including reasonable legal fees) incurred by the Interim Facility Agent in connection with responding to, evaluating, negotiating or complying with any amendment, waiver or consent requested or required by the Company, provided that if the Interim Facilities are not drawn no such costs and expenses will be payable (other than reasonable and documented out of pocket legal costs up to a cap separately agreed in writing). 13.5 No deal/no fee Notwithstanding any other provision of the Interim Documents, no fees, commissions, costs or expenses (other than reasonable and documented out of pocket legal costs up to a cap separately agreed in writing) will be payable unless the Closing Date occurs. 14. GUARANTEE AND INDEMNITY 14.1 Guarantee and Indemnity Subject to Clause 14.11 (Guarantee Limitations), each Borrower and Listco (for the purpose of this clause, collectively the “Guarantors”, and each a “Guarantor”) irrevocably and unconditionally: (a) guarantees to each Interim Finance Party punctual performance by each other Borrower and/or Listco of all their respective obligations under the Interim Documents; (b) undertakes with each Interim Finance Party that whenever another Borrower or Listco does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Interim Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with each Interim Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Interim Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower or Listco not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Interim Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 14 if the amount claimed had been recoverable on the basis of a guarantee. 14.2 Continuing Guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Borrower and Listco under the Interim Documents, regardless of any intermediate payment or discharge in whole or in part. 14.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of either Borrower or Listco or any security for those obligations or otherwise) is made by an Interim

AGREED FORM 41 Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 14 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 14.4 Waiver of defences The obligations of each Guarantor under this Clause 14 will not be affected by an act, omission, matter or thing which, but for this Clause 14, would reduce, release or prejudice any of its obligations under this Clause 14 (without limitation and whether or not known to it or any Interim Finance Party) including: (a) any time, waiver or consent granted to, or composition with, either Borrower or Listco or other person; (b) the release of either Borrower or Listco or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any of a Borrower, Listco or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Borrower or Listco or any other person; (e) any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of an Interim Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Interim Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Interim Document or any other document or security; or (g) any insolvency or similar proceedings. 14.5 Guarantor Intent Without prejudice to the generality of Clause 14.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Interim Documents and/or any facility or amount made available under any of the Interim Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing. 14.6 Immediate Recourse Each Guarantor waives any right it may have of first requiring any Interim Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 14. This waiver applies irrespective of any law or any provision of an Interim Document to the contrary.

AGREED FORM 42 14.7 Appropriations Until all amounts which may be or become payable by the Borrowers or Listco under or in connection with the Interim Documents have been irrevocably paid in full, each Interim Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Interim Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) in respect of any amounts received or recovered by any Interim Finance Party after a claim pursuant to this guarantee in respect of any sum due and payable by either Borrower or Listco under the Interim Documents place such amounts in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until such moneys are sufficient in aggregate to irrevocably discharge in full all amounts payable by the Borrowers under or in connection with the Interim Documents. 14.8 Deferral of Guarantors' rights Until all amounts which may be or become payable by the Borrowers or Listco under or in connection with the Interim Documents have been irrevocably paid in full and unless the Interim Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Interim Documents or by reason of any amount being payable, or liability arising, under this Clause 14: (a) to be indemnified by a Borrower or Listco; (b) to claim any contribution from any other guarantor of any of the Borrowers or Listco's obligations under the Interim Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Interim Finance Parties under the Interim Documents or of any other guarantee or security taken pursuant to, or in connection with, the Interim Documents by any Interim Finance Party; (d) to bring legal or other proceedings for an order requiring any of the Borrowers or Listco to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 14.1 above; (e) to exercise any right of set-off against any of the Borrowers or Listco; and/or (f) to claim or prove as a creditor of any of the Borrowers or Listco in competition with any Interim Finance Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Interim Finance Parties by the Borrowers or Listco under or in connection with the Interim Documents to be repaid in full on trust for the Interim Finance Parties and shall promptly pay or transfer the same to the Interim Facility Agent or as the Interim Facility Agent may direct for application in accordance with Clause 12 (Payments). 14.9 Release of Guarantors’ right of contribution If a Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Interim Documents then on the date such Retiring Guarantor ceases to be a Guarantor:

AGREED FORM 43 (a) that Retiring Guarantor is released from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other of the Borrowers or Listco arising by reason of the performance by any other Borrower or Listco of its obligations under the Interim Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Interim Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Interim Finance Parties under any Interim Document or of any other security taken pursuant to, or in connection with, any Interim Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 14.10 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Interim Finance Party. 14.11 Guarantee Limitations In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of a Guarantor under this clause 14 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this clause 14, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by a Guarantor, any Borrower or any other person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Agreement, but before giving effect to any other guarantee) that is valid and enforceable under such applicable laws and not subordinated to the claims of other creditors as determined in such action or proceeding. 15. INDEMNITIES 15.1 General indemnity The Company shall indemnify (or procure to be indemnified) each Interim Finance Party within ten (10) Business Days of demand against any loss or liability (not including loss of future Margin or other future interest (except Break Costs)) which that Interim Finance Party incurs as a result of: (a) the occurrence of any Major Event of Default; (b) the operation of Clause 18 (Pro Rata Payments); (c) any failure by a Borrower to pay any amount due under an Interim Document on its due date; (d) any Interim Loan not being made for any reason (other than as a result of the fraud, default or negligence of that Interim Finance Party) on the Drawdown Date specified in the Drawdown Request requesting that Interim Loan; or (e) any Interim Loan or overdue amount under an Interim Document being repaid or prepaid otherwise than in accordance with a notice of prepayment given by or on behalf of a Borrower or otherwise than on the last day of the then current Interest Period relating to that Interim Loan or overdue amount.

AGREED FORM 44 15.2 Currency indemnity (a) If: (i) any amount payable by a Borrower under or in connection with any Interim Document is received by any Interim Finance Party (or by an Agent on behalf of any Interim Finance Party) in a currency (the “Payment Currency”) other than that agreed in the relevant Interim Document (the “Agreed Currency”), and the amount produced by such Interim Finance Party converting the Payment Currency so received into the Agreed Currency is less than the required amount of the Agreed Currency; or (ii) any amount payable by a Borrower under or in connection with any Interim Document has to be converted from the Agreed Currency into another currency for the purpose of making, filing, obtaining or enforcing any claim, proof, order or judgment, then that Borrower will, as an independent obligation, within three Business Days of demand indemnify the relevant Interim Finance Party for any loss or liability incurred by it as a result. (b) Any conversion required will be made by the relevant Interim Finance Party at the prevailing rate of exchange on the date and in the market determined by the relevant Interim Finance Party, acting reasonably, as being most appropriate for the conversion. The Company will also pay (or procure to be paid) the reasonable costs of the conversion. (c) Each Borrower waives any right it may have in any jurisdiction to pay any amount under any Interim Document in a currency other than that in which it is expressed to be payable in that Interim Document. 15.3 Indemnity to the Interim Facility Agent (a) The Company shall indemnify the Interim Facility Agent against any cost, loss or liability incurred by the Interim Facility Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Major Event of Default; (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (iii) instructing lawyers, accountants, tax advisors, surveyors or other professional advisors or experts as permitted under this Agreement; and (iv) (otherwise than by reason of the Interim Facility Agent’s fraud, gross negligence or wilful misconduct) acting as Interim Facility Agent under the Interim Documents. (b) The indemnity obligations set out in this Clause 15.3 shall survive the termination of this Agreement to the extent relating to any action, circumstance or event giving rise to such indemnity obligation which occurred prior to such termination.

AGREED FORM 45 15.4 Indemnity to the Interim Security Agent (a) The Company shall promptly indemnify the Interim Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of: (i) any failure by a Borrower to comply with its obligations under Clause 13 (Fees and expenses); (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (iii) the taking, holding, protection or enforcement of the Interim Security; (iv) the exercise of any of the rights, powers, discretions and remedies vested in the Interim Security Agent and each Receiver and Delegate by the Interim Documents or by law; (v) any default by a Borrower in the performance of any of the obligations expressed to be assumed by it in the Interim Documents; or (vi) (otherwise than by reason of the Interim Security Agent’s fraud, gross negligence or wilful misconduct) acting as Interim Security Agent under the Interim Documents. (b) The Interim Security Agent may, in priority to any payment to the Interim Finance Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4 and shall have a lien on the Interim Security and the proceeds of the enforcement of the Interim Security for all monies payable to it. (c) The indemnity obligations set out in this Clause 15.4 shall survive the termination of this Agreement to the extent relating to any action, circumstance or event giving rise to such indemnity obligation which occurred prior to such termination. 16. SECURITY 16.1 Interim Security Agent (a) The Interim Security Agent declares that it shall hold any Interim Security on trust or as agent (as the case may be) for the Interim Finance Parties on the terms contained in this Agreement and in accordance with applicable law, and will apply all payments and other benefits received by it under the Interim Security Documents in accordance with the Interim Documents. (b) Each Interim Secured Party (other than the Interim Security Agent): (i) irrevocably authorises, empowers and directs the Interim Security Agent (by itself or by such person(s) as it may nominate) to perform the duties and to exercise the rights, powers, prerogatives and discretions that are specifically granted to it under or in connection with the Interim Security Documents, to take any action and exercise any right, power, prerogative and discretion upon the terms and conditions set out in this Agreement or under or in connection with the Interim Security Documents and more generally to take any action to protect the rights of the Interim Finance Parties under or in connection with any Interim Security created thereunder, in each case together with any other right, power, prerogative and discretion which are incidental thereto; and

AGREED FORM 46 (ii) confirms that the appointment of the Interim Security Agent under this paragraph (b) of Clause 16.1 shall remain in full force and effect until the occurrence of the Final Repayment Date. 16.2 Responsibility The Interim Security Agent is not liable or responsible to any other Interim Finance Party for: (a) any failure in registering, perfecting or otherwise protecting the Security Interest created by any Interim Security Document; or (b) any other action taken or not taken by it in connection with an Interim Security Document. 16.3 Title (a) The Interim Security Agent may accept, without enquiry, the title (if any) any person granting the relevant security may have to any asset over which security is intended to be created by any Interim Security Document. (b) The Interim Security Agent has no obligation to insure any such asset or the interests of the Interim Finance Parties in any such asset. 16.4 Possession of documents The Interim Security Agent is not obliged to hold in its own possession any Interim Security Document, title deed or other document in connection with any asset over which security is intended to be created by an Interim Security Document. Without prejudice to the above, the Interim Security Agent may allow any bank providing safe custody services or any professional adviser to the Interim Security Agent to retain any of those documents in its possession. 16.5 Investments Except as otherwise provided in any Interim Security Document, all moneys received by the Interim Security Agent under the Interim Documents may be: (a) invested in the name of, or under the control of, the Interim Security Agent in any investment selected by the Interim Security Agent with the consent of the Majority Interim Lenders; or (b) placed on deposit in the name of, or under the control of, the Interim Security Agent at such bank or institution (including any other Interim Finance Party) and upon such terms as the Interim Security Agent may think fit. 16.6 Conflict with Interim Security Documents If there is any conflict between the provisions of this Agreement and any Interim Security Document with regard to instructions to or other matters affecting the Interim Security Agent, this Agreement will prevail. 16.7 Enforcement of Interim Security Documents (a) The Security Interests granted pursuant to the Interim Security Documents may only be enforced if an Acceleration Notice has been given to the Company and remains outstanding.

AGREED FORM 47 (b) Each Interim Finance Party (other than the Interim Security Agent) agrees not to enforce independently or exercise any rights or powers arising under an Interim Security Document except through the Interim Security Agent and in accordance with the Interim Documents. (c) The Interim Security shall be enforced by the Interim Security Agent for the account of the Interim Finance Parties. To the extent that any Interim Security subject to this Agreement is not held by the Interim Security Agent but by an Interim Finance Party, then such Interim Security shall be enforced through the Interim Security Agent on behalf of the Interim Finance Party in accordance with the terms of this Agreement and the relevant Interim Security Document as if that Interim Security had been held by the Interim Security Agent. Subject to Clause 7.1 (Repayment) the Interim Security may only be enforced with the agreement of the Super Majority Interim Lenders and subject to applicable limitations set out therein. (d) On any enforcement of any Interim Security and notwithstanding any other term of this Agreement, the proceeds of such enforcement (along with all other amounts from time to time received or recovered by the Interim Security Agent in its capacity as such following an Acceleration Notice given to the Company and/or enforcement of any Interim Security) shall first be applied in paying the costs and expenses of such enforcement and thereafter be applied in the manner set out in Clause 12.6 (Application of moneys). 16.8 Ranking Each of the Parties agrees that: (a) all amounts owed to the Interim Lenders in respect of the Interim Facilities shall rank pari passu in right and priority of payment and without any preference between them; and (b) the Interim Security shall rank and secure all amounts owed to the Interim Lenders in respect of the Interim Facilities on a pari passu basis and without any preference between them. 16.9 Turnover by the Interim Lenders If at any time prior to the repayment in full of all amounts owed to the Interim Lenders in respect of the Interim Facilities, any Interim Lender receives or recovers: (a) any payment or distribution of, or on account of or in relation to, any of the amounts owed to the Interim Lenders which is either not permitted by this Agreement to be made to such Interim Lender or not made in accordance with Clause 12.6 (Application of moneys); (b) notwithstanding paragraph (a), any amount: (i) on account of, or in relation to, any of the amounts owed to the Interim Lenders: (A) following the service of an Acceleration Notice; or (B) as a result of any other litigation or proceedings against a Borrower; or (ii) by way of set-off in respect of any of the amounts owed to it after the service of an Acceleration Notice; or

AGREED FORM 48 (c) the proceeds of any enforcement of any Interim Security except in accordance with Clause 16.7 (Enforcement of Interim Security Documents). that Interim Lender will hold all amounts received or recovered in accordance with the above paragraphs on trust for the Interim Security Agent and promptly pay that amount to the Interim Security Agent for application in accordance with the terms of this Agreement. If for any reason the trusts expressed to be created in this clause should fail or be unenforceable, the affected person shall promptly pay an amount equal to the relevant receipt or recovery to the Interim Security Agent to be held on trust by the Interim Security Agent for application in accordance with Clause 16.7 (Enforcement of Interim Security Documents). 16.10 Release of security (a) If: (i) a disposal to a person or persons outside the Group of any asset over which security has been created by any Interim Security Document is: (A) being effected at the request of the Super Majority Interim Lenders in circumstances where any of the security created by the Interim Security Documents has become enforceable; or (B) being effected by enforcement of the Interim Security Documents; or (ii) the Interim Liabilities are irrevocably and unconditionally discharged and repaid in full; or (iii) there is a disposal of any asset over which security has been created by any Interim Security Document and which is permitted or not prohibited by the Interim Documents (but excluding any disposals specified in sub-paragraph (a)(i) above), the Interim Security Agent is irrevocably authorised to execute on behalf of each Interim Finance Party and each person which has granted the relevant security (and at the cost of the Company) the releases referred to in paragraph (b) below. (b) The releases referred to in paragraph (a) above are: (i) any release of the security created by the Interim Security Documents over that asset; and (ii) if that asset comprises all of the shares in the capital of any Group Company (or any direct or indirect Holding Company of any Group Company) held by any other Group Company, a release of that Group Company (or any direct or indirect Holding Company of any Group Company) and its Subsidiaries from all present and future liabilities (both actual and contingent and including any liability to any other Group Company under the Interim Documents by way of contribution or indemnity) (but, except in the circumstances referred to in paragraph (a)(i)(A) or (B) or above, not as a borrower) under the Interim Documents and a release of all Security Interests granted by that Group Company (or any direct or indirect Holding Company of any Group Company) and its Subsidiaries under the Interim Security Documents. (c) In the case of paragraphs (a)(i)(A) or (B) above, the net cash proceeds of the disposal must be applied in accordance with Clause 16.7 (Enforcement of Interim Security Documents) above.

AGREED FORM 49 (d) If the Interim Security Agent is satisfied that a release is allowed under this paragraph, each Interim Finance Party must execute (at the cost of the Company) any document which is reasonably required to achieve that release. Each other Interim Finance Party irrevocably authorises the Interim Security Agent to execute any such document. Any release will not affect the obligations of any other Group Company under the Interim Documents. (e) If the Interim Security Agent is satisfied that a release is allowed under this Clause 16.10, each Interim Finance Party must execute (at the cost of the Company) any document which is reasonably required to achieve that release. Each other Interim Finance Party irrevocably authorises the Interim Security Agent to execute any such document. Any release will not affect any other right of the Interim Finance Parties under the Interim Documents. 17. AGENTS 17.1 Appointment of Agents (a) Each Interim Finance Party (other than the relevant Agent) irrevocably authorises and appoints each Agent: (i) to act as its agent under and in connection with the Interim Documents (and in the case of the Interim Security Agent to act as its trustee for the purposes of the Interim Security Documents); (ii) to execute and deliver on its behalf such of the Interim Documents and any other document related to the Interim Documents as are expressed to be executed by such Agent on its behalf; (iii) to execute for and on its behalf any and all Interim Security Documents and any other agreements related to the Interim Security Documents, including without limitation the release of the Interim Security Documents; and (iv) to perform the duties and to exercise the rights, powers and discretions which are specifically delegated to such Agent by the terms of the Interim Documents, together with all other incidental rights, powers and discretions. (b) Each Interim Finance Party: (i) (other than the Interim Facility Agent) irrevocably authorises and appoints, severally, each of the Agents to accept on its behalf the terms of any reliance letter or engagement letter relating to any report, certificate or letter provided by accountants, auditors or other professional advisers in connection with any of the Interim Documents or any related transactions and to bind such Interim Finance Party in respect of the addressing or reliance or limitation of liability of any person under any such report, certificate or letter; and (ii) accepts the terms and any limitation of liability or qualification in the reports or any reliance or engagement letter entered into by any of the Agents (whether before or after such Interim Finance Party became party to this Agreement) in connection with the Interim Documents.

AGREED FORM 50 (c) The relationship between each Agent and the other Interim Finance Parties is that of principal and agent only. Except as specifically provided in the Interim Documents, no Agent shall: (i) have, or be deemed to have, any obligations to, or trust or fiduciary relationship with, any other Party or other person, other than those for which specific provision is made by the Interim Documents; or (ii) be bound to account to any other Interim Finance Party for any sum or the profit element of any sum received by it for its own account. (d) Neither Agent is authorised to act on behalf of an Interim Finance Party in any legal or arbitration proceedings relating to any Interim Document without first obtaining that Interim Finance Party’s consent except in any proceedings for the protection, preservation or enforcement of any Interim Security Document otherwise permitted by this Agreement. 17.2 Agents’ duties (a) Each Agent will only have those duties which are expressly specified in the Interim Documents. The duties of the Agents are solely of a mechanical and administrative nature. (b) Each Agent shall promptly send to each other Interim Finance Party a copy of each notice or document delivered to that Agent by a Borrower for that Interim Finance Party under any Interim Document. (c) If an Agent receives notice from a Party referring to this Agreement, describing a Major Event of Default and stating that the circumstance described is a Major Event of Default, it shall promptly notify each Interim Finance Party. (d) Each Agent shall, subject to any terms of this Agreement which require the consent of all the Interim Lenders or of any particular Interim Finance Party: (i) act or refrain from acting in accordance with any instructions from the Majority Interim Lenders or the Super Majority Interim Lenders (as applicable) and any such instructions shall be binding on all the Interim Finance Parties; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with the instructions of the Majority Interim Lenders. (e) In the absence of any such instructions from the Majority Interim Lenders (or if required all Interim Lenders) each Agent may act or refrain from acting as it considers to be in the best interests of the Interim Lenders and any such action (or omission) shall be binding on all Interim Finance Parties. (f) Except where an Interim Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. 17.3 Agents’ rights Each Agent: (a) may act under the Interim Documents by or through its personnel, delegates or agents (and any indemnity given to or received by an Agent under this Agreement extends also to its personnel, delegates or agents who may rely on this provision);

AGREED FORM 51 (b) may except as expressly provided to the contrary in any Interim Document, refrain from exercising any right, power or discretion vested in it under the Interim Documents until it has received instructions from the Majority Interim Lenders or, where relevant, all the Interim Lenders; (c) may, unless it has received notice to the contrary in accordance with this Agreement, treat the Interim Lender which makes available any portion of the Interim Loan as the person entitled to repayment of that portion (and any interest, fees or other amounts in relation thereto); (d) may, notwithstanding any other term of an Interim Document, refrain from doing anything (including disclosing any information to any Interim Finance Party or other person) which would or might in its opinion breach any law, regulation, court judgment or order or any confidentiality obligation, or otherwise render it liable to any person, and it may do anything which is in its opinion necessary to comply with any such law, regulation, judgment, order or obligation; (e) may assume that: (i) no Major Event of Default has occurred, unless it has received notice from another Party stating that a Major Event of Default has occurred and giving details of such Major Event of Default; (ii) any right, power, authority or discretion vested in any Party or any group of creditors has not been exercised; and (iii) any notice made by the Company is made on behalf of and with the consent and knowledge of Listco and each Borrower; (a) may refrain from acting in accordance with the instructions of the Majority Interim Lenders or all the Interim Lenders until it has been indemnified and/or secured to its satisfaction against all losses or liabilities (including legal fees and any associated VAT) which it may sustain or incur as a result of so acting; (b) may rely on any notice or document believed by it to be genuine and correct and assume that any notice or document has been correctly and appropriately authorised and given; (c) may rely on any statement made by any person regarding any matter which might reasonably be expected to be within such person’s knowledge or power to verify; (d) may engage, obtain, rely on and pay for any legal, accounting or other expert advice or services which may seem necessary or desirable to it; (e) may at any time, and it shall if instructed by the Majority Interim Lenders, convene a meeting of the Interim Lenders; (f) may accept without enquiry (and has no obligation to check) any title which Listco or any Borrower may have to any asset intended to be the subject of any Security Interest to be created by the Interim Security Documents; (g) may deposit any title deeds, transfer documents, share certificates, Interim Security Documents or any other documents in connection with any of the assets charged by the Interim Security Documents with any bank or financial institution or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers or other professional advisers (each a “custodian”) and it shall not be responsible or liable for or be required to insure against any loss incurred

AGREED FORM 52 in connection with any such deposit or the misconduct or default of any such custodian and it may pay all amounts required to be paid on account or in relation to any such deposit; (h) may assume that: (i) any instructions received by it from the Majority Interim Lenders or Super Majority Interim Lenders are duly given in accordance with the terms of the Interim Documents; (ii) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) if it receives any instructions to act in relation to the Interim Security, that all applicable conditions under the Interim Documents for so acting have been satisfied; (i) may act in relation to the Interim Documents and the Charged Property through its officers, employees and agents and shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent's, Receiver's or Delegate's gross negligence or wilful misconduct or fraud; (j) unless this Agreement expressly specifies otherwise, may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement; (k) notwithstanding any other provision of any Interim Document to the contrary, is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality; and (l) notwithstanding any provision of any Interim Document to the contrary, is not obliged to expend or risk their own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 17.4 Exoneration of the Agents None of the Agents are: (a) responsible for checking the adequacy, accuracy or completeness of: (i) any representation, warranty, statement or information (written or oral) made in or given in connection with any report, any Interim Document or any notice or document delivered in connection with any Interim Document or the transactions contemplated thereby; or

AGREED FORM 53 (ii) any notice, accounts or other document delivered under any Interim Document (irrespective of whether the relevant Agent forwards that notice, those accounts or other documents to another Party); (b) responsible for the validity, legality, adequacy, accuracy, completeness, enforceability, admissibility in evidence or performance of any Interim Document or any agreement or document entered into or delivered in connection therewith; (c) under any obligation or duty either initially or on a continuing basis to provide any Interim Finance Party with any credit, financial or other information relating to Listco, the Company or any other Group Company or any risks arising in connection with any Interim Document, except as expressly specified in this Agreement; (d) obliged to monitor or enquire as to the occurrence or continuation of a Major Event of Default; (e) deemed to have knowledge of the occurrence of a Major Event of Default unless it has received notice from another Party stating that a Major Event of Default has occurred and giving details of such Major Event of Default; (f) responsible for any failure of any party to an Interim Document duly and punctually to observe and perform their respective obligations under any Interim Document; (g) responsible for the consequences of relying on the advice of any professional advisers selected by it in connection with any Interim Document; (h) liable for acting (or refraining from acting) in what it believes to be in the best interests of the Interim Finance Parties in circumstances where it has not been given instructions by the Interim Lenders or the Majority Interim Lenders (as the case may be); (i) liable to any Interim Finance Party for anything done or not done by it under or in connection with any Interim Document, save to the extent directly caused by its own gross negligence or wilful misconduct; or (j) under any obligation to enquire into or check the title of Listco, the Company or any Borrower to, or to insure, any assets or property or any interest therein which is or is purported to be subject to any Security Interest constituted, created or evidenced by any Interim Security Document. 17.5 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Interim Document excluding or limiting the liability of the Agents, any Receiver or Delegate), none of the Agents, any Receiver nor any Delegate will be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Interim Document or the Charged Property unless directly caused by its gross negligence or wilful misconduct; (ii) exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Interim Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Interim Document or the Charged Property;

AGREED FORM 54 (iii) any shortfall which arises on the enforcement or realisation of the Charged Property; or (iv) without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) Nothing in this Agreement shall oblige the Agents to carry out any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Interim Finance Party on behalf of any Interim Finance Party and each Interim Finance Party confirms to the Agents that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agents. (c) Without prejudice to any provision of any Interim Document excluding or limiting the liability of the Agents, any Receiver or Delegate, any liability of the Agents, any Receiver or Delegate arising under or in connection with any Interim Document or the Charged Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agents, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agents, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Agents, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agents, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages. 17.6 The Agents individually (a) If it is an Interim Lender, each of the Agents has the same rights and powers under the Interim Documents as any other Interim Lender and may exercise those rights and powers as if it were not also acting as an Agent. (b) Each of the Agents may: (i) retain for its own benefit and without liability to account to any other person any fee, profit or other amount received by it for its own account under or in connection with the Interim Documents or any of the activities referred to in sub-paragraph (ii) below; and (ii) accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with Listco, the

AGREED FORM 55 Company or any other Group Company (or Affiliate of the Company or any other Group Company) or other Party (and, in each case, may do so without liability to account to any other person). 17.7 Communications and information (a) All communications to the Company (or any Affiliate of the Company) under or in connection with the Interim Documents are, unless otherwise specified in the relevant Interim Document, to be made by or through the Interim Facility Agent. Each Interim Finance Party will notify the Interim Facility Agent of, and provide the Interim Facility Agent with a copy of, any communication between that Interim Finance Party and the Company (or Affiliate of the Company) on any matter concerning the Interim Facility or the Interim Documents. (b) No Agent will be obliged to transmit to or notify any other Interim Finance Party of any information relating to any Party which that Agent has or may acquire otherwise than in connection with the Interim Facility or the Interim Documents. (c) In acting as Agent for the Interim Lenders, each Agent’s agency division will be treated as a separate entity from any of its other divisions or department (the “Other Divisions”). Any information relating to any Group Company acquired by any of the Other Divisions of an Agent or which in the opinion of that Agent is acquired by it otherwise than in its capacity as Agent under the Interim Documents may be treated by it as confidential and will not be treated as information available to the other Interim Finance Parties. 17.8 Non-reliance (a) Each other Interim Finance Party confirms that it has made (and will continue to make) its own independent investigation and appraisal of the assets, business, financial condition and creditworthiness of the Group and of any risks arising under or in connection with any Interim Document, and has not relied, and will not at any time rely, on any Agent: (i) to assess the adequacy, accuracy or completeness of any information (whether oral or written) provided by or on behalf of the Company or any Group Company under or in connection with any Interim Document (whether or not that information has been or is at any time circulated to it by an Agent), or any document delivered pursuant thereto, including any contained in the Reports or the transactions contemplated thereby; (ii) to assess the assets, business, financial condition or creditworthiness of Listco, the Company, the Group or any other person; or (iii) to assess the validity, legality, adequacy, accuracy, completeness, enforceability or admissibility in evidence of any Interim Document or any document delivered pursuant thereto. (b) This Clause 17.8 is without prejudice to the responsibility of the Company for the information supplied by it or on its behalf under or in connection with the Interim Documents and the Company remains responsible for all such information. (c) No Party (other than the relevant Agent) may take any proceedings against any officer, delegate, employee or agent of an Agent in respect of any claim it may have against that Agent or in respect of any act or omission by that officer, delegate, employee or agent in connection with any Interim Document. Any officer, delegate, employee or

AGREED FORM 56 agent of an Agent may rely on this Clause 17.8 in accordance with the Contracts (Rights of Third Parties) Act 1999 but subject to the terms of Clause 26.5 (Third-Party Rights). (d) No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Interim Documents to be paid by that Agent if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by that Agent for that purpose. 17.9 Know your customer Nothing in this Agreement shall oblige the Interim Facility Agent to carry out know your customer or other checks in relation to any person on behalf of any Interim Lender and each Interim Lender confirms to the Interim Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Interim Facility Agent. 17.10 Agents’ indemnity (a) Each Interim Lender shall on demand indemnify each Agent for its share of any loss or liability incurred by the relevant Agent in acting, or in connection with its role, as Agent under the Interim Documents, except to the extent that the loss or liability is incurred as a result of the relevant Agent’s gross negligence or wilful misconduct. (b) An Interim Lender’s share of any such loss or liability shall be the proportion which: (i) that Interim Lender’s participation in the outstanding Interim Loan bears to the outstanding Interim Loan at the time of demand; or (ii) if there is no outstanding Interim Loan at that time, that Interim Lender’s Interim Commitment bears to the Total Interim Commitments at that time; or (iii) if the Total Interim Commitments have been cancelled, that Interim Lender’s Interim Commitment bore to the Total Interim Commitments immediately before being cancelled. (c) The provisions of this Clause 17.10 are without prejudice to any obligations of the Company to indemnify the Agents under the Interim Documents and shall survive the termination of this Agreement to the extent relating to any action, circumstance or event giving rise to such indemnity obligation which occurred prior to such termination. 17.11 Role of the Interim Security Agent (a) The Interim Security Agent shall administer the Interim Security Documents (and where appropriate hold the benefit of the Interim Security Documents on trust) for itself and the other Interim Finance Parties and will apply all payments and other benefits received by it under the Interim Security Documents in accordance with the Interim Documents. (b) The Interim Security Agent shall not be liable for any failure, omission or defect in registering, protecting or perfecting any Security Interest constituted, created or evidenced by any Interim Security Document. (c) The Interim Security Agent has no duty or obligation to require the deposit with it of, or to hold, any title deeds, share certificates, transfer documents or other documents in connection with any asset charged or encumbered or purported to be charged or encumbered under any Interim Security Document.

AGREED FORM 57 (d) Each Interim Finance Party confirms its approval of each Interim Security Document and authorises and directs the Interim Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee (or agent) or as otherwise provided (and whether or not expressly in the names of the Interim Finance Parties) on its behalf. (e) It is agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust expressed to be created by this Agreement, the relationship of the Interim Finance Parties to the Interim Security Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, that all the other provisions of this Agreement shall have full force and effect between the parties hereto. (f) Each Interim Finance Party (other than the Interim Security Agent) irrevocably authorises the Interim Security Agent to realise such Interim Security Documents in accordance with the terms thereof and agrees not to independently enforce or exercise any rights or powers arising under the Interim Security Documents except through the Interim Security Agent and in accordance with the Interim Documents. 17.12 Resignation of the Agents (a) Any Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Interim Lenders and the Company. (b) Alternatively any Interim Agent may resign by giving 30 days' notice to the Interim Lenders and the Company, in which case the Majority Interim Lenders may appoint a successor Agent. (c) If the Majority Interim Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the relevant retiring Interim Agent (after consultation with the Company) may appoint a successor Interim Agent (acting through an office in the United Kingdom). (d) The retiring Interim Agent shall, make available to the successor Interim Agent such documents and records and provide such assistance as the successor Interim Agent may reasonably request for the purposes of performing its functions as Interim Agent under the Interim Documents. The Company shall, within three Business Days of demand, reimburse the retiring Interim Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (e) The Interim Agent's resignation notice shall only take effect upon: (i) the appointment of a successor; and/or (ii) the transfer of all the Interim Security to that successor, as applicable. (f) Upon the appointment of a successor, the retiring Interim Agent shall be discharged from any further obligation in respect of the Interim Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of this Clause 17.12 and Clause 17.10 (Agents’ Indemnity) (and any Agent fees for the account of the retiring Interim Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original party.

AGREED FORM 58 (g) The Interim Lenders by notice to the Interim Agent, may require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Company. 17.13 Reliance and engagement letters The Interim Security Agent may obtain and rely on any certificate or report from any debtor's auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor's liability and the extent to which that certificate or report may be relied on or disclosed).

AGREED FORM 59 17.14 No responsibility to perfect Interim Security The Interim Security Agent shall not be liable for any failure to: (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any debtor to any of the Charged Property; (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Interim Document or the Interim Security; (c) register, file or record or otherwise protect any of the Interim Security (or the priority of any of the Interim Security) under any law or regulation or to give notice to any person of the execution of any Interim Document or of the Interim Security; (d) take, or to require any Debtor to take, any step to perfect its title to any of the Charged Property or to render the Interim Security effective or to secure the creation of any ancillary security under any law or regulation; or (e) require any further assurance in relation to any Interim Security Document. 17.15 Insurance by Interim Security Agent (a) The Interim Security Agent shall not be obliged: (i) to insure any of the Charged Property; (ii) to require any other person to maintain any insurance; or (iii) to verify any obligation to arrange or maintain insurance contained in any Interim Document, and the Interim Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance. (b) Where the Interim Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Interim Lenders request it to do so in writing and the Interim Security Agent fails to do so within fourteen days after receipt of that request. 17.16 Custodians and nominees The Interim Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Interim Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Interim Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

AGREED FORM 60 17.17 Delegation by the Interim Security Agent (a) Each of the Interim Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such. (b) That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Interim Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Interim Secured Parties. (c) No Interim Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate. 17.18 Additional Interim Security Agent (a) The Interim Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it: (i) if it considers that appointment to be in the interests of the Interim Secured Parties; (ii) for the purposes of conforming to any legal requirement, restriction or condition which the Interim Security Agent deems to be relevant; or (iii) for obtaining or enforcing any judgment in any jurisdiction; and the Interim Security Agent shall give prior notice to the Company and the Interim Lenders of that appointment. (b) Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Interim Security Agent under or in connection with the Interim Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment. (c) The remuneration that the Interim Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Interim Security Agent. 17.19 Acceptance of title The Interim Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any debtor may have to any of the Charged Property and shall not be liable for, or bound to require any debtor to remedy, any defect in its right or title. 17.20 Powers supplemental to Trustee Acts The rights, powers, authorities and discretions given to the Interim Security Agent under or in connection with the Interim Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Interim Security Agent by law or regulation or otherwise. 17.21 Disapplication of Trustee Acts

AGREED FORM 61 Section 1 of the Trustee Act 2000 shall not apply to the duties of the Interim Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act. 17.22 Clawback (a) Where a sum is to be paid to an Agent under the Interim Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) If an Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. 17.23 Amounts paid error (a) If the Agent pays an amount to another Party and within 3 Business Days of the date of payment the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent. (b) Neither: (i) the obligations of any Party to the Agent; nor (ii) the remedies of the Agent, (whether arising under this Clause 16.13 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party). (c) All payments to be made by a Party to the Agent (whether made pursuant to this Clause 16.13 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. (d) In this Agreement, “Erroneous Payment” means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error. 18. PRO RATA PAYMENTS 18.1 Recoveries Subject to Clauses 16.7 (Enforcement of Interim Security Documents) and 18.3 (Exceptions to sharing), if any amount owing by any Group Company under any Interim Document to an Interim Lender (the “Recovering Interim Lender”) is discharged by payment, set-off or any

AGREED FORM 62 other manner other than through the Interim Facility Agent in accordance with Clause 12 (Payments) (the amount so discharged being a “Recovery”) then: (a) within three Business Days of receipt of the Recovery, the Recovering Interim Lender shall notify details of such Recovery to the Interim Facility Agent; (b) the Interim Facility Agent shall determine whether the amount of the Recovery is in excess of the amount which such Recovering Interim Lender should have received had such amount been paid to the Interim Facility Agent under Clause 12 (Payments) (any such excess amount being the “Excess Recovery”); (c) within three Business Days of demand the Recovering Interim Lender shall pay to the Interim Facility Agent an amount equal to the Excess Recovery; (d) the Interim Facility Agent shall treat that payment as if it was a payment made by the Company to the Interim Lenders under Clause 12 (Payments) and distribute it to the Interim Lenders (other than the Recovering Interim Lender) accordingly; and (e) the Recovering Interim Lender shall be subrogated to the rights of the Interim Lenders which have shared in the payment under paragraph (d) above and if for any reason the Recovering Interim Lender is unable to rely on such rights of subrogation, the amount of the Excess Recovery shall be treated as not having been paid and (without double counting) the Company will owe the Recovering Interim Lender a debt (immediately due and payable) in an amount equal to the Excess Recovery. 18.2 Notification of Recovery If any Recovery has to be wholly or partly refunded by the Recovering Interim Lender after it has paid any amount to the Interim Facility Agent under paragraph (c) of Clause 18.1 (Recoveries), each Interim Lender to which any part of the Excess Recovery (or amount in respect of it) was distributed will, on request from the Recovering Interim Lender, pay to the Recovering Interim Lender that Interim Lender’s pro rata share of the amount (including any related interest) which has to be refunded by the Recovering Interim Lender. 18.3 Exceptions to sharing Notwithstanding Clause 18.1 (Recoveries), no Recovering Interim Lender will be obliged to pay any amount to the Interim Facility Agent or any other Interim Lender in respect of any Recovery: (a) if it would not after that payment have a valid claim against the Company under paragraph (e) of Clause 18.1 (Recoveries) in an amount equal to the Excess Recovery; or (b) which it receives as a result of legal proceedings taken by it to recover any amounts owing to it under the Interim Documents, which proceedings have been notified to the other Interim Finance Parties and where the Interim Lender concerned had a right and opportunity to, but does not, either join in those proceedings or promptly after receiving notice commence and diligently pursue separate proceedings to enforce its rights in the same or another court. 18.4 No security The provisions of this Clause 18 shall not constitute a charge by any Interim Lender over all or any part of any amount received or recovered by it under any of the circumstances mentioned in this Clause 18.

AGREED FORM 63 19. SET OFF An Interim Finance Party may (to the extent beneficially owed by the Interim Finance Party) at any time following the service of an Acceleration Notice set off any matured obligation due and payable to it by a Borrower to it under an Interim Document against any matured obligation owed by it to a Borrower, regardless of currency, place of payment or booking branch of either obligation. The relevant Interim Finance Party may convert either obligation at a market rate of exchange in its ordinary course of business in order to effect such set-off. 20. NOTICES 20.1 Mode of service (a) Any notice, demand, consent or other communication (a “Notice”) made under or in connection with any Interim Document must be in writing and made by letter or by email transmission or any other electronic communication approved by the Interim Facility Agent. (b) An electronic communication will be treated as being in writing for the purposes of this Agreement. (c) The address and email address of each Party (and person for whose attention the Notice is to be sent) for the purposes of Notices given under or in connection with the Interim Documents are: (i) in the case of any person which is a Party on the date of this Agreement, the address and email address set out beneath its name in the signature pages to this Agreement; (ii) in the case of any other Interim Finance Party, the address and email address notified in writing by that Interim Finance Party for this purpose to the Interim Facility Agent on or before the date it becomes a Party; or (iii) any other address and/or email address notified in writing by that Party for this purpose to the Interim Facility Agent (or in the case of the Interim Facility Agent, notified by the Interim Facility Agent to the other Parties) by not less than five (5) Business Days’ notice. (d) Any Notice given to an Agent will be effective only: (i) if it is marked for the attention of the department or officer specified by that Agent for receipt of Notices; and (ii) subject to paragraph (b) of Clause 20.2 (Deemed service) below, when actually received by that Agent. (e) The Company hereby expressly confirms that each Agent is permitted to make any communications to it, any other Borrower or Listco by way of electronic mail. 20.2 Deemed service (a) Subject to paragraph (b) below, a communication or document made or delivered by one person to another under or in connection to the Interim Documents will be deemed to be given as follows: (i) if by letter delivered personally, when delivered;

AGREED FORM 64 (ii) if by letter sent by post, five days after posting (first class or equivalent postage prepaid in a correctly addressed envelope); (iii) if by e-mail or any other electronic communication, when received in legible form; and (iv) if by posting to an electronic website, at the time of notification to the relevant recipient of such posting or (if later) the time when the recipient was given access to such website. (b) A Notice given in accordance with paragraph (a) above but received on a day that is not a Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place. (c) Any communication or document to be made or delivered to the Agents will be effective only when actually received by the Agents and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below. 20.3 Electronic communication (a) Any communication to be made between any two parties under or in connection with the Interim Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secured website), if those two parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them. (b) Any electronic communication made between those two parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a party to the Interim Facility Agent only if it is addressed in such a manner as the Interim Facility Agent shall specify for this purpose. (c) Any reference in an Interim Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 20.3. 20.4 Language (a) Any notice given under or in connection with any Interim Document must be in English. (b) All other documents provided under or in connection with any Interim Document must be: (i) in English; or (ii) if not in English, and if so required by the Interim Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

AGREED FORM 65 21. CONFIDENTIALITY (a) Each Interim Finance Party will keep the Interim Documents and any information supplied to it by or on behalf of Listco, the Company or any other Group Company under the Interim Documents confidential, provided that it may disclose any such document or information: (i) to any person to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Interim Documents, provided that such person has entered into a confidentiality undertaking substantially in LMA standard form, capable of being relied on by the Company and such confidentiality undertaking may not be materially amended without the consent of the Company (a copy of each confidentiality undertaking and any amendments thereto shall be provided to the Company as soon as reasonably practicable following its request for the same); (ii) to any person with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any Sub-Participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Interim Documents and/or any Borrower, provided that such person has entered into a confidentiality undertaking substantially in LMA standard form, capable of being relied on by the Company and such confidentiality undertaking may not be materially amended without the consent of the Company (a copy of each confidentiality undertaking and any amendments thereto shall be provided to the Company as soon as reasonably practicable following its request for the same); (iii) which is publicly available (other than by virtue of a breach of this Clause 21); (iv) if and to the extent required by law or regulation or at the request of an administrative authority or body (including any tax or bank supervisory authority), in which case, to the extent permitted by law, each Interim Finance Party agrees to use commercially reasonable efforts to inform the Company promptly thereof to the extent lawfully permitted to do so, or any applicable stock exchange; (v) to its auditors and professional advisers on a confidential basis; (vi) to any direct or indirect Holding Company of the Company, any Party or any Group Company; (vii) to the extent reasonably necessary in connection with any legal or arbitration proceedings to which it is a party; (viii) for the purpose of obtaining any consent, making any filing, registration or notarisation or paying any stamp or registration tax or fee in connection with any of the Interim Documents; (ix) with the agreement of the Company; (x) subject to your prior approval of the information to be disclosed, information supplied on a customary basis to rating agencies in connection with obtaining a rating required (if any) pursuant to the Commitment Documents (as defined in the Commitment Letter) and/or the Interim Documents; or

AGREED FORM 66 (xi) to any Affiliate and Related Funds or actual and potential funding sources (and any of their officers, directors, employees, professional advisers, auditors, partners and representatives) in connection with the transactions contemplated hereby, on an as needed and confidential basis and provided that, such Interim Lender shall be responsible for the compliance of any such Affiliate and/or Related Fund. (b) This Clause 21 replaces any previous confidentiality undertaking given by any Interim Finance Party in connection with this Agreement prior to it becoming a Party. 22. REPRESENTATIONS AND WARRANTIES, UNDERTAKINGS (a) Except as otherwise provided in Part 1 (Major Representations) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default), each of the Company, and (other than in respect of paragraph 5 (Sanctions and Anti-Corruption) Holdco and Listco makes the representations and warranties set out in Part 1 (Major Representations) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default) to each Interim Finance Party in respect of itself only (and, for the avoidance of doubt, not with respect to any other Group Company or member of the Target Group or their respective assets, liabilities or obligations and excluding any procurement obligations with respect to any other Group Company or member of the Target Group) on the date of this Agreement, on the date of each Drawdown Request and on the first day of each Interest Period by reference to the facts and circumstances existing at the relevant time and acknowledges that each Interim Finance Party is relying on such representations and warranties. (b) Each of the Company, Holdco and Listco agrees to be bound by the Major Undertakings that it is subject to under the terms of Part 2 (Major Undertakings) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default). 23. CHANGES TO PARTIES 23.1 Assignment and transfers None of the Company, Holdco or Listco shall assign, novate or transfer all or any part of its rights and obligations under any Interim Documents. 23.2 Transfers by Interim Lenders (a) Subject to the provisions of this Clause 23.2 and Clause 23.3 (Increased Costs), an Interim Lender (the “Existing Interim Lender”) may: (i) assign any of its rights or transfer by novation any of its rights and obligations under any Interim Document; or (ii) enter into any Sub-Participation or any sub-contract, to or with a bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in, securities (the “New Interim Lender”). (b) Subject to paragraph (e) below, on and prior to the expiry of the Certain Funds Period, no Existing Interim Lender may assign any of its rights or transfer by novation any of its obligations, nor enter into any Sub-Participation or sub-contract in respect of the same, without the prior written consent of the Company (in its sole and absolute

AGREED FORM 67 discretion and never deemed given), unless it is to an Affiliate or Related Fund of an Original Interim Lender. (c) After the expiry of the Certain Funds Period, no Existing Interim Lender may assign any of its rights or transfer by novation any of its obligations, nor enter into any Sub-Participation or any sub-contract in respect of the same, without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed and deemed to be given 10 Business Days following a request from the Existing Interim Lender), provided that prior written consent shall not be required with respect to the Interim Loan, if the assignment or transfer or Sub Participation or sub contract is: (i) made to an Affiliate or Related Fund of that Interim Lender or to another Existing Interim Lender; or (ii) effected at a time when a Major Event of Default under paragraph 1 (Payment default) (insofar as it relates to payment of principal or interest only), 5 (Insolvency) or 6 (Insolvency proceedings) of Part 3 (Major Events of Default) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default) is continuing, provided, further, that, unless a Major Event of Default under paragraph 1 (Payment default) (insofar as it relates to payment of principal or interest only), 5 (Insolvency) or 6 (Insolvency proceedings) of Part 3 (Major Events of Default) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default) has occurred and is continuing, the Original Interim Lender (together with its Affiliates and Related Funds) shall not (without the prior written consent of the Company (in its sole discretion)) hold less than 51% of the outstanding principal amount of all Interim Loans on the applicable date of determination; and (d) Notwithstanding anything to the contrary in this Agreement, no assignment or transfer or Sub-Participation or sub-contract shall be permitted at any time to any person that: (i) is a Defaulting Interim Lender or an Affiliate of a Defaulting Interim Lender (or would, upon becoming an Interim Lender, be a Defaulting Interim Lender or an Affiliate of a Defaulting Interim Lender); or (ii) is an entity which is engaged in trading or acquiring, or whose principal investment strategy is investing in, distressed debt or the pursuance of “loan to own” investment strategies, unless a Major Event of Default under paragraph 1 (Payment default) (insofar as it relates to payment of principal or interest only), 5 (Insolvency) or 6 (Insolvency proceedings) of Part 3 (Major Events of Default) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default) is continuing. (e) Notwithstanding any assignment, transfer, Sub-Participation or sub-contract by an Existing Interim Lender which is an Original Interim Lender: (i) if the assignee or transferee (or any subsequent assignee or transferee) defaults in its obligation to fund its pro rata portion of any Interim Loan during the Certain Funds Period (the “Pre-Closing Transferred Commitments”) by the required time on the applicable Drawdown Date (or has confirmed that it will not be able to fund), that Existing Interim Lender shall, by 9.30 a.m. on that Drawdown Date, fund an amount of proceeds to the relevant Borrower equal to the amount the defaulting assignee/transferee was required to fund in respect of that Interim Loan on that Drawdown Date and (i) the Interim Commitments

AGREED FORM 68 of the Existing Interim Lender under each relevant Interim Facility shall be increased by an amount equal to the additional amount that it funded on the relevant Drawdown Date in accordance with this paragraph and (ii) the Interim Commitments under the relevant Interim Facility of any such Interim Lender defaulting in its obligation to fund on that Drawdown Date shall be reduced by an equivalent amount for all purposes of this Agreement; and (ii) the Existing Interim Lender shall retain exclusive control over all rights and obligations under this Agreement with respect to the Pre-Closing Transferred Commitments, including all rights with respect to waivers, consents, modifications, amendments and confirmations as to satisfaction of the requirement to receive all of the documents and other evidence listed in Schedule 3 (Conditions Precedent), until after the end of the Certain Funds Period. (f) Each New Interim Lender, by executing a Transfer Certificate, confirms, for the avoidance of doubt, that the Interim Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Interim Lender or Interim Lenders in accordance with this Agreement on or prior to the date on which the transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Interim Lender would have been had it remained an Interim Lender. (g) Except as set out in this Clause 23.2, no consent will be required from any Party other than the transferor and the transferee to effect any assignment or transfer or Sub-Participation or sub-contract of rights and/or obligations under any Interim Document. (h) If any assignment, transfer, Sub-Participation or sub-contract is carried out in breach of this Clause 23.2 and Clause 23.3 (Increased Costs), such assignment, transfer, Sub-Participation or sub-contract shall be void and deemed to have not occurred. (i) If an Existing Interim Lender has consented to a waiver or amendment under any Interim Document then the relevant New Interim Lender shall be deemed to have consented to that waiver or amendment. (j) The Interim Facility Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain a register for the recordation of the names and addresses of the Interim Lenders, and the Interim Commitments of, and principal amounts (and stated interest) owing to, each Interim Lender pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Interim Facility Agent and the Interim Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as an Interim Lender for all purposes of this Agreement. No assignment, transfer or sub-participation of any rights or obligations of any Interim Lender under this Agreement shall be effective until it is recorded in the Register. The Register shall be available for inspection by the Company and any Interim Lender, at any reasonable time and from time to time upon reasonable prior notice. (k) If at any time any Borrower becomes obliged to repay any amount in accordance with Clause 11.3 (Illegality) or becomes obliged to pay any amounts pursuant to Clause 10.1 (Gross-up), 10.2 (Tax indemnity) or 11.1 (Increased Costs) to any Interim Lender, then the Company may, provided it gives at least two Business Days’ prior written notice to the Interim Facility Agent and such Interim Lender, replace such Interim Lender by requiring such Interim Lender to (and such Interim Lender shall) transfer pursuant to Clause 23.2 (Transfers by Interim Lenders) all (and not part only) of its rights and

AGREED FORM 69 obligations under this Agreement to an Interim Lender or other bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in or securitising loans, securities or other financial assets (a “Replacement Lender”) selected by the Company, and which is acceptable to the Interim Facility Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Interim Lender (including the assumption of the transferring Interim Lender’s participations on the same basis as the transferring Interim Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Interim Lender’s participation in the outstanding Interim Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Interim Documents. (l) The replacement of an Interim Lender pursuant to paragraph (k) above shall be subject to the following conditions: (i) the Company shall have no right to replace the Interim Facility Agent or Interim Security Agent; (ii) neither the Interim Facility Agent nor the Interim Lender shall have any obligation to the Company to find a Replacement Lender; and (iii) in no event shall the Interim Lender replaced under paragraph (k) above be required to pay or surrender to such Replacement Lender any of the fees received by such Interim Lender pursuant to the Interim Documents. (m) If: (i) an Interim Lender assigns, transfers, Sub-Participates or sub-contracts any of its rights or obligations under the Interim Documents to a New Interim Lender or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer, Sub-Participation, sub-contract or change occurs, a Borrower would be obliged to make a payment to the New Interim Lender or Interim Lender acting through its new Facility Office under Clause 10 (Taxes) or Clause 11.1 (Increased Costs), then the New Interim Lender or Interim Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Interim Lender or Interim Lender acting through its previous Facility Office would have been if the assignment, transfer, Sub-Participation, sub-contract or change had not occurred. 23.3 Increased Costs (a) The Borrowers shall not bear any notarial and security registration or perfection fees, Taxes and costs, gross-up or increased costs that result from an assignment, transfer, Sub-Participation or other similar back-to-back arrangements. (b) An Existing Interim Lender may not transfer or assign its rights or obligations under the Interim Documents or change its Facility Office if the transfer or assignment would give rise to a requirement to prepay on illegality in relation to the New Interim Lender or Existing Interim Lender acting through the new Facility Office.

AGREED FORM 70 23.4 Limitation of responsibility of Existing Interim Lenders (a) Unless expressly agreed to the contrary, an Existing Interim Lender makes no representation or warranty and assumes no responsibility to a New Interim Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Interim Security Documents or any other documents; (ii) the financial condition of the Borrowers; (iii) the performance and observance by Listco, the Company or any other Group Company of its obligations under the Interim Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Interim Lender confirms to the Existing Interim Lender, the other Interim Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Interim Lender or any other Interim Finance Party in connection with any Transaction Document or the Interim Security Documents; and (ii) will continue to make its own independent appraisal of the creditworthiness of the Company and its related entities whilst any amount is or may be outstanding under the Interim Documents or any commitment is in force. (c) Subject to paragraph (g) of Clause 23.2 (Transfers by Interim Lenders), nothing in any Interim Document obliges an Existing Interim Lender to: (i) accept a re-transfer from a New Interim Lender of any of the rights and obligations assigned or transferred under this Clause 23 (Changes to Parties); or (ii) support any losses directly or indirectly incurred by the New Interim Lender by reason of the non-performance by Listco, the Company or the Borrowers of its obligations under the Interim Documents or otherwise. 23.5 Procedure for transfer (a) Subject to the conditions set out in Clause 23.2 (Transfers by Interim Lenders), a transfer is effected in accordance with paragraph (c) below when the Interim Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Interim Lender and the New Interim Lender. The Interim Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

AGREED FORM 71 (b) The Interim Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Interim Lender and the New Interim Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Interim Lender. (c) On the Transfer Date: (i) subject to paragraph (g) of Clause 23.2 (Transfers by Interim Lenders), to the extent that in the Transfer Certificate the Existing Interim Lender seeks to transfer by novation its rights and obligations under the Interim Documents and in respect of the Interim Security each of the Borrowers and the Existing Interim Lender shall be released from further obligations towards one another under the Interim Documents and in respect of the Interim Security and their respective rights against one another under the Interim Documents and in respect of the Interim Security shall be cancelled (being the “Discharged Rights and Obligations”); (ii) subject to paragraph (g) of Clause 23.2 (Transfers by Interim Lenders), each of the Borrowers and the New Interim Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrowers and the New Interim Lender have assumed and/or acquired the same in place of the Borrowers and the Existing Interim Lender; (iii) subject to paragraph (g) of Clause 23.2 (Transfers by Interim Lenders), the Interim Facility Agent, the Interim Security Agent, the New Interim Lender and the other Interim Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Interim Security as they would have acquired and assumed had the New Interim Lender been an Original Interim Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Interim Facility Agent, the Interim Security Agent, and the Existing Interim Lender shall each be released from further obligations to each other under the Interim Documents; and (iv) the New Interim Lender shall become a Party as an “Interim Lender”. (d) The New Interim Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Interim Facility Agent (for its own account) a fee of GBP 3,500, provided that no such fee shall be payable in respect of any assignment or transfer by an Interim Lender to an Affiliate or a Related Fund of that Interim Lender. 23.6 Copy of Transfer Certificate to the Borrowers The Interim Facility Agent shall, within one Business Day after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate, confirmation of completion of the relevant transfer, assignment and Sub-Participation and the relevant transfer price. 23.7 Debt Purchase Transactions Notwithstanding any other term of this Agreement or the other Interim Documents, members of the Group shall not be entitled to purchase by way of a Debt Purchase Transaction a participation in any Interim Loan and/or any Interim Commitment.

AGREED FORM 72 24. SUBORDINATION (a) Listco, Holdco and the Company agree that all indebtedness owed by: (i) the Company to Listco; and (ii) Holdco to the Company (the “Subordinated Liabilities”) shall be subordinated and postponed to all Interim Liabilities and, following the acceleration of all or part of the Interim Loan pursuant to paragraph (b) of Clause 7.1 (Repayment), any amounts received in respect of the Subordinated Liabilities shall be applied in accordance with Clause 12 (Payments). (b) For the purposes of paragraph (a) above, following the acceleration of all or part of the Interim Loan pursuant to paragraph (b) of Clause 7.1 (Repayment), Listco and Holdco will: (i) pay all amounts in respect of the Subordinated Liabilities in cash or in kind received by or on behalf of it from Holdco or the Company (respectively) (or any trustee in bankruptcy, liquidator, administrator, receiver or similar official of such debtor or its assets) over to the Interim Facility Agent for application in the order set out in Clause 12 (Payments); (ii) direct the trustee in bankruptcy, liquidator, administrator, receiver or other person distributing the assets of the Company or Holdco or their proceeds to make payments in respect of the Subordinated Liabilities owed by the Company or Holdco directly to the Interim Facility Agent until all Interim Liabilities have been paid in full; and (iii) not take, accept or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of the Subordinated Liabilities from the Company or Holdco. (c) To the fullest extent permitted under mandatory provisions of applicable law, if the Company or Holdco is or becomes the subject of any event referred to in Clauses 5 (Insolvency) or 6 (Insolvency Proceedings) of Part 3 (Major Events of Default) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default), then at any time following the date of receipt by the Company of a written demand from the Interim Facility Agent following the acceleration of all or part of the Interim Loan pursuant to paragraph (b) of Clause 7.1 (Repayment), the Interim Security Agent is hereby irrevocably authorised on behalf of Listco to, until all Interim Liabilities have been paid in full: (i) claim, enforce and prove for liabilities in respect of the Subordinated Liabilities owed by the Company or Holdco; (ii) exercise all powers of convening meetings, voting and representation in respect of the Subordinated Liabilities and each of Listco, the Company and Holdco will provide all forms of proxy and of representation requested by the Interim Security Agent for that purpose; (iii) file claims and proofs, give receipts and take all such proceedings and do all such things as the Interim Security Agent considers reasonably necessary to recover any Subordinated Liabilities; and (iv) receive all distributions in respect of the Subordinated Liabilities for application in accordance with this Agreement,

AGREED FORM 73 for which purposes, as between the Interim Facility Agent, the Company and Holdco and with respect to the Subordinated Liabilities, the provisions of Clause 16 (Agents) will apply mutatis mutandis. 25. AMENDMENTS AND WAIVERS 25.1 Required consents (a) Subject to Clause 25.2 (Exceptions) any term of the Interim Documents may be amended or waived only with the consent of the Majority Interim Lenders and the Company, and any such amendment or waiver will be binding on all Parties. (b) The Interim Facility Agent may effect, on behalf of any Interim Finance Party, any amendment or waiver permitted by this Clause 24. 25.2 Exceptions (a) Subject to paragraph (f) below, an amendment or waiver that has the effect of changing or which relates to: (i) This Clause 24; (ii) the definitions of “Majority Interim Lenders”, “Super Majority Interim Lenders” or “Qualified Majority Interim Lenders” in Clause 1.1 (Definitions); (iii) Clause 5 (Nature of an Interim Finance Party’s rights and obligations), Clause 18 (Pro Rata Payments), Clause 23 (Changes to Parties), Clause 27 (Governing Law) and Clause 28 (Jurisdiction); (iv) any provision which expressly requires the consent of all of the Interim Lenders; (v) an extension to the date of payment of any amount under the Interim Documents; (vi) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable (in each case, other than pursuant to any redenomination in accordance with the terms of this Agreement); (vii) any redenomination of any Interim Commitment or Interim Loan or any change in currency of payment of any amount under the Interim Documents; (viii) the manner in which the proceeds of enforcement of Interim Security are distributed or the order of priority or subordination, including Clause 12.6 (Application of moneys); and (ix) an increase in any Interim Commitment or the Total Interim Commitments (or the introduction of an additional loan, commitment, facility or tranche), an extension of the Certain Funds Period or any requirement that a cancellation of Interim Commitments reduce the Interim Commitments rateably under the relevant Interim Facility (in each case, other than pursuant to any redenomination in accordance with the terms of this Agreement), shall not be made without the prior consent of all the Interim Lenders and the Company.

AGREED FORM 74 (b) An amendment, waiver, consent or release of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to the definition of “Majority Interim Lenders” or “Super Majority Interim Lenders” or any similar definition for a particular class of Lenders shall require the consent of all Lenders in that class but not any other Lenders. (c) An amendment or waiver which relates to the rights or obligations of the Interim Facility Agent or the Interim Security Agent may not be effected without the consent of the Interim Facility Agent or the Interim Security Agent. (d) Any manifest error in the Interim Documents which is of a typographical nature may be amended by agreement between the Interim Facility Agent and the Company and any such amendment will be binding on each Party. (e) A release of all or substantially all of the Interim Security granted under any Interim Document unless permitted under this Agreement or any other Interim Document shall not be made without the prior consent of the Qualified Majority Interim Lenders. (f) Notwithstanding paragraph (a) above, if any amendment or waiver would impose new or additional obligations on or withdraw or reduce the rights of Interim Lenders under a specific Interim Facility (and only that Interim Facility) in a way which affects or would affect the Interim Lenders under that Interim Facility only the consent of the specified proportion of Interim Lenders (including, for the avoidance of doubt, all the Interim Lenders) whose consent would, but for this paragraph (f), be required for that amendment or waiver would be required as if it was a reference to the proportion of the Interim Lenders participating in that particular Interim Facility. 26. MISCELLANEOUS 26.1 Partial invalidity If any provision of the Interim Documents is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect the validity or enforceability in that jurisdiction of any other term of the Interim Documents or the validity or enforceability in other jurisdictions of that or any other term of the Interim Documents. 26.2 Counterparts This Agreement may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a signed counterpart of any Interim Document (including this Agreement) by email attachment or telecopy shall be an effective mode of delivery. 26.3 Remedies and waivers No failure to exercise, nor any delay in exercising, on the part of any Interim Finance Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. 26.4 Complete agreement The Interim Documents contain the complete agreement between the Parties on the matters to which they relate.

AGREED FORM 75 26.5 Third Party Rights (a) Unless expressly provided to the contrary in an Interim Document a person who is not a party to an Interim Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999. (b) Notwithstanding any term of any Interim Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 27. GOVERNING LAW This Agreement (including any non-contractual obligations arising out of or in relation to this Agreement) and any Dispute shall be governed by English law. 28. JURISDICTION 28.1 Submission to jurisdiction For the benefit of each Interim Finance Party, Listco and the Borrowers agree that the courts of England have exclusive jurisdiction to hear, decide and settle any dispute or proceedings arising out of or relating to this Agreement (including as to existence, validity or termination or any non-contractual obligation arising out of or in connection with any Interim Document) (a “Dispute”). Each Party irrevocably submits to the jurisdiction of the English courts. 28.2 Forum Each Party agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and waives any objection to the courts of England on grounds of inconvenient forum or otherwise. 28.3 Acknowledgement and Consent to Bail-In Notwithstanding anything to the contrary in any Interim Document or in any other agreement, arrangement or understanding among any such parties, each Party hereto acknowledges that any liability of any Party to another Party arising under or in connection with any Interim Document, to the extent such liability is unsecured, may be subject to Bail-In Action by the relevant Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Bail-In Action to any such liabilities arising hereunder which may be payable to it by any party hereto; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Interim Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Bail-In Action.

AGREED FORM 76 SCHEDULE 1 THE ORIGINAL INTERIM LENDERS Name of Original Interim Lender Interim Commitment (USD) [●] [●]

AGREED FORM 77 SCHEDULE 2 FORM OF DRAWDOWN REQUEST To: [●] as Interim Facility Agent From: [●] Date: [●] [●] Interim Facilities Agreement dated [●] (the “Interim Facilities Agreement”) 1. We refer to the Interim Facilities Agreement. This is a Drawdown Request. Words and expressions defined in the Interim Facilities Agreement shall have the same meanings when used in this Drawdown Request. 2. We wish to borrow the Interim Loan on the following terms: (a) Facility: [Interim Facility] (b) Drawdown Date: [●] (c) Amount: [●] (d) Currency: USD (e) Interest Period: [●] 3. Our [payment/delivery] instructions are: [●]. 4. This Drawdown Request is irrevocable. By: [Company] / [Holdco]

AGREED FORM 78 SCHEDULE 3 CONDITIONS PRECEDENT 1. LISTCO, THE COMPANY AND HOLDCO (a) Constitutional documents: A copy of the constitutional documents of Listco, the Company and Holdco (including good standing certificates in the respective jurisdictions of the Listco and the Company) certified as of a recent date by the Secretary of State of such entity’s jurisdiction of organization. (b) Resolutions: (i) Resolutions of the board of directors, the member or other authorised body of Listco, Holdco and the Company: (A) approving the terms of, and the transactions contemplated by the Interim Documents to which it is a party; (B) authorising a specified person (or persons) to execute the Interim Documents to which it is a party on its behalf; and (C) authorising such persons to sign and/or despatch all documents and notices (including in the case of the Borrowers any Drawdown Request) to be signed under or in connection with the Interim Documents to which it is a party. (c) Specimen signatures: A specimen of the signature of each person authorised as referred to in paragraph (b) above. (d) Certificate: A certificate of Listco, Holdco and the Company (signed by an authorised signatory): (i) certifying that each copy document relating to it in paragraphs (a) and (b) above is correct, complete and (to the extent executed) in full force and effect as at a date no earlier than the original date of this Agreement; and (ii) in the case of the Company only, confirming that: (A) the conditions (other than payment of the purchase price and any other condition that is to be satisfied on, or cannot be satisfied until, the Closing Date) to the Acquisition under the Acquisition Agreement have been (or will on the Closing Date be) satisfied or waived; and (B) Listco will contribute to the Company an aggregate amount of cash (the “Holdco Cash Contribution”) that, together with an aggregate amount of cash contributed to Holdco by Ambac Assurance Corporation (which, in respect of any contribution for equity of Holdco issued other than common stock, or if in the form of intercompany debt, shall be on terms (including in the case of any intercompany debt, subordination terms) reasonably acceptable to the Interim Lenders) (the “AAC Cash Contribution”, and together with the Holdco Cash Contribution, the “Cash Contributions”) and the value of equity in Listco received by the Sellers (as defined in the Acquisition Agreement), represents not less than 40% of the sum of (1) the aggregate gross proceeds of the Interim Loans borrowed on the Closing Date and (2) the sum of the amount of such Cash Contribution and the value of equity in Listco received by

AGREED FORM 79 the Sellers (as defined in the Acquisition Agreement), in each case on the Closing Date. 2. LEGAL OPINIONS (a) A legal opinion of White & Case LLP, legal advisers to the Original Interim Lenders as to English law. (b) A legal opinion of Debevoise & Plimpton LLP, legal advisers to the Borrowers as to New York law. (c) A legal opinion of Potter Anderson & Corroon LLP, legal advisers to the Borrowers as to Delaware law. 3. INTERIM SECURITY DOCUMENTS The following Interim Security Document(s) duly executed and delivered by Listco, Holdco and/or the Company (as applicable): Grantor(s) Interim Security Document Governing law Listco Guarantee and security agreement in respect of the equity interest in Everspan Holdings, LLC New York Company Share charge in respect of the equity interest in Target England and Wales 4. ACQUISITION AGREEMENT A copy of the Acquisition Agreement in the form delivered to the Original Interim Lenders prior to the date of the Commitment Letter. The Acquisition Agreement shall not have been amended or waived, and no consents shall have been given with respect thereto, in any material respect, in a manner materially adverse to the interests of the Original Interim Lenders without the consent in writing (such consent not to be unreasonably withheld, conditioned or delayed) by the Majority Interim Lenders (it being understood and agreed that (i) any amendment, waiver or consent that results in any increase in the consideration for the Acquisition shall not be deemed to be materially adverse to the interests of the Original Interim Lenders so long as such increase in consideration is not funded with additional indebtedness for borrowed money, (ii) any amendment, waiver or consent that results in any decrease in the consideration for the Acquisition shall not be deemed to be materially adverse to the interests of the Original Interim Lenders so long as (a) any such decrease is (x) pursuant to a purchase price adjustment under the Acquisition Agreement, (y) no greater than 10% of the total amount of consideration required to consummate the Acquisition set forth in the Acquisition Agreement (as in effect on [●]) or (z) applied (A) first to reduce the Cash and Equity Amount to 40% of the Funded Capitalization and (B) after giving effect to the application of the reduction of the amount of consideration in clause (A) above, as follows: (1) 60% to reduce Interim Commitment and (2) 40% to reduce the Cash and Equity Amount and (iii) any assignment, novation or transfer by the Borrower of all or any part of its rights and obligations under the Acquisition Agreement to a newly formed wholly-owned subsidiary of Holdco incorporated in England and Wales (such subsidiary, an “Affiliate Buyer”) shall not be deemed to be materially adverse to the interests of the Original Interim Lenders).

AGREED FORM 80 5. OTHER DOCUMENTS AND EVIDENCE (a) Reports: Subject to each Interim Finance Party having signed all applicable confidentiality/release letters in relation thereto, the following reports (the “Reports”) on a non-reliance basis: (i) Financial Operational Regulatory and Tax Due Diligence Report provided by Alvarez & Marsal, dated 17 May 2024; (ii) Commercial Due Diligence Report provided by Aon Strategy & Technology Group, dated 17 May 2024; (iii) Actuarial Due Diligence Report provided by Aon Strategy & Technology Group, dated 16 May 2024; (iv) Legal Due Diligence Report provided by Debevoise & Plimpton LLP, dated 3 June 2024; and (v) Transaction Structuring Memorandum provided by Alvarez & Marsal, dated 31 May 2024, in the form delivered to the Original Interim Lenders prior to the date of the Commitment Letter save that, for the avoidance of doubt, any Report may be revised, updated and/or amended to incorporate such other changes or additions (A) approved by the Majority Interim Lenders (such approval not to be unreasonably withheld, conditioned or delayed) or (B) which are not materially adverse to the interests of the Original Interim Lenders (taken as a whole) under the Interim Documents and the term “Report” (and, in the case of the Structure Memorandum, the term “Structure Memorandum”) shall, to the extent such Report is delivered to the Interim Finance Parties, include any Report as so revised, updated and/or amended. Notwithstanding the foregoing, the Company may update any Report or due diligence from time to time and there shall be no requirement for any such updates to be provided to any Interim Finance Party (and any failure to provide such updates shall not affect the satisfaction of this condition). (b) Fees: Reasonable evidence that the fees which are due and payable on or prior to the Closing Date by the Company or Holdco to the relevant Interim Finance Party have been paid or will be paid on or prior to the Closing Date or as otherwise agreed between the Company and the relevant Interim Finance Party, provided that this condition may be satisfied by a reference to the payment of such fees in a Drawdown Request. (c) KYC: A copy of any document reasonably necessary to satisfy any Interim Lender’s “know your customer” requirements in relation to the Borrowers under applicable laws and regulations, to the extent that any such document has been requested by written notice from such Interim Lender to the Borrowers on or prior to the date that is 5 Business Days prior to the date of this Agreement.

AGREED FORM 81 SCHEDULE 4 MAJOR REPRESENTATIONS, MAJOR UNDERTAKINGS AND MAJOR EVENTS OF DEFAULT Part 1 Major Representations 1. STATUS It is a [limited liability company] [incorporated] [formed] and existing under the laws of its jurisdiction of incorporation. 2. POWER AND AUTHORITY Subject to the Reservations and the Perfection Requirements: (a) it has (or, by the time of entry into each Interim Document to which it will be party, will have) the power to enter into and deliver, and to exercise its rights and perform its obligations under, each Interim Document to which it is or will be a party; and (b) it has (or, by the time of entry into each Interim Document to which it will be a party, will have) taken all necessary corporate action to authorise the entry into and delivery of and the performance by it of its obligations under each Interim Document to which it is or will be a party. 3. NO CONFLICT Subject to the Reservations and the Perfection Requirements, the entry into and the performance of its obligations under, each Interim Document to which it is a party does not: (a) contravene any law or regulation applicable to it in any material respect; or (b) conflict with its constitutional documents in any material respect; or (c) breach any agreement or document binding upon it or any of its assets, or result in a default or right of any person to terminate any such agreement or document, in each case in a manner which would have a Material Adverse Effect. 4. OBLIGATIONS BINDING Subject to the Reservations and the Perfection Requirements, the obligations expressed to be assumed by it under each Interim Document to which it is a party constitute its legal, valid, binding and enforceable obligations. 5. SANCTIONS AND ANTI-CORRUPTION (a) It has policies and procedures in place to ensure compliance with applicable Anti- Bribery and Corruption Laws and Anti-Money Laundering Laws and, to the best of its knowledge, is in compliance with any such laws. (b) To the best of its knowledge and belief, no actions or investigations by any governmental or regulatory agency which are reasonably likely to be adversely determined, are ongoing or threatened against it, or any of its directors, officers, employees or anyone acting on its behalf (acting in that capacity) in relation to a breach of Anti-Money Laundering Laws and Anti-Bribery and Corruption Laws.

AGREED FORM 82 (c) None of it or its directors or officers or, to the relevant entity's knowledge (after due and careful inquiry), any of its employees, agents or representatives: (i) is a Designated Person; (ii) has been engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Designated Person; and/or (iii) has received written notice of any claim, action, suit or proceedings with respect to an alleged breach by it of Sanctions. (d) Nothing in this paragraph 5 shall create or establish an obligation or right for the Borrowers to the extent that, by agreeing to it, compliance with it, exercising it, having such obligation or right, or otherwise, would result in a violation by the Borrowers of any law applicable to it. (e) The representations and warranties given in this paragraph 5 shall be made only in so far as they do not result in a violation of, or conflict with, in relation to the Borrowers, any provision of Council Regulation (EC) No. 2271/1996 (as amended) or any similar blocking measure adopted by the EU or any of its member states or the United Kingdom. (f) In relation to each Interim Lender that notifies the Interim Facility Agent to this effect (each a “Sanctions Restricted Lender”), this paragraph 5 shall only apply for the benefit of that Sanctions Restricted Lender to the extent that the representations and warranties in this paragraph 5 would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) No. 2271/96 (as amended) or any similar blocking measure adopted by the EU or any of its member states or the United Kingdom or (ii) a violation or conflict with a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of this paragraph 5 of which a Sanctions Restricted Lender does not have the benefit, the Interim Commitments of that Sanctions Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Interim Lenders has been obtained or whether the determination or direction by the Majority Interim Lenders has been made.

AGREED FORM 83 Part 2 Major Undertakings 1. NEGATIVE PLEDGE (a) No Borrower shall create or permit to subsist any security over any of its assets unless such security is a Permitted Security or a Permitted Transaction. (b) Listco shall not create or permit to subsist any security over the assets secured under the limited recourse security agreement(s) described in paragraph 3 (Interim Security Documents) of Schedule 3 (Conditions Precedent), unless such security is permitted pursuant to paragraphs (c), (d), (h) or (i) of the definition of Permitted Security. 2. MERGERS Save for any Permitted Transaction and/or as contemplated by the Structure Memorandum and/or the Acquisition Documents, the Borrowers shall not enter into any amalgamation, merger, demerger or reconstruction. 3. SANCTIONS AND ANTI-CORRUPTION (a) The Borrowers shall not: (i) knowingly (acting with due care and enquiry) engage in any transaction (including the use of proceeds of the Interim Facilities) that violates any of the applicable prohibitions set forth in any Anti-Bribery and Corruption Law or Anti-Money Laundering Law applicable to it; (ii) knowingly (acting with due care and enquiry) contribute or otherwise make available all or any part of the proceeds of the Interim Facilities, directly or indirectly, to, or for the benefit of, any person (whether or not related to any members of the Group) for the purpose of financing the activities or business of, other transactions with, or investments in, any Designated Person which would result in it or any Interim Finance Party being in breach of any applicable Sanctions; (iii) directly or knowingly indirectly fund all or part of any repayment or prepayment of the Interim Facilities out of proceeds derived from any transaction with or action involving a Designated Person which would result in it or any Interim Finance Party being in breach of any applicable Sanctions; or (iv) (x) knowingly (acting with due care and enquiry) use the proceeds of the Interim Facilities in any transaction, activity or conduct that would violate Sanctions or that would cause any Interim Finance Party to be in breach of any Sanctions; or (y) knowingly (acting with due care and enquiry) engage in any transaction, activity or conduct that would violate Sanctions, that would cause any Interim Finance Party to be in breach of any Sanctions or that could reasonably be expected to result in it or any other members of the Group or any Interim Finance Party being designated as a Designated Person, provided that nothing in this paragraph 3 shall create or establish an obligation or right for any such entity to the extent that, by agreeing to it, compliance with it, exercising it, having such obligation or right, or otherwise, would result in a violation by any such entity of any law applicable to it and provided further that the undertakings given in this paragraph 3 shall be made only insofar as they do not result in a violation of, or conflict with, in relation to any members of the Group, any provision of Council

AGREED FORM 84 Regulation (EC) No. 2271/1996 (as amended) or any similar blocking measure adopted by the EU or any of its member states or the United Kingdom. (b) In relation to each Sanctions Restricted Lender (as defined in paragraph 55(f) of Part 1 (Major Representations) of Schedule 4 (Major Representations, Major Undertakings and Major Events of Default), this paragraph 3 shall only apply for the benefit of that Sanctions Restricted Lender to the extent that the undertakings in this paragraph 3 would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) No. 2271/96 (as amended) or any similar blocking measure adopted by the EU or any of its member states or the United Kingdom or (ii) a violation or conflict with a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of this paragraph 3 of which a Sanctions Restricted Lender does not have the benefit, the Commitments of that Sanctions Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Interim Lenders has been obtained or whether the determination or direction by the Majority Interim Lenders has been made.

AGREED FORM 85 Part 3 Major Events of Default For the avoidance of doubt, and notwithstanding any term of the Interim Documents none of: (a) a Permitted Transaction; nor (b) any of the steps expressly set out in, or reorganisations expressly contemplated by, the Structure Memorandum or the Acquisition Documents (or the steps or actions necessary to implement any of them); shall in any case constitute or result in a breach of any representation and warranty or undertaking in the Interim Documents or result in the occurrence of a mandatory prepayment or cancellation or a default, event of default or a Major Event of Default (however described), and each such event in paragraphs (a) to (c) above shall be expressly permitted by the terms of the Interim Documents. Notwithstanding anything to the contrary, prior to the end of the Certain Funds Period, no breach of any representation, warranty, undertaking or other term of (or default or event of default under) any document relating to the existing financing arrangements of any member of the Target Group, shall constitute a breach of any representation and warranty or undertaking in the Interim Documents or result in the occurrence of a Major Event of Default and shall be expressly permitted under the terms of the Interim Documents. 1. PAYMENT DEFAULT Following the Closing Date, a Borrower does not pay on the due date any amount payable by it under the Interim Documents in the manner required under the Interim Documents unless: (a) in the case of principal or interest, payment is made within three (3) Business Days of the due date; and (b) in the case of any amount not constituting principal or interest, payment is made within five (5) Business Days of the due date. 2. BREACH OF OTHER OBLIGATIONS A Borrower or Listco does not comply with any Major Undertaking set out in Part 2 (Major Undertakings) to this Schedule 4 (Major Representations, Major Undertakings and Major Events of Default) stated to be applicable to it and, if capable of remedy, the same is not remedied within 20 Business Days of the earlier of (a) any Borrower or Listco becoming aware of such non-compliance and (b) the Company receiving written notice from the Interim Facility Agent notifying it of non-compliance. 3. MISREPRESENTATION A Major Representation set out in Part 1 (Major Representations) to this Schedule 4 (Major Representations, Major Undertakings and Major Events of Default) is incorrect or misleading in any material respect when made and, if capable of remedy, the same is not remedied within 20 Business Days of the earlier of (a) a Borrower or Listco becoming aware of such failure and (b) the Company receiving written notice from the Interim Facility Agent notifying it of that failure. 4. INVALIDITY/REPUDIATION Any of the following occurs:

AGREED FORM 86 (a) subject to the Reservations and the Perfection Requirements, any obligation of a Borrower or Listco under any Interim Document is or becomes invalid or unenforceable, in each case, in a manner which is materially adverse to the interests of the Interim Lenders (taken as a whole) under the Interim Documents; (b) subject to the Reservations and the Perfection Requirements, it is or becomes unlawful in any applicable jurisdiction for a Borrower or Listco to perform any of its obligations under any Interim Document, in each case, in a manner which is materially adverse to the interests of the Interim Lenders (taken as a whole) under the Interim Documents; (c) a Borrower or Listco repudiates or rescinds an Interim Document and such repudiation or rescission is materially prejudicial to the interests of the Interim Lenders (taken as a whole) under the Interim Documents; or (d) any obligation or obligations of a Borrower or Listco under any Interim Document is not or are not, or cease or ceases to be, (subject to the Reservations and Perfection Requirements) legal, valid, binding or enforceable in a manner which is materially adverse to the interests of the Interim Lenders (taken as a whole) under the Interim Documents, and, in each case, where capable of remedy, the circumstance(s) are not remedied within 20 Business Days of the earlier of (a) a Borrower or Listco becoming aware of such failure or (b) the Company receiving a written notice from the Interim Facility Agent notifying it of that failure. 5. INSOLVENCY A Borrower or Listco: (a) is unable to pay its debts as they fall due (other than in respect of debts due to another Group Company or solely as a result of liabilities exceeding assets) or suspends making payments on all or a material part of its debts or publicly announces in writing an intention to do so; or (b) by reason of actual or anticipated financial difficulties, proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors generally (excluding the Interim Finance Parties) with a view to the rescheduling of its indebtedness generally. 6. INSOLVENCY PROCEEDINGS (a) Any corporation action or legal proceedings are taken in relation to any of the following in respect of a Borrower or Listco: (i) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, examiner, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its material assets; (ii) an application for the judicial winding-up or liquidation of a Borrower or Listco; or (iii) a general composition, compromise or assignment or arrangement with its creditors generally in connection with or as a result of any financial difficulty, or any analogous proceedings in any jurisdiction.

AGREED FORM 87 (b) Paragraph (a) above shall not apply to any proceedings or actions which are: (i) where a person (other than a Borrower or Listco or any of the (direct or indirect) shareholders of the Company) has made an application for the opening of insolvency proceedings and the legal requirements for the opening of the insolvency proceeding are not satisfied; (ii) contested in good faith and due diligence and the relevant entity has demonstrated to the Interim Facility Agent (acting reasonably and in good faith) that it has sufficient financial means to meet the amount of the claim requested by the creditor; (iii) in the opinion of the Company (acting reasonably and in good faith), frivolous or vexatious; (iv) discharged, stayed or dismissed within 20 Business Days; or (v) any Permitted Transaction or any step or other matter set out in or contemplated by the Structure Memorandum.

AGREED FORM 88 SCHEDULE 5 TIMETABLES Interim Loans Interim Loans in USD Delivery of a duly completed Drawdown Request (Clause 6.1 (Giving of Drawdown Requests)) or as selected pursuant to paragraph (b) of Clause 8.2 (Payment of Interest) 9:00 a.m.. U-3 Term SOFR is fixed (where applicable) Quotation Day 11:00 a.m. (Brussels time) “U” = date of drawdown or, if applicable, in the case of an Interim Loan that has already been borrowed, the first day of the relevant Interest Period for that Interim Loan. “U-X” = X Business Days prior to date of drawdown

AGREED FORM 89 SCHEDULE 6 FORM OF TRANSFER CERTIFICATE To: [__________] as Interim Facility Agent and [__________] as Interim Security Agent From: [The Existing Interim Lender] (the “Existing Interim Lender”) and [The New Interim Lender] (the “New Interim Lender”) Dated: Dear all [●] Interim Facilities Agreement dated [●] (the “Interim Facilities Agreement”) 1. We refer to the Interim Facilities Agreement. This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Interim Facilities Agreement. Terms defined in the Interim Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2. We refer to Clause 23.5 (Procedure for transfer) of the Interim Facilities Agreement: (a) subject to paragraph (g) of Clause 23.2 (Transfers by Interim Lenders), the Existing Interim Lender and the New Interim Lender agree to the Existing Interim Lender transferring to the New Interim Lender by novation and in accordance with Clause 23.5 (Procedure for transfer) all of the Existing Interim Lender’s rights and obligations under the Interim Facilities Agreement and the other Interim Documents which relate to that portion of the Existing Interim Lender’s commitment(s) under the Interim Facilities Agreement as specified in the Schedule. (b) The proposed Transfer Date is [●]. (c) The Facility Office and address, email address and attention details for notices of the New Interim Lender for the purposes of Clause 20.1 (Mode of service) are set out in the Schedule. 3. The New Interim Lender expressly acknowledges the limitations on the Existing Interim Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Interim Lenders). 4. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 5. This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 6. This Agreement has been entered into on the date stated at the beginning of this Agreement. Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Interim Lender’s interest in the Interim Security in all jurisdictions. It is the responsibility of the New Interim Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Interim Lender’s Interim Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

AGREED FORM 90 THE SCHEDULE Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office address, email address and attention details for notices and account details for payments,] [Existing Interim Lender] [New Interim Lender] By: By: This Agreement is accepted as a Transfer Certificate for the purposes of the Interim Facilities Agreement by the Interim Facility Agent, and the Transfer Date is confirmed as [__________]. [Interim Facility Agent] By: [Interim Security Agent] By:

AGREED FORM 91 SCHEDULE 7 [RESERVED]

AGREED FORM [Project Brio - Signature page to the Interim Facilities Agreement] SIGNATORIES The Company and Borrower For and on behalf of: Cirrata V LLC By: _________________________________ Name: Title: Notice Details Address: Attention: Telephone: Email: Holdco and Borrower For and on behalf of: Cirrata Group LLC By: _________________________________ Name: Title: Notice Details Address: Attention: Telephone: Email:

AGREED FORM [Project Brio - Signature page to the Interim Facilities Agreement] Listco For and on behalf of: Ambac Financial Group, Inc. By: _________________________________ Name: Title: Notice Details Address: Attention: Telephone: Email:

AGREED FORM [Project Brio - Signature page to the Interim Facilities Agreement] The Original Interim Lenders [UBS AG, Stamford Branch] By: _________________________________ Name: Title: Notice Details Address: Attention: Telephone: Email:

AGREED FORM [Project Brio - Signature page to the Interim Facilities Agreement] The Original Interim Lenders [●] By: _________________________________ Name: Title: Notice Details Address: Attention: Telephone: Email:

AGREED FORM [Project Brio - Signature page to the Interim Facilities Agreement] The Interim Facility Agent [●] By: _________________________________ Name: Title: Notice Details Address: Attention: Telephone: Email:

AGREED FORM [Project Brio - Signature page to the Interim Facilities Agreement] The Interim Security Agent [●] By: _________________________________ Name: Title: Notice Details Address: Attention: Telephone: Email: